                                                                     Exhibit 1.1

--------------------------------------------------------------------------------
                                    IMPORTANT
--------------------------------------------------------------------------------

If you are in doubt as to any aspect of this circular or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

If you have sold or transferred all your shares or notes in China Mobile (Hong
Kong) Limited, you should at once hand this circular together with the accompanying form of proxy to the purchaser or other transferee or to the bank, stockbroker or other agent through whom the sale was effected for transmission to the purchaser or transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

This circular is for the sole purpose of the extraordinary general meeting of the Company and is not an offer to sell or a solicitation of an offer to purchase any securities.


--------------------------------------------------------------------------------

                               (CHINA MOBILE LOGO)
                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

                                MAJOR TRANSACTION
                           AND CONNECTED TRANSACTIONS

        Independent Financial Adviser to the Independent Board Committee

                               (ROTHSCHILD LOGO)

             Financial Advisers to China Mobile (Hong Kong) Limited

              CHINA INTERNATIONAL CAPITAL
              CORPORATION (HONG KONG)           GOLDMAN SACHS (ASIA) L.L.C.
              LIMITED

--------------------------------------------------------------------------------


A letter from the independent board committee of China Mobile (Hong Kong) Limited is set out on pages 33 to 34 of this circular. A letter from N M Rothschild & Sons (Hong Kong) Limited containing its advice to the independent board committee is set out on pages 35 to 57 of this circular.

A notice dated 27 May 2002 convening an extraordinary general meeting of the Company to be held in the Conference Room, 3rd Floor, JW Marriott Hotel, Pacific Place, 88 Queensway Road, Hong Kong, on 24 June 2002 at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned), is set out at the end of this circular. Whether or not you are able to attend the meeting, you are requested to complete and return the enclosed form of proxy in accordance with the instructions printed thereon as soon as practicable and in any event at least 36 hours before the time appointed for holding the meeting. Completion and return of the form of proxy will not preclude you from attending and voting in person at the meeting or at any adjourned meeting should you so wish.

                                                                     27 May 2002

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------

                                                                           Pages
                                                                           -----

DEFINITIONS                                                                    1

LETTER FROM THE CHAIRMAN                                                      10
       1      Introduction                                                    10
       2      The Acquisition                                                 11
       3      The Consideration for the Acquisition                           12
       4      Financing of the Acquisition                                    16
       5      Conditions of the Completion of the Acquisition                 17
       6      Reasons for and Benefits of the Acquisition                     18
       7      Prospective Financial Information                               22
       8      Relationship with CMCC                                          23
       9      Connected Transactions                                          23
       10     Extraordinary General Meeting                                   32
       11     Recommendation of the Independent Board Committee               32
       12     Additional Information                                          32

LETTER FROM THE INDEPENDENT BOARD COMMITTEE                                   33

LETTER FROM ROTHSCHILD                                                        35

APPENDIX I - FURTHER INFORMATION ON THE TARGET COMPANIES                   I - 1

APPENDIX II - ACCOUNTANTS' REPORT                                         II - 1

APPENDIX III - ADDITIONAL FINANCIAL INFORMATION OF THE TARGET GROUP      III - 1

APPENDIX IV - FINANCIAL INFORMATION OF THE GROUP                          IV - 1

APPENDIX V - FINANCIAL INFORMATION OF THE COMBINED GROUP                   V - 1

APPENDIX VI - PROFIT FORECAST                                             VI - 1

APPENDIX VII - GENERAL INFORMATION                                       VII - 1

NOTICE OF THE EXTRAORDINARY GENERAL MEETING

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

      In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"Acquisition"                      the proposed acquisition by the Company of
                                   the entire issued share capital of each of the Target BVI Companies pursuant to the Acquisition Agreement, as further described in this circular

"Acquisition Agreement"            the conditional sale and purchase agreement
                                   dated 16 May 2002 made between the Company, CMBVI and CMCC relating to the Acquisition

"adjusted EBITDA"                  earnings before interest income, interest
                                   expense, non-operating income (expenses), taxation, depreciation and amortisation, write-down and write-off of fixed assets and deficit on revaluation of fixed assets

"Anhui Mobile"                     Anhui Mobile Communication Company Limited, a
                                   company established under the laws of the PRC and wholly-owned by Anhui Mobile BVI

"Anhui Mobile BVI"                 Anhui Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Associates"                       as defined in the Listing Rules

"Beijing Mobile"                   Beijing Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Beijing Mobile BVI

"Beijing Mobile BVI"               Beijing Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Board"                            the board of directors of the Company

"Business Day"                     a day (excluding Saturdays) on which banks
                                   are generally open in Hong Kong and the PRC for the transaction of normal banking business

"CDMA" Code Division Multiple Access technology, a digital transmission technology using various coding sequences to mix and separate voice and data signals for wireless transmission

"Chesterton Petty"                 Chesterton Petty Limited, a chartered
                                   surveyor and independent property valuer to the Company

"China Mobile (Shenzhen)"          China Mobile (Shenzhen) Limited, a wholly
                                   foreign-owned enterprise established under the laws of the PRC and wholly-owned by the Company

"China Netcom Group"               China Netcom Corporation, a company
                                   established under the laws of the PRC

"China Unicom"                     China United Telecommunications Corporation,
                                   a company established under the laws of the PRC

"Chinese Depositary Receipts"      transferable depositary receipts, each
                                   representing a specified number of Shares which may be issued by the Company to the public in the PRC and may be listed on a recognised stock exchange in the PRC

"Chongqing Mobile"                 Chongqing Mobile Communication Company
                                   Limited, a company established under the laws of the PRC and wholly-owned by Chongqing
                                   Mobile BVI

"Chongqing Mobile BVI"             Chongqing Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"CICC"                             China International Capital Corporation (Hong
                                   Kong) Limited, a registered investment
                                   adviser under the Securities Ordinance
                                   (Chapter 333 of the Laws of Hong Kong) and financial adviser to the Company in respect of the Acquisition

"CMBVI" China Mobile Hong Kong (BVI) Limited, a company incorporated in the British Virgin Islands and the immediate controlling shareholder of the Company

"CMCC" China Mobile Communications Corporation, a state-owned enterprise established under the laws of the PRC

"CMHKG" China Mobile (Hong Kong) Group Limited, a company incorporated in Hong Kong and an indirect controlling shareholder of the Company

"Combined Group"                   the Company, its existing subsidiaries, the
                                   Target BVI Companies and the Target Companies

"Companies Ordinance"              the Companies Ordinance (Chapter 32 of the
                                   Laws of Hong Kong)

"Company" or "CMHK"                China Mobile (Hong Kong) Limited, a company
                                   incorporated in Hong Kong whose Shares are listed on the Stock Exchange, whose ADSs are listed on the New York Stock Exchange, whose Notes are listed on the Stock Exchange and the Luxembourg Stock Exchange and whose Convertible Notes are listed on the Luxembourg Stock Exchange

"Connected Transactions"           the transactions entered into between (a) the
                                   Company, its subsidiaries and/or the Target
                                   Companies on the one hand and (b) CMCC or its subsidiaries on the other, as set out in the section headed "Letter from the Chairman -
                                   Connected Transactions"

"Consideration Shares"             the new Shares proposed to be allotted and
                                   issued to CMBVI as part of the total purchase price of the Acquisition

"Convertible Noteholders"          holders of the Convertible Notes


"Convertible Notes"                2.25% convertible notes due 2005 of the
                                   Company

"CTC" China Telecommunications Corporation, a company established under the laws of the PRC

"Directors"                        the directors of the Company

"Extraordinary General             the extraordinary general meeting of the
  Meeting"                         Company to be convened on 24 June 2002,
                                   notice of which is set out at the end of this circular, or any adjournment thereof

"First Supplemental                the supplemental agreement dated 19 September
  Agreement"                       2000 between the Company, Beijing Mobile,
                                   Shanghai Mobile, Tianjin Mobile, Hebei
                                   Mobile, Liaoning Mobile, Shandong Mobile and
                                   Guangxi Mobile and CMCC pursuant to which certain arrangements relating to interconnection and roaming, trademark licensing, spectrum and number resources usage and sharing of inter-provincial transmission line-leasing fees between CMCC and the Company were extended to Beijing
                                   Mobile, Shanghai Mobile, Tianjin Mobile,
                                   Hebei Mobile, Liaoning Mobile, Shandong
                                   Mobile and Guangxi Mobile

"Fujian Mobile"                    Fujian Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Fujian Mobile BVI

"Fujian Mobile BVI"                Fujian Mobile (BVI) Limited, a company
                                   incorporated on 1 September 1999 in the
                                   British Virgin Islands

"Goldman Sachs"                    Goldman Sachs (Asia) L.L.C., a registered
                                   investment adviser under the Securities
                                   Ordinance (Chapter 333 of the Laws of Hong
                                   Kong) and financial adviser to the Company in respect of the Acquisition

"Group"                            the Company and its existing subsidiaries

"GSM" Global System for Mobile Communications, pan-European mobile telephone system based on digital transmission and cellular network architecture with roaming

"Guangdong Mobile"                 Guangdong Mobile Communication Company
                                   Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

"Guangxi Mobile"                   Guangxi Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Guangxi Mobile BVI

"Guangxi Mobile BVI"               Guangxi Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Hainan Mobile"                    Hainan Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Hainan Mobile BVI

"Hainan Mobile BVI"                Hainan Mobile (BVI) Limited, a company
                                   incorporated on 1 September 1999 in the
                                   British Virgin Islands

"Hebei Mobile"                     Hebei Mobile Communication Company Limited, a
                                   wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Hebei Mobile BVI

"Hebei Mobile BVI"                 Hebei Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Henan Mobile"                     Henan Mobile Communication Company Limited, a
                                   wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Henan Mobile BVI

"Henan Mobile BVI"                 Henan Mobile (BVI) Limited, a company
                                   incorporated on 1 September 1999 in the
                                   British Virgin Islands

"HK$" Hong Kong dollars, the lawful currency of Hong Kong

"Hong Kong"                        Hong Kong Special Administrative Region of
                                   the People's Republic of China

"Hubei Mobile"                     Hubei Mobile Communication Company Limited, a
                                   company established under the laws of the PRC and wholly-owned by Hubei Mobile BVI

"Hubei Mobile BVI"                 Hubei Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Hunan Mobile"                     Hunan Mobile Communication Company Limited, a
                                   company established under the laws of the PRC and wholly-owned by Hunan Mobile BVI

"Hunan Mobile BVI"                 Hunan Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Independent Board                 the committee of Directors, consisting of
  Committee"                       Arthur Li Kwok Cheung and Lo Ka Shui,
                                   Independent Non-executive Directors, formed to advise the Independent Shareholders in respect of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions

"Independent Shareholders"         Shareholders other than CMBVI and its
                                   Associates

"Interconnection and               the inter-provincial interconnection and
  Roaming Agreement"               domestic and international roaming settlement
                                   agreement dated 5 May 2000 between the
                                   Company and CMCC

"Interest Determination Date"      each of the following dates (or if that date
                                   falls on a non-Business Day, then on the next
                                   Business Day), the first being the date two
                                   Business

                                   Days next preceding the date of the
                                   Acquisition Agreement, or 14 May 2002, and thereafter 14 May 2004, 14 May 2006, 14 May 2008, 14 May 2010, 14 May 2012, 14 May 2014
                                   and 14 May 2016

"Jiangsu Mobile"                   Jiangsu Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Jiangsu Mobile BVI

"Jiangsu Mobile BVI"               Jiangsu Mobile (BVI) Limited, a company
                                   incorporated on 6 March 1998 in the British
                                   Virgin Islands

"Jiangxi Mobile"                   Jiangxi Mobile Communication Company Limited,
                                   a company established under the laws of the PRC and wholly-owned by Jiangxi Mobile BVI

"Jiangxi Mobile BVI"               Jiangxi Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Latest Practicable Date"          22 May 2002, being the latest practicable
                                   date prior to the printing of this circular for ascertaining certain information contained herein

"Liaoning Mobile"                  Liaoning Mobile Communication Company
                                   Limited, a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Liaoning Mobile BVI

"Liaoning Mobile BVI"              Liaoning Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Listing Rules"                    the Rules Governing the Listing of Securities
                                   on the Stock Exchange

"Mainland China"                   China (excluding Hong Kong, Macau and Taiwan)

"MII" Ministry of Information Industry of the PRC, or where the context so requires, its predecessor, the former Ministry of Posts and Telecommunications

"Noteholders"                      holders of the Notes

"Notes"                            7 7/8% notes due 2004 of the Company

"PRC" or "China"                   the People's Republic of China

"Railcom"                          China Railcom Company Limited, a company
                                   established under the laws of the PRC

"RMB"                              Renminbi, the lawful currency of the PRC

"Rothschild" or                    N M Rothschild & Sons (Hong Kong) Limited, an
  "N M Rothschild & Sons"          investment adviser registered under the
                                   Securities Ordinance (Chapter 333 of the Laws of Hong Kong) and independent financial adviser to the Independent Board Committee in respect of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions

"SDI Ordinance"                    the Securities (Disclosure of Interests)
                                   Ordinance (Chapter 396 of the Laws of Hong
                                   Kong)

"Second Supplemental               the supplemental agreement dated 29 April
  Agreement"                       2002 between the Company, the Target
                                   Companies and CMCC pursuant to which certain existing arrangements relating to interconnection and roaming, spectrum and number resources usage, sharing of inter-provincial transmission line-leasing fees and sharing and settlement of revenue from prepaid services were extended to the Target Companies

"Services Companies"               companies wholly owned by CMCC in the
                                   provinces, directly-administered
                                   municipalities and autonomous region in which the Group or the Target Companies operate, which conduct businesses not related to mobile telecommunications

"Shaanxi Mobile"                   Shaanxi Mobile Communication Company Limited,
                                   a company established under the laws of the PRC and wholly-owned by Shaanxi Mobile BVI

"Shaanxi Mobile BVI"               Shaanxi Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Shandong Mobile"                  Shandong Mobile Communication Company
                                   Limited, a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Shandong Mobile BVI

"Shandong Mobile BVI"              Shandong Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Shanghai Mobile"                  Shanghai Mobile Communication Company
                                   Limited, a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Shanghai Mobile BVI

"Shanghai Mobile BVI"              Shanghai Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"Shanxi Mobile"                    Shanxi Mobile Communication Company Limited,
                                   a company established under the laws of the PRC and wholly-owned by Shanxi Mobile BVI

"Shanxi Mobile BVI"                Shanxi Mobile Communication (BVI) Limited, a
                                   company incorporated on 10 May 2002 in the British Virgin Islands

"Share(s)"                         ordinary share(s) of HK$0.10 each in the
                                   capital of the Company

"Shareholders"                     holders of Shares

"Sichuan Mobile"                   Sichuan Mobile Communication Company Limited,
                                   a company established under the laws of the PRC and wholly-owned by Sichuan Mobile BVI

"Sichuan Mobile BVI"               Sichuan Mobile (BVI) Limited, a company
                                   incorporated on 10 May 2002 in the British
                                   Virgin Islands

"Stock Exchange"                   The Stock Exchange of Hong Kong Limited

"Target BVI Companies"             Anhui Mobile BVI, Jiangxi Mobile BVI,
                                   Chongqing Mobile BVI, Sichuan Mobile BVI,
                                   Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi
                                   Mobile BVI and Shanxi Mobile BVI

"Target Companies"                 Anhui Mobile, Jiangxi Mobile, Chongqing
                                   Mobile, Sichuan Mobile, Hubei Mobile, Hunan
                                   Mobile, Shaanxi Mobile and Shanxi Mobile

"Target Group"                     the group of companies comprising the Target
                                   Companies

"Tianjin Mobile"                   Tianjin Mobile Communication Company Limited,
                                   a wholly foreign-owned enterprise established under the laws of the PRC and wholly-owned by Tianjin Mobile BVI

"Tianjin Mobile BVI"               Tianjin Mobile (BVI) Limited, a company
                                   incorporated on 1 September 2000 in the
                                   British Virgin Islands

"US dollars" or "US$"              United States dollars, the lawful currency of
                                   the United States of America

"Vodafone"                         Vodafone Group Plc, a company incorporated
                                   and listed in the United Kingdom

"Vodafone Holdings"                Vodafone Holdings (Jersey) Limited, a company
                                   incorporated in Jersey

"Vodafone Subscription             the subscription agreement entered into
 Agreement"                        between Vodafone, Vodafone Holdings and the
                                   Company on 16 May 2002 pursuant to which Vodafone agreed to subscribe, or to elect to allow Vodafone Holdings to subscribe, for Shares for a total of HK$5.85 billion

"Zhejiang Mobile"                  Zhejiang Mobile Communication Company
                                   Limited, a wholly foreign-owned enterprise established under the laws of the PRC and a wholly-owned subsidiary of the Company

      For your convenience and unless otherwise specified, this circular contains translations between RMB and US dollars at RMB8.2766 = US$1.00, between RMB and Hong Kong dollars at RMB1.061 = HK$1.00, and between Hong Kong dollars and US dollars at HK$7.7980 = US$1.00, the prevailing rates on 31 December 2001. The translations are not representations that the RMB, Hong Kong dollar and US dollar amounts could actually be converted into US dollars or Hong Kong dollars at those rates, if at all.

      For the purposes of this circular, mobile penetration rates represent the estimated total number of mobile telecommunications subscribers (including subscribers of other operators) divided by the total population.

      Unless otherwise noted, the financial information presented in this circular includes the results of the Group's subsidiaries, Fujian Mobile, Henan Mobile and Hainan Mobile, from 12 November 1999, the date of the Group's acquisition of Fujian Mobile, Henan Mobile and Hainan Mobile and, unless otherwise noted, the operating information presented in this circular includes information of Fujian Mobile, Henan Mobile and Hainan Mobile from 1 January 1999. Moreover, unless otherwise noted, the financial information presented in this circular includes the results of the Group's subsidiaries, Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile, from 13 November 2000, the date of the Group's acquisition of Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile and, unless otherwise noted, the operating information presented in this circular includes information of Beijing Mobile, Shanghai Mobile, Tianjin Mobile, Hebei Mobile, Liaoning Mobile, Shandong Mobile and Guangxi Mobile from 1 January 1999.

--------------------------------------------------------------------------------
                            LETTER FROM THE CHAIRMAN
--------------------------------------------------------------------------------

                               (CHINA MOBILE LOGO)
                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

Executive Directors:                                 Registered Office:
Wang Xiaochu (Chairman)                              60th Floor
Li Zhenqun                                           The Center
Ding Donghua                                         99 Queen's Road Central
Li Gang                                              Hong Kong
Xu Long
He Ning
Liu Ping
Yuan Jianguo
Wei Yiping

Independent Non-Executive Directors:
Arthur Li Kwok Cheung
Christopher Gent
Lo Ka Shui

                                                                     27 May 2002

To the Shareholders and, for information only, the Noteholders and the Convertible Noteholders

Dear Sir or Madam,

                  MAJOR TRANSACTION AND CONNECTED TRANSACTIONS

              ACQUISITION OF ANHUI MOBILE BVI, JIANGXI MOBILE BVI, CHONGQING MOBILE BVI, SICHUAN MOBILE BVI, HUBEI MOBILE BVI, HUNAN MOBILE BVI, SHAANXI MOBILE BVI AND SHANXI MOBILE BVI

1     INTRODUCTION

      On 16 May 2002, the Board of Directors announced that the Company had entered into the Acquisition Agreement, pursuant to which the Company agreed to acquire, and CMBVI, the Company's immediate controlling shareholder, agreed to sell, the entire issued share capital of each of the Target BVI Companies, subject to certain conditions.

      The Acquisition was negotiated and entered into on an arm's length basis and on normal commercial terms. The total purchase price of the Acquisition is US$8,573 million (equivalent to approximately HK$66,863.4 million), and will consist of payment of an initial consideration of an aggregate of US$5,773 million (equivalent to approximately HK$45,025.4 million) on completion of the Acquisition by payment in cash and the issuance of Consideration Shares by the Company to CMBVI and the payment of a deferred consideration of US$2,800 million (equivalent to approximately HK$21,838.0 million). The Company intends to finance the cash portion of the initial consideration primarily using existing internal cash resources and the proceeds from the issuance and allotment of Shares for a total of

HK$5.85 billion (equivalent to approximately US$750 million) to Vodafone or its wholly-owned subsidiary, Vodafone Holdings, and to finance the deferred consideration using proceeds from the possible issuance of RMB denominated bonds and/or Chinese Depositary Receipts in the PRC, internal cash resources and/or any other forms of funding.

      As at the Latest Practicable Date, CMBVI owned approximately 75.58% of the issued share capital of the Company. The net tangible asset value of the Group as at 31 December 2001 was approximately RMB110,303 million (equivalent to approximately HK$103,961 million). The total purchase price for the Acquisition is approximately 64.3% of the net tangible asset value of the Group for the financial year ended 31 December 2001. Accordingly, under the Listing Rules, the Acquisition constitutes both a major transaction and a connected transaction for the Company. The Acquisition, the issue of the Consideration Shares and the Connected Transactions require the approval of the Independent Shareholders at the Extraordinary General Meeting at which CMBVI and its Associates will abstain from voting.

      An Independent Board Committee has been established to advise the Independent Shareholders in respect of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions. In this respect, N M Rothschild & Sons has been retained as the independent financial adviser to the Independent Board Committee and a copy of its letter of advice is set out on pages 35 to 57 of this circular.

      CICC and Goldman Sachs are the financial advisers to the Company in respect of the Acquisition.

      The purpose of this circular is to provide you with further information relating to the Acquisition, the issue of the Consideration Shares and the Connected Transactions arising from the Acquisition and to seek your approval of the corresponding ordinary resolutions set out in the notice of the Extraordinary General Meeting at the end of this circular. The recommendation of the Independent Board Committee to the Independent Shareholders is set out on pages 33 to 34 of this circular.

2     THE ACQUISITION

      The Company has agreed, subject to certain conditions, to acquire from CMBVI the entire issued share capital of each of the Target BVI Companies for a total purchase price of US$8,573 million (equivalent to approximately HK$66,863.4 million). The Company will assume the net indebtedness of the Target Companies. The aggregate amount of the net indebtedness of all eight Target Companies amounted to approximately RMB13,467 million (equivalent to approximately US$1,627 million or HK$12,693 million) as of 31 December 2001. Taking into account the above net indebtedness and the total purchase price of the Acquisition, the enterprise value of the Target Group is RMB84,426 million (equivalent to approximately US$10,200 million or HK$79,556 million). The Acquisition is in respect of the entire issued share capital of all eight Target BVI Companies. Unless the entire issued share capital of all eight Target BVI Companies can be acquired, the Acquisition will not proceed. Upon completion of the Acquisition, each of the Target BVI Companies will become a wholly-owned subsidiary of the Company. The only asset of each of the Target BVI Companies is its entire interest in the respective Target Companies.

      The Target Companies are the leading providers of mobile telecommunications services in their respective provinces and directly-administered municipality. As of 31 December 2001, the Target Companies had a total of approximately 20.93 million subscribers. Their estimated weighted average market share of mobile telecommunications subscribers was approximately 73.9% in the eight provinces and directly-administered municipality in which they operate as of 31 December 2001. The number of subscribers and the respective estimated market share of mobile telecommunications subscribers in each of the provinces and directly-administered municipality as of 31 December 2001 are set out below:

                                                                     ESTIMATED MARKET SHARE OF MOBILE
                                                                      TELECOMMUNICATIONS SUBSCRIBERS
                                                                        IN THE RESPECTIVE PROVINCE
                                                                         AND DIRECTLY-ADMINISTERED
      TARGET COMPANY                        NUMBER OF SUBSCRIBERS            MUNICIPALITY (1)
      --------------                        ---------------------    --------------------------------
                                               (IN THOUSANDS)                       (%)
      Anhui Mobile                                  2,382                           68.3
      Jiangxi Mobile                                2,152                           74.2
      Chongqing Mobile                              1,805                           71.5
      Sichuan Mobile                                4,161                           75.5
      Hubei Mobile                                  3,036                           75.2
      Hunan Mobile                                  2,901                           79.7
      Shaanxi Mobile                                2,001                           65.8
      Shanxi Mobile                                 2,490                           78.7

      --------------
      (1) Calculated based on the total number of mobile telecommunications subscribers in the relevant geographical regions estimated by the Target Companies.

3     THE CONSIDERATION FOR THE ACQUISITION

      The consideration for the Acquisition was determined based on various factors, including the prospective adjusted EBITDA and prospective profit contributions of the Target Companies to the Combined Group, the quality of the assets being acquired, their growth prospects, earnings potential, competitive advantages in their respective markets and other relevant valuation benchmarks.

      The consideration for the Acquisition will represent a multiple of 13.1 times the combined 2001 net profit (before deduction of a one-off deficit on revaluation) of RMB5,408 million (equivalent to approximately HK$5,097 million) and 12.7 times the combined 2002 forecast net profit of approximately RMB5,600 million (equivalent to approximately HK$5,277 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement) of the Target Group. In addition, the enterprise value of the Target Group will represent a multiple of
6.6 times the combined 2001 adjusted EBITDA of RMB12,889 million (equivalent to approximately HK$12,148 million) and 5.2 times the combined 2002 forecast adjusted EBITDA of approximately RMB16,100 million (equivalent to approximately HK$15,172 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement) of the Target Group. The combined 2001 net profit (before deduction of a one-off deficit on revaluation) and the combined 2001 adjusted EBITDA of the Target Group are calculated from figures which can be extracted from the accountants' report set out in Appendix II to this circular. The number of subscribers of the Target Group is estimated to reach 28.65 million as of 31 December 2002. The forecast combined net profit and combined adjusted EBITDA of the Target Group are based on certain prospective financial information prepared by the Company and the Target Companies.

      The Acquisition was negotiated and entered into on an arm's length basis and on normal commercial terms. The total purchase price of the Acquisition is US$8,573 million (equivalent to approximately HK$66,863.4 million), and will consist of payment of an initial consideration and a deferred consideration.

      The initial consideration of US$5,773 million (equivalent to approximately HK$45,025.4 million) will be satisfied on completion of the Acquisition by payment in cash and the issue of the Consideration Shares to CMBVI. The cash portion amounts to US$3,150 million (equivalent to approximately HK$24,567.8 million) and is payable in HK dollars, RMB, US dollars or a combination of the above currencies. The balance of the initial consideration of US$2,623 million (equivalent to approximately

HK$20,457.6 million) will be satisfied by the issue of 827,514,446 Consideration Shares to CMBVI (representing approximately 4.45% of the Company's existing issued share capital), at the price of HK$24.7217 per Share. The per Share price for the Consideration Shares is equal to the average closing price of the Shares on the Stock Exchange for the 30 trading days prior to the date of the Acquisition Agreement, subject to possible adjustment pursuant to the mechanism set forth below, and is the same as the per Share price of the Shares to be issued and allotted to Vodafone or Vodafone Holdings (as the case may be) pursuant to the Vodafone Subscription Agreement.

      The price per Consideration Share, and hence the number of Consideration Shares to be issued to CMBVI, is subject to adjustment if the simple arithmetic average of the volume-weighted average prices per Share on the Stock Exchange for the 10 consecutive trading days commencing from the trading day immediately following the date of the Acquisition Agreement ("Average VWAP") is either higher than HK$28.4300 (being HK$24.7217 as increased by 15%) per Share or lower than HK$21.0134 (being HK$24.7217 as decreased by 15%) per Share. If Average VWAP is higher than HK$28.4300, then the price per Consideration Share will be increased by 50% of the difference between Average VWAP and HK$28.4300. If Average VWAP is lower than HK$21.0134 per Share, then the price per Consideration Share will be decreased by 50% of the difference between HK$21.0134 and Average VWAP. The number of Consideration Shares to be issued to CMBVI will be adjusted accordingly using the new price per Consideration Share.

      After the issuance and allotment of the Consideration Shares to CMBVI and the issuance and allotment of new Shares to Vodafone or Vodafone Holdings (as the case may be), and assuming that no adjustment is made to the price and numbers of the Shares so issued, CMBVI will have approximately 75.70% of the Company's enlarged issued share capital and the Company's minimum public float of 23.5% as stipulated by the Stock Exchange will be maintained.

      The deferred consideration represents the difference between the total consideration and the initial consideration and amounts to US$2,800 million (equivalent to approximately HK$21,838.0 million). The Company will pay interest to CMBVI at half-yearly intervals on the actual amount of deferred consideration remaining unpaid from the date of the completion of the Acquisition. Interest is accrued daily and is calculated at the two-year US dollar LIBOR swap rate at 11 am (New York City time) on the second Business Day next preceding the date of the Acquisition Agreement for the first two years after completion of the Acquisition. Thereafter, the interest rate will be adjusted every two years to equal the two-year US dollar LIBOR swap rate prevailing at 11 am (New York City time) on the relevant Interest Determination Date. The translations above between Hong Kong dollars and US dollars are based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement, being HK$7.7993=US$1.00.

      The deferred consideration is subordinated to other senior debts owed by the Company from time to time including, but not necessarily limited to, the US$600 million Notes and the US$690 million Convertible Notes issued by the Company in 1999 and 2000, respectively. The deferred consideration is payable fifteen years after the date of completion of the Acquisition. The Company may make early payment of all or part of the deferred consideration, from time to time, at any time after completion of the Acquisition, without penalty. The Company has undertaken to CMBVI to use its reasonable endeavours, subject to market conditions and receiving all necessary regulatory and governmental approvals, to issue RMB denominated bonds and Chinese Depositary Receipts and has agreed to make early payment of the deferred consideration using the net proceeds from the possible issuance of RMB denominated bonds and/or Chinese Depositary Receipts after such proceeds are received. Should the Company decide to make early payment of all or part of the deferred consideration other than from the net proceeds from the issuance of RMB denominated bonds or Chinese Depositary Receipts, such early payment can only be made if it does not have any significant impact on the Company's ability to repay any senior debt to which the deferred consideration is subordinated. The terms (including amounts) of any possible issuance of RMB denominated bonds and/or Chinese Depositary Receipts have not been finalised.

      The payment of the deferred consideration and the interest payments can be made in Hong Kong dollars, RMB or US dollars (or other currencies agreed by the Company and CMBVI). Any payment made in currencies other than US dollars will be accounted for based on the exchange rates between US dollars and such currencies prevailing at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement.

      The Company will apply to the Stock Exchange for the listing of, and permission to deal in, the Consideration Shares.

      The Board takes the view that the consideration payable by the Company for the Target Companies and the other terms of the Acquisition are fair and reasonable. In particular, the Board is of the view that the terms of the deferred consideration are more favourable than the usual terms of a commercial bank loan of a similar size and term. The Board is of the view that the Acquisition is in the best interests of the Company and its investors.

      The following depicts the corporate structure of the Company, with its principal subsidiaries, following completion of the Acquisition and the completion of the Vodafone Subscription Agreement:

                          (CORPORATE STRUCTURE CHART)

     (1)  CMCC owns 100% of the economic interest in CMHKG.

     (2) Based on 827,514,446 Consideration Shares being issued and allotted to CMBVI and 236,634,212 Shares being issued to Vodafone or Vodafone Holdings (as the case may be), on the assumption that the per Share price of the Shares so issued is HK$24.7217 and no adjustment is made to the per Share price and hence the number of Shares so issued.

     (3) China Mobile (Shenzhen), a wholly-owned subsidiary of the Company incorporated in Mainland China, was established in June 2000 to improve profit monitoring and financial management of the Company's operating subsidiaries in Mainland China, to handle roaming and interconnection clearing and settlement among such subsidiaries and among such subsidiaries and other enterprises of CMCC, and to conduct research and development relating to wireless data communications.

     (4) Aspire Holdings Limited is a 66.41% owned subsidiary of the Company incorporated in the Cayman Islands in June 2000 and is engaged in the provision of wireless data and Internet enabling technologies, applications and service platforms including the unified Mobile Information Service Center (MISC) platform through which the Group and CMCC provide Monternet and other wireless data services to their subscribers.

      Further information on the Target Companies is set out in Appendix I to this circular.

4     FINANCING OF THE ACQUISITION

      The Company intends to finance the cash portion of the initial consideration of the total purchase price of the Acquisition of US$3,150 million primarily by:

      (a) using existing internal cash resources of US$2,400 million, representing 76.19% of the cash portion of the initial consideration; and

      (b) using the entire proceeds of the issue and allotment of Shares totalling HK$5.85 billion (equivalent to approximately US$750 million) to Vodafone or Vodafone Holdings (as the case may be) pursuant to the Vodafone Subscription Agreement.

      The Shares to be issued and allotted to Vodafone or Vodafone Holdings (as the case may be) will be subscribed for by Vodafone or Vodafone Holdings (as the case may be) at a price of HK$24.7217 per Share, which is equal to the average closing price of the Shares on the Stock Exchange for the 30 trading days prior to the date of the Vodafone Subscription Agreement and the price at which the Consideration Shares are issued to CMBVI. At HK$24.7217 per Share, the number of Shares to be issued and allotted to Vodafone or Vodafone Holdings (as the case may be) is 236,634,212 Shares (representing approximately 1.27% of the Company's existing issued share capital). The translation above between Hong Kong dollars and US dollars is based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Vodafone Subscription Agreement, being HK$7.7993=US$1.00.

      The price per Share and hence the number of the Shares to be issued to Vodafone or Vodafone Holdings (as the case may be) are subject to adjustment on the same basis as the price adjustment mechanism for the price per Consideration Share to be issued and allotted to CMBVI.

      After the issuance and allotment of the Shares to Vodafone or Vodafone Holdings (as the case may be) under the Vodafone Subscription Agreement and the issuance and allotment of the Consideration

Shares to CMBVI and assuming no adjustment is made to the price and numbers of the Shares so issued, Vodafone's shareholding in the Company (held either directly and/or through its wholly-owned subsidiaries) will increase to approximately 3.27%.

      The Vodafone Subscription Agreement is conditional upon, among other things, the granting of the approval by the Stock Exchange for the listing of and the permission to deal in the Shares to be issued to Vodafone or Vodafone Holdings (as the case may be) pursuant to the Vodafone Subscription Agreement. It is expected that the subscription of Shares under the Vodafone Subscription Agreement will be completed on 18 June 2002 or such other date as the parties to the Vodafone Subscription Agreement may agree.

      The Shares will be issued to Vodafone or Vodafone Holdings (as the case may be) in reliance on Regulation S under the United States Securities Act of 1933, as amended. The Company will apply to the Stock Exchange for the listing of, and permission to deal in, the Shares to be issued to Vodafone or Vodafone Holdings (as the case may be).

      The Company intends to finance the deferred consideration using proceeds from the possible issuance of RMB denominated bonds and/or Chinese Depositary Receipts in the PRC, internal cash resources and/or other forms of funding.

5     CONDITIONS OF THE COMPLETION OF THE ACQUISITION

      Completion of the Acquisition is conditional upon the fulfilment of certain conditions on or before 30 September 2002, or such later date as CMBVI and the Company may agree, and these conditions include:

      (a) the passing of resolutions by the Independent Shareholders approving the Acquisition, the issue of the Consideration Shares to CMBVI and the Connected Transactions;

      (b) the Company having received adequate funding or financing to satisfy the cash portion of the initial consideration of the total purchase price of the Acquisition;

      (c) the granting by the Listing Committee of the Stock Exchange of the listing of, and permission to deal in, the Consideration Shares to be issued by the Company upon completion of the Acquisition;

      (d) there having been no material adverse change to the financial conditions, business operations, or prospects of any of the Target BVI Companies or the Target Companies; and

      (e) the receipt of various approvals from relevant PRC regulatory authorities.

      Certain PRC regulatory approvals have been obtained. In addition, application has been made for approval by the relevant Chinese regulatory authorities in relation to the change of legal status of the Target Companies to wholly foreign-owned enterprises, and is being reviewed by the relevant Chinese regulatory authorities.

      Each of the Target Companies currently has a business licence as a limited liability company. Upon approval by the relevant Chinese regulatory authorities, the business licence of each of the Target Companies will be replaced by a new one issued by the local Administration for Industry and Commerce to reflect its status as a wholly foreign-owned enterprise. It is expected that the new business licences will be obtained within six months after receiving such approval from the relevant Chinese regulatory authorities. The businesses of the Target Companies will not be affected by the process of issuance of their new business licences.

      The Acquisition shall be completed following the fulfilment (or waiver) of the above conditions, and is expected to take place on the third Business Day after the passing of the ordinary resolutions set out in this circular or such other date as may be agreed between CMBVI and the Company following notification by the Company to CMBVI of the fulfilment or waiver of all the conditions. If any of the above-mentioned conditions is not fulfilled or waived by 30 September 2002, or such other date as CMBVI and the Company may agree, the Acquisition Agreement shall lapse.

6     REASONS FOR AND BENEFITS OF THE ACQUISITION

      The Acquisition represents an attractive opportunity for the Group to consolidate its strong position and further capitalise on the growth potential of the Chinese telecommunications industry. Each of the Target Companies is the leading provider of mobile telecommunications services in its respective region. The Acquisition will further consolidate the Group's overall market position.

      The Target Companies have experienced significant growth in the total number of subscribers from approximately 7.28 million as of 31 December 1999 to approximately 20.93 million as of 31 December 2001. However, the mobile penetration rates in these regions are relatively low compared with those of other more mature Asian and international markets and with Mainland China's coastal regions, which have experienced more rapid economic development. As of 31 December 2001, the mobile penetration rate was approximately 5.5% for Anhui, 6.9% for Jiangxi, 8.2% for Chongqing, 6.4% for Sichuan, 6.8% for Hubei, 5.5% for Hunan, 8.3% for Shaanxi and 9.7% for Shanxi, with an overall weighted average of approximately 6.8%. The Directors believe that these rates indicate significant potential for subscriber growth in these regions.

      Currently, the Group provides mobile telecommunications and related services in Guangdong, Zhejiang, Jiangsu, Fujian, Henan, Hainan, Shandong, Liaoning and Hebei provinces, Beijing, Shanghai and Tianjin directly-administered municipalities and in the Guangxi autonomous region of Mainland China. With the completion of the Acquisition, the Group will expand its geographical coverage. Based on information as of 31 December 2001, the subscribers of the Group will increase from approximately 69.64 million before the Acquisition, or approximately 48% of all subscribers in Mainland China as of such date, to approximately 90.57 million after the Acquisition or approximately 63% of all subscribers in Mainland China as of such date. In addition, the total number of subscribers of the Combined Group has exceeded 100 million as of 20 April 2002. The Acquisition will increase the population in the areas where the Group operates from approximately 632.8 million to approximately 1.05 billion people, or 82.3% of Mainland China's total population as of 31 December 2001. The Directors believe that the Acquisition will provide a solid foundation for the Group's future growth.

      The Directors believe that the Acquisition will enhance the Group's growth prospects, further consolidate its leading position in the mobile telecommunications market in Mainland China and create value for investors.

      Assuming that the Acquisition had taken place on 1 January 2001, the pro forma operating revenue, adjusted EBITDA and net profit and earnings per Share of the Combined Group for the year ended 31 December 2001 are set out below.

                                                             FOR THE YEAR ENDED 31 DECEMBER 2001
                                            ---------------------------------------------------------------------
                                                  BEFORE ACQUISITION                          AFTER ACQUISITION
                                            -----------------------------                   ---------------------
                                               TARGET            THE
                                                GROUP           GROUP         PRO FORMA               COMBINED
                                             HISTORICAL      HISTORICAL      ADJUSTMENTS    NOTE        GROUP
                                            -------------   -------------   -------------   ----    -------------
                                            (RMB MILLIONS   (RMB MILLIONS   (RMB MILLIONS           (RMB MILLIONS
                                             EXCEPT PER      EXCEPT PER      EXCEPT PER              EXCEPT PER
                                             SHARE DATA)      SHARE DATA)     SHARE DATA)             SHARE DATA)
      Operating revenue                         26,081          100,331                                126,412
      Adjusted EBITDA                           12,889           60,270                                 73,159
      Net profit before revaluation                                              (256)       (a)
        deficit/amortization of
        positive goodwill                        5,408           28,015          (881)       (b)        32,286
      Deficit on revaluation of
        fixed assets                            (2,113)              --                                 (2,113)
      Amortization of positive
        goodwill                                    --               --        (2,015)       (c)        (2,015)
      Net profit                                 3,295           28,015                                 28,158
      Basic and diluted earnings
        per Share (1)                                           RMB1.51                                RMB1.43

      (a) To adjust for reduction in the interest income and the related tax effect for the cash portion of the initial consideration to be taken from the internal resources of the Group as if the transaction had taken place on 1 January 2001.

       (b) To record the interest expense of the deferred consideration at 3.801% per annum as if the Acquisition had taken place on 1 January 2001. The interest expense is not deductible for taxation purposes.

      (c) To record the amortization of positive goodwill as a result of the acquisition of the Target Companies as if the acquisition had taken place on 1 January 2001. The amortization is calculated to write off the cost of positive goodwill on a straight line basis over the estimated useful life of 20 years.

      ----------
      (1) Assuming that the Company issues and allots 236,634,212 Shares to Vodafone or Vodafone Holdings (as the case may be) and 827,514,446 Consideration Shares to CMBVI as part of the purchase consideration on 1 January 2001, on the basis that the per Share price of the Shares so issued is HK$24.7217 and no adjustment is made to the per Share price and hence the number of Shares so issued.

      In connection with the Acquisition, certain new agreements, including an interconnection and roaming agreement and loan agreements, were entered into by the Target Companies with CMCC and other parties, and the Target Companies' fixed assets were revalued at 31 December 2001. No adjustments have been reflected on the above pro forma information of the Combined Group in respect of these arrangement and the reduction of depreciation charges as a result of the revaluation of Target Companies' fixed assets at 31 December 2001.

      As set out above, assuming that the Acquisition had taken place on 1 January 2001, the pro forma net profit of the Combined Group for the year ended 31 December 2001 will be RMB28,158 million. After excluding the revaluation deficit of the Target Companies' fixed assets and/or the amortization of positive goodwill arising on Acquisition, the pro forma net profit and the corresponding earnings per Share of the Combined Group for the year ended 31 December 2001 will be as follows:

                                                                                          COMBINED
                                                                                            GROUP
                                                                                        -------------
                                                                                        (RMB MILLIONS
                                                                                         EXCEPT PER
                                                                                         SHARE DATA)
      (a)   Excluding the revaluation deficit of fixed assets
              Net profit                                                                    30,271
              Basic and diluted earnings per Share(1)                                      RMB1.54

      (b)   Excluding the amortization of positive goodwill arising on Acquisition
              Net profit                                                                    30,173
              Basic and diluted earnings per Share(1)                                      RMB1.53

      (c)   Excluding the revaluation deficit and amortization of positive goodwill arising on acquisition
              Net profit                                                                    32,286
              Basic and diluted earnings per Share(1)                                      RMB1.64

      --------------
       (1) These calculations assume that the Company issues and allots 236,634,212 Shares to Vodafone or Vodafone Holdings (as the case may be) and 827,514,446 Consideration Shares to CMBVI as part of the purchase consideration on 1 January 2001, on the basis that the per Share price of the Shares so issued is HK$24.7217 and no adjustment is made to the per Share price and hence the number of Shares so issued.

      The Unaudited Combined Pro Forma Balance Sheet of the Combined Group as at 31 December 2001 is set out in Appendix V to this circular.

      SUMMARY OPERATING AND OTHER DATA

            The following table sets out certain summary operating and other data of the Group and the Target Group.

                                                      AS OF OR FOR THE YEAR ENDED
                                                              31 DECEMBER
                                                  ------------------------------------
                                                   1999           2000           2001
                                                  ------         ------         ------
      THE GROUP
      Total population base (in millions)(1)         590            629            633
      Mobile penetration rate (%)(2)                 5.0            9.3           15.2
      Subscribers (in thousands)
        Contract                                  25,743         32,409         34,010
        Prepaid                                       --         12,725         35,633
                                                  ------         ------         ------
        Total subscribers                         25,743         45,134         69,643
                                                  ======         ======         ======
      Market share (%)(2)                           86.6           77.5           72.4
      Average usage per user per month
        (minutes/user/month)(3)                      366            299            233
      Average revenue per user per month
        (RMB/user/month)(4)                          299(5)         221(5)         145


                                                      AS OF OR FOR THE YEAR ENDED
                                                              31 DECEMBER
                                                  ------------------------------------
                                                   1999           2000           2001
                                                  ------         ------         ------
      THE TARGET GROUP
      Total population base (in millions)(1)         411            413            418
      Mobile penetration rate (%)(2)                 1.9            3.9            6.8
      Subscribers (in thousands)
        Contract                                   7,277          9,623         12,839
        Prepaid                                       --          3,255          8,089
                                                  ------         ------         ------
        Total subscribers                          7,277         12,878         20,928
                                                  ======         ======         ======
      Market share (%)(2)                           91.7           80.8           73.9
      Average usage per user per month
        (minutes/user/month)(3)                      315            284            235
      Average revenue per user per month
        (RMB/user/month)(4)                          226            185            129

      ------
      (1) Source: 2000 Provincial Statistical Yearbooks, 2001 Provincial Statistical Yearbooks and "2001-2002 PRC National Economic and Social Development Statistical Information Abstract".

      (2) Calculated according to the Group's or the Target Companies' estimates of the total number of mobile telecommunications subscribers, including subscribers of other operators, in the relevant geographical regions, and the respective population numbers from 2000 Provincial Statistical Yearbooks, 2001 Provincial Statistical Yearbooks and "2001-2002 PRC National Economic and Social Development Statistical Information Abstract".

       (3) Calculated by (i) dividing the total minutes of usage during the relevant period by the average number of users during the period (calculated as the average of the number of users at the end of each of the thirteen calendar months from the end of the previous year to the end of the current year) and (ii) dividing the result by twelve months.

      (4) Calculated by (i) dividing the operating revenue during the relevant period by the average number of users during the period (calculated in the same manner as described in note (3) above) and (ii) dividing the result by twelve months.

      (5) Represents pro forma figure, which means it is assumed that the Group's existing structure (including thirteen mobile telecommunications companies) was in place from 1 January 1999.

      As of 31 December 2001, the combined total population base in the areas where the Combined Group operates was approximately 1.05 billion, with a mobile penetration rate of approximately 11.9%, and the Combined Group had a total of approximately 90.57 million subscribers. For the year ended 31 December 2001, the average usage per user per month was approximately 234 minutes and the average revenue per user per month was RMB141.

7     PROSPECTIVE FINANCIAL INFORMATION

      The Company and the Target Companies have prepared certain prospective financial information in respect of the Target Companies for the year ending 31 December 2002. There is no present intention to update this information during the year or to publish such information in future years, although the Directors are aware of the requirements of paragraphs 2.10 and 2.11 of the Listing Agreement between the Company and the Stock Exchange. This information is necessarily based upon a number of assumptions (see Appendix VI) that, while presented with numerical specificity and considered reasonable by the Company and the Target Companies, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and the Target Companies, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, there can be no assurance that these results will be realised. The prospective financial information presented below may vary from actual results, and these variations may be material.

      The Company and the Target Companies believe that, on the basis and the assumptions discussed in Appendix VI and in the absence of unforeseen circumstances, the combined net profit of the Target Group for the year ending 31 December 2002 is unlikely to be less than RMB5,600 million (equivalent to approximately HK$5,277 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement) under accounting principles generally accepted in Hong Kong ("Hong Kong GAAP"). The texts of the letters from KPMG, CICC and Goldman Sachs in respect of the profit forecast are set out in Appendix VI to this circular.

      On the same basis and assumptions for the profit forecast, the Company and the Target Companies believe that the combined adjusted EBITDA of the Target Group for the year ending 31 December 2002 is unlikely to be less than RMB16,100 million (equivalent to approximately HK$15,172 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement). The Company and the Target Companies are not currently aware of any extraordinary items which have arisen or are likely to arise in respect of the year ending 31 December 2002 which would affect the prospective financial information presented.

      The consolidated accounts of the Company and its subsidiaries for the year ending 31 December 2002 will be audited by their independent auditors. The Company's annual report for 2002 will discuss the performance of the Target Group and will address the profit forecast of the Target Group contained in this circular and provide an explanation of material differences, if any, between such profit forecast and the audited results of the Target Group prepared under Hong Kong GAAP.

8     RELATIONSHIP WITH CMCC

      As at the Latest Practicable Date, CMCC indirectly owned an aggregate of approximately 75.58% of the Company's issued voting share capital and economic interest. CMCC has undertaken that:

      (a) it will extend its full support to the Group's present operations and future development;

      (b) the Group will be the only mobile telecommunications services company operating in Mainland China under CMCC's control that will be listed on any securities exchange in Hong Kong or outside Mainland China;

      (c) to the extent within CMCC's control, the Group will be treated equally with any other mobile telecommunications entities in respect of all approvals, transactions and arrangements between the Group and CMCC and other mobile telecommunications entities controlled by CMCC;

      (d) CMCC and the provincial entities under its control will not, directly or indirectly, participate in the operation of any mobile telecommunications services in any province in which the Group currently operates or may operate in the future; and

      (e) in the provinces in which the Group operates, it will have the option to operate additional communications services that fall within CMCC's scope of business (including the testing and commercial operation of services using new technologies such as third generation mobile telecommunications technologies), and the Group will have the right to acquire CMCC's interest in such services.

9     CONNECTED TRANSACTIONS

      A number of transactions have been and will be entered into between (a) the Company, its subsidiaries and/or the Target Companies on the one hand; and
(b) CMCC or its subsidiaries on the other, which will constitute connected transactions for the Company under the Listing Rules upon the completion of the Acquisition.

      Certain charges for the services under these transactions are fixed according to tariffs set by the Chinese regulatory authorities. These transactions include those described under "Interconnection Arrangements", "Roaming Arrangements", "Spectrum Fees" and "Sharing of Inter-Provincial Transmission Line Leasing Fees" below. In respect of these transactions, the revenue received and the payments made by the Group are dependent upon the relevant standard tariffs or policies determined by the relevant regulatory authorities in the PRC, and the Company is not in a position to influence such tariffs or policies. Those transactions where the charges are not set by Chinese regulatory authorities are based on commercial negotiations between the relevant parties, in each case on an arm's length basis. In this regard, the Company has the benefit of an undertaking from CMCC that, to the extent within

CMCC's control, the Company will be treated equally with any other mobile telecommunications operators in respect of all approvals, transactions and arrangements between the Company and CMCC and other mobile telecommunications operators controlled by CMCC. This forms an important basis of the connected transactions entered or proposed to be entered into by the Group and the Target Group.

      INTERCONNECTION ARRANGEMENTS

            The networks of each of the Target Companies and the Group interconnect with the mobile telecommunications networks of CMCC in other regions.

            In May 2000, the Company entered into the Interconnection and Roaming Agreement with CMCC (as supplemented by the First Supplemental Agreement entered into in September 2000) which applies to the existing operating subsidiaries of the Company. This agreement is valid for two years from 1 April 1999, and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate in writing at least three months prior to expiration of the term. This agreement has twice been automatically renewed, and the current term will expire on 31 March 2003.

            Pursuant to the Second Supplemental Agreement, which is subject to the completion of the Acquisition, the Company and CMCC will, among other things, extend the existing interconnection arrangement and roaming arrangement (discussed in more detail under "Roaming Arrangements" below) under the Interconnection and Roaming Agreement to the Target Companies after the Acquisition.

            Under the Interconnection and Roaming Agreement:

            o with regard to inter-provincial roaming, when the roaming subscriber places a call from a roaming location, the network operator with whom the subscriber is registered receives all long distance calling charges and credits such charges, if any, to the operator of the visited network; and when the roaming subscriber receives a call at a roaming location, the network operator with whom the subscriber is registered receives all long distance calling charges, if any;

            o international long distance calling charges incurred by an international mobile telecommunications subscriber making an international long distance call while roaming in the areas in Mainland China where the Group operates are collected by CMCC and are credited to the Group. The Group will make the necessary settlement with the relevant telecommunications operators in Mainland China. CMCC also collects a 15% handling charge on such international long distance calling charges from the international mobile communications operators and shares such handling charge equally with the Group; and

            o when the Group's subscribers roam internationally, the Group will collect the international long distance calling charges, if any, together with a 15% handling charge from its subscribers and will pay the international long distance calling charges together with half of the handling charge collected to CMCC, which will make the necessary settlement with the international mobile communications operators concerned.

            The long distance charges applicable to roaming are those chargeable at the place where the long distance call is made. When long distance charges cannot be distinguished from basic roaming charges (discussed in more detail under "Roaming Arrangements" below), such long distance charges are grouped under roaming charges.

            The aggregate interconnection revenue for the Target Group in 2000 and 2001 were RMB523,891,000 (equivalent to approximately HK$493,771,000) and RMB519,481,000 (equivalent to approximately HK$489,615,000) respectively. The aggregate interconnection expenses paid by the Target Group in 2000 and 2001 were RMB572,389,000 (equivalent to approximately HK$539,481,000) and RMB523,984,000 (equivalent to approximately HK$493,859,000) respectively.

      ROAMING ARRANGEMENTS

            Each of the Target Companies and the Group offers domestic and international roaming services to its subscribers.

            Under the Interconnection and Roaming Agreement:

            o with regard to inter-provincial roaming, 80% of the basic roaming calling charges payable by a roaming subscriber is credited to the visited network operator and the remaining 20% is retained by the roaming subscriber's home network operator;

            o with regard to international roaming, roaming calling charges incurred by an international mobile telecommunications subscriber making or receiving a call while roaming in the areas within Mainland China where the Group operates are collected and credited to the Group by CMCC, and the Group will make the necessary settlement with the relevant telecommunications operators in Mainland China. CMCC also collects a 15% handling charge on the roaming calling charges from the international mobile communications operators and shares such handling charge equally with the Group; and

            o when the subscribers of the Group roam internationally, the Group will collect the roaming calling charges together with a 15% handling charge from its subscribers and will pay the roaming calling charges together with half of the handling charge collected to CMCC, which will make the necessary settlement with the international mobile telecommunications operators concerned.

            With respect to international roaming (that is, a Mainland Chinese mobile phone subscriber roaming in Hong Kong, Macau, Taiwan or foreign countries or an international mobile telecommunications subscriber roaming in Mainland China), the roaming calling charges and the calculation of the charges are determined according to the terms agreed between CMCC and the relevant international mobile telecommunications operators.

            The Interconnection and Roaming Agreement also sets out the roaming call record processing fee standards payable to CMCC.

            The aggregate roaming revenue for the Target Group in 2000 is RMB930,339,000 (equivalent to approximately HK$876,851,000) and the aggregate roaming expenses (excluding roaming call record processing fees) for the Target Group in 2000 is RMB982,607,000 (equivalent to approximately HK$926,114,000). The aggregate roaming revenue for the Target Group in 2001 is RMB1,256,980,000 (equivalent to approximately HK$1,184,713,000) and the aggregate roaming expenses (excluding roaming call record processing fees) for the Target Group in 2001 is RMB1,244,362,000 (equivalent to approximately HK$1,172,820,000).
      No roaming call record processing fee was paid by the Target Group in 2000 and 2001.

      SPECTRUM FEES

            All mobile communications operators in Mainland China, including the Group, are required to pay spectrum usage fees to the MII. The spectrum fee standards are determined by the relevant Chinese regulatory authorities. Based on this standardised fee scale, CMCC determines the allocation of spectrum usage fees to be paid by each mobile communications operator under its control and the aggregate sum payable to the MII.

            In October 1999, the Company entered into an agreement with CMCC (as supplemented by the First Supplemental Agreement entered into in September
      2000) to obtain exclusive rights to use the frequency spectrum and telephone numbers allocated to them in the respective areas in which they operate. Under the agreement, the charges payable by CMCC to the MII for the use of the 900 MHz and the 1800 MHz frequency bands will be shared between the Group's and CMCC's operating subsidiaries. 60% of the charges will be shared on the basis of the number of base stations at the end of the previous year and 40% of the charges will be shared on the basis of the bandwidth of the spectrum used.

            The agreement is valid for an initial term of one year from 8 October 1999 and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate at least three months prior to the expiration of the term. The agreement has twice been automatically renewed, and the current term will expire on 7 October 2002.

            Pursuant to the Second Supplemental Agreement, which is subject to completion of the Acquisition, the Company and CMCC will, among other things, extend the arrangement under the existing agreement to the Target Companies after the Acquisition.

            The aggregate spectrum fees paid by the Target Group in 2000 and 2001 were RMB8,021,000 (equivalent to approximately HK$7,560,000) and RMB8,301,000 (equivalent to approximately HK$7,824,000) respectively.

      SHARING OF INTER-PROVINCIAL TRANSMISSION LINE LEASING FEES

            In May 2000, the Company entered into an agreement with CMCC (as supplemental by the First Supplemental Agreement entered into in September
      2000) in relation to the leasing of inter-provincial transmission lines. This agreement is valid for two years from 1 April 1999 and will be automatically renewed on an annual basis unless either party notifies the other of its intention to terminate at least three months prior to the expiration of its term. This agreement has twice been automatically renewed, and the current term will expire on 31 March 2003.

            The inter-provincial transmission line leasing fees payable by the Group via CMCC will be equal to the amount actually payable by CMCC to the former CTC, which amount is determined based on the standard leasing fee after adjusting for the discount to which CMCC is entitled, and on the basis that the mobile telecommunications network operators at both ends of the transmission lines will share the inter-provincial transmission line leasing fees equally. The standard leasing fees are laid down by the relevant tariff regulatory authorities and are applicable to other mobile communications operators in Mainland China.

            Pursuant to the Second Supplemental Agreement, which is subject to completion of the Acquisition, the Company and CMCC will, among other things, extend the arrangement under the existing agreement to the Target Companies after the Acquisition.

            The aggregate amount of inter-provincial transmission line leasing fees paid by the Target Group in 2000 and 2001 were RMB205,003,000 (equivalent to approximately HK$193,217,000) and RMB95,807,000 (equivalent to approximately HK$90,299,000), respectively.

      PREPAID SERVICES

            Each of the Target Companies and the Group offers prepaid services. Some of such prepaid services allow subscribers to add value to their SIM cards. The prepaid subscribers can make and receive local and domestic and international long distance calls and most of those subscribers also enjoy nationwide domestic roaming services. The prepaid subscribers may add value to their cards by purchasing value-adding cards from any of the Group's network operators or CMCC's network operators.

            In October 2000, the Company entered into an agreement with CMCC regarding the sharing and settlement of revenue when prepaid subscribers purchase value-adding cards issued by network operators of CMCC or the Company other than their home network operators. This agreement took effect from 1 July 2000 and was supplemented by an agreement entered into in May 2001 which took effect from 21 April 2001. The arrangements apply to the thirteen existing operating subsidiaries of the Company and the Target Companies. Under the agreement (as supplemented), the network operator in the location which issues the value-adding cards remits 95% of the face value of the value-adding card to the subscriber's home network operator and keeps the remaining 5% of the face value as a handling charge. Hence, if the Group's subscribers purchase value-adding cards issued by CMCC's network operators, CMCC's network operators will be entitled to 5% of the face value as the handling charge. Conversely, if CMCC's subscribers purchase value-adding cards issued by the Group's network operators, the Group will be entitled to 5% of the face value as the handling charge.

            Pursuant to the Second Supplemental Agreement, which is subject to completion of the Acquisition, the Company and CMCC will, among other things, extend the existing arrangements to the Target Companies after the Acquisition.

            The aggregate handling charges in settlement of value added through prepaid cards sold at a visited location receivable by the Target Group in 2000 and 2001 were RMB28,820,000 (equivalent to approximately HK$27,163,000) and RMB114,792,000 (equivalent to approximately HK$108,192,000), respectively. The aggregate handling charges payable by the Target Group in 2000 and 2001 were RMB26,698,000 (equivalent to approximately HK$25,163,000) and RMB58,296,000 (equivalent to approximately HK$54,944,000), respectively. The estimated aggregate handling charges in settlement of value added through prepaid cards sold at a visited location receivable by the Target Group in 2002 is RMB82,101,000 (equivalent to approximately HK$77,381,000). The estimated aggregate handling charges payable by the Target Group in 2002 is RMB61,162,000 (equivalent to approximately HK$57,646,000).

      TELECOMMUNICATIONS SERVICES

            In April 2002, each of the Target Companies entered into an agreement (collectively, the "Telecommunications Services Agreements") with the eight respective telecommunications service companies wholly-owned by CMCC in the provinces and directly-administered municipality in which the Target Companies operate, under which such subsidiaries provide certain telecommunications services to the Target Companies. These services include:

            (a) telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services (as the case may be) which are provided to each of the Target Companies;

            (b) telecommunications lines maintenance services which are provided to Anhui Mobile, Jiangxi Mobile, Shaanxi Mobile and Shanxi Mobile; and

             (c) property leasing and property management services which are provided to each of the Target Companies.

            The Telecommunications Services Agreements are valid from the dates of the respective agreements to 31 December 2002 and will be automatically renewed on an annual basis unless any of the Target Companies notifies its respective counterparty in writing of its intention to terminate at least 60 days prior to expiration of the term.

            For services described in (a) and (b) above, the charges payable for such services are determined with reference to and cannot exceed relevant standards laid down and revised from time to time by the PRC government. Where there are no government standards, the charges are determined according to market rates.

            For property leasing and property management services, the charges payable by the Target Companies in respect of properties owned by subsidiaries of CMCC are determined with reference to market rates; whilst the charges payable in respect of properties which subsidiaries of CMCC lease from third parties are determined according to the actual rent payable by the subsidiaries of CMCC to such third parties together with the amount of any tax payable.

            In a letter dated 16 May 2002 prepared for the confirmation herein, Chesterton Petty, an independent valuer, has confirmed that the charges payable for property leasing and property management services are not more than the market rates within each respective geographical area as at the relevant dates of the Telecommunications Services Agreements and that all other terms of such property leasing and property management are not onerous or unusual.

            The estimated aggregate charges payable for telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services by the Target Group in 2002 is RMB237,120,000 (equivalent to approximately HK$223,487,000).

            The estimated aggregate charges payable for telecommunications lines maintenance services by the Target Group in 2002 is RMB33,336,000 (equivalent to approximately HK$31,419,000).

            The estimated aggregate charges payable for property leasing and property management services by the Target Group in 2002 is RMB217,182,000(equivalent to approximately HK$204,696,000).

      TRANSMISSION TOWER SALES, INSTALLATION AND MAINTENANCE

            On 8 May 2002, the Company entered into an agreement with Hubei Communication Services Company, a wholly-owned subsidiary of CMCC pursuant to which such subsidiary will sell transmission towers and spare parts and provide related installation and maintenance services to all operating subsidiaries (including the Target Companies) of the Company. Previously, the majority of the Group's purchases of transmission towers and related services were sourced from independent third party providers. The entering into of this agreement will enhance the efficiency of the Group's purchases of transmission towers and related services. The agreement is valid from 8 May 2002 to 31 December 2002 and will be automatically renewed on an annual basis unless either party notifies the other in writing of its intention to terminate at least three months prior to expiration of the term. The price of such transmission towers and spare parts and the charges payable for services rendered under the agreement are determined according to standards laid down by the PRC government, or where there are no government standards, by reference to market rates.

            The aggregate amounts payable by the Combined Group for purchases of transmission towers and transmission tower-related services from such subsidiary of CMCC in 2000 and 2001 were RMB58,823,000 (equivalent to approximately HK$55,441,000) and RMB101,370,000 (equivalent to approximately HK$95,542,000), respectively. The estimated aggregate amounts payable by the Combined Group for purchases of transmission towers and transmission tower-related services from such subsidiary of CMCC in 2002 is RMB200,000,000 (equivalent to approximately HK$188,501,000).

            The Connected Transactions described above constitute, or will upon completion of the Acquisition constitute, connected transactions under Chapter 14 of the Listing Rules. The Directors are of the view that the Connected Transactions described above are or will be conducted in the ordinary and usual course of business and on normal commercial terms, and that the terms of the Connected Transactions are fair and reasonable so far as the Shareholders are concerned. As the Connected Transactions are expected to occur on a regular and continuous basis in the ordinary and usual course of business, the Company has made an application to the Stock Exchange for a waiver from compliance with the normal approval and disclosure requirements related to connected transactions under the Listing Rules.

            The Stock Exchange has indicated that it will grant the waiver applied for in relation to the above connected transactions which will be effective until 31 December 2004, on the following conditions:

            (a) Arm's length basis: The transactions as well as the respective agreements governing such transactions shall be:

                  (i) entered into in the ordinary and usual course of its business on terms that are fair and reasonable so far as the Independent Shareholders are concerned; and

                  (ii) on normal commercial terms and in accordance with the terms of the agreements governing such transactions.

            (b) Disclosure: The Company shall disclose in its annual report details of the transactions as required by Rule 14.25(1)(A) to
                 (D) of the Listing Rules.

            (c) Independent non-executive Directors' review: The independent non-executive Directors shall review annually the transactions and confirm, in the Company's annual report and accounts for the year in question, that such transactions have been conducted in the manner as stated in sub-paragraphs (a) above and within the upper limits set out in paragraph (g) below.

            (d) Auditors' review: The auditors of the Company shall review annually the transactions and shall provide the Directors with a letter, details of which will be set out in the Company's annual accounts, stating that the transactions:

                 (i)   received the approval of the board of Directors;

                 (ii) are in accordance with the pricing policy as stated in the Company's annual report;

                 (iii) have been conducted in the manner as stated in
                       sub-paragraph (a)(ii) above; and

                 (iv) the upper limits as set out in paragraph (g) below have not been exceeded.

                 The letter of the auditors is to be addressed to the Directors and a copy of which is to be provided to the Stock Exchange. Where for whatever reason, the auditors decline to accept the engagement or are unable to provide that letter, the Directors shall contact the Stock Exchange immediately.

            (e) Shareholders' approval: Details of the transactions are disclosed to the Company's existing Shareholders who will be asked to vote in favour of an ordinary resolution to approve the transactions and the upper limits set out in paragraph (g) below at the Company's Extraordinary General Meeting.

            (f) Undertaking: For the purpose of the above review by the auditors of the Company, CMCC has previously undertaken to the Company that it will provide the Company's auditors with access to its and its Associates' accounting records.

            (g) Upper limits: Connected Transactions of the following types shall not exceed the upper limits set out below in the relevant financial year of the Combined Group:

                 (i) Prepaid Services - handling charges received by the Target Group from subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 1% of the Combined Group's total turnover in that financial year and handling charges paid by the Target Group to subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 1% of the Combined Group's total turnover in that financial year;

                 (ii) Telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services - payments by the Target Group to subsidiaries of CMCC for telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services in any financial year shall not exceed 0.25% of the Combined Group's total turnover in the relevant financial year;

                 (iii) Telecommunications lines maintenance services - payments by the Target Group to subsidiaries of CMCC for telecommunications lines maintenance services in any financial year shall not exceed 0.04% of the Combined Group's total turnover in the relevant financial year;

                 (iv) Property leasing and property management services - payments by the Target Group to subsidiaries of CMCC for property leasing and property management services in any financial year shall not exceed 0.25% of the Combined Group's total turnover in the relevant financial year; and

                 (v) Purchase of transmission towers and related services - payments by the Combined Group to the relevant subsidiary of CMCC for purchase of transmission towers and transmission tower-related services in any financial year shall not exceed 0.5% of the Combined Group's turnover in the relevant year.

      The Stock Exchange has also indicated that if any of the values of the Connected Transactions exceed the relevant upper limits or if any of the terms of the agreements related to the Connected Transactions or the nature of the Connected Transactions is altered (unless as provided for under the terms of the relevant agreement) or if the Group enters into any new agreements with connected persons in the future, the Company will need to comply fully with all the relevant provisions of Chapter 14 of the Listing Rules dealing with connected transactions.

10    EXTRAORDINARY GENERAL MEETING

      A notice of the Extraordinary General Meeting to be held in the Conference Room, 3rd Floor, JW Marriott Hotel, Pacific Place, 88 Queensway Road, Central, Hong Kong, on 24 June 2002 at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned), is set out at the end of this circular. Ordinary resolutions will be proposed to approve the Acquisition, the issue of the Consideration Shares and the Connected Transactions.

      In accordance with the Listing Rules, CMBVI, the controlling shareholder of the Company which is beneficially interested in approximately 75.58% of the issued share capital of the Company as at the Latest Practicable Date, and its respective Associates, will abstain from voting on the resolutions to approve the Acquisition, the issue of the Consideration Shares and the Connected Transactions at the Extraordinary General Meeting.

      A form of proxy for use at the Extraordinary General Meeting is enclosed. Whether or not Shareholders are able to attend the Extraordinary General Meeting, they are requested to complete and return the enclosed form of proxy to the Company's registered office at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, as soon as practicable and in any event at least 36 hours before the time appointed for holding the Extraordinary General Meeting. Completion and return of the form of proxy will not preclude Shareholders from attending and voting in person at the Extraordinary General Meeting should they so wish.

11    RECOMMENDATION OF THE INDEPENDENT BOARD COMMITTEE

      Rothschild has been retained as the independent financial adviser to advise the Independent Board Committee in respect of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions.

      The Independent Board Committee, having taken into account the advice of Rothschild, considers the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions, from a financial perspective, to be fair and reasonable so far as the Independent Shareholders are concerned and the Acquisition to be in the interest of the Group. Accordingly, the Independent Board Committee recommends that the Independent Shareholders should vote in favour of the ordinary resolutions to approve the Acquisition, the issue of the Consideration Shares and the Connected Transactions at the Extraordinary General Meeting. The letter from Rothschild containing its advice and recommendation and the principal factors and reasons taken into account in arriving at its recommendation is set out on pages 35 to 57 of this circular.

12    ADDITIONAL INFORMATION

      Your attention is drawn to the letter of the Independent Board Committee set out on pages 33 to 34 of this circular, the letter set out on pages 35 to 57 of this circular from Rothschild, the independent financial adviser to the Independent Board Committee in respect of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions, and to the information set out in the appendices to this circular.

                                                   By Order of the Board
                                             CHINA MOBILE (HONG KONG) LIMITED
                                                       WANG XIAOCHU
                                           Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
                     LETTER FROM INDEPENDENT BOARD COMMITTEE
--------------------------------------------------------------------------------

                               (CHINA MOBILE LOGO)
                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)


                                                                     27 May 2002

      To the Independent Shareholders

      Dear Sir or Madam,

                  MAJOR TRANSACTION AND CONNECTED TRANSACTIONS
              ACQUISITION OF ANHUI MOBILE BVI, JIANGXI MOBILE BVI,
           CHONGQING MOBILE BVI, SICHUAN MOBILE BVI, HUBEI MOBILE BVI,
           HUNAN MOBILE BVI, SHAANXI MOBILE BVI AND SHANXI MOBILE BVI

      We refer to the circular (the "Circular") dated 27 May 2002 issued by the Company to its Shareholders and for information only, its Noteholders and Convertible Noteholders of which this letter forms part. The terms defined in the Circular shall have the same meanings when used in this letter, unless the context otherwise requires.

      On 16 May 2002, the Board announced that the Company had entered into the Acquisition Agreement, pursuant to which the Company agreed to acquire, and CMBVI agreed to sell, the entire issued share capital of each of Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI, subject to certain conditions.

      The Independent Board Committee was formed on 16 May 2002 to make a recommendation to the Independent Shareholders as to whether, in its view, the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions, from a financial perspective, are fair and reasonable so far as the Independent Shareholders are concerned. Rothschild has been retained as independent financial adviser to advise the Independent Board Committee on the fairness and reasonableness of the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions from a financial perspective.

      The terms and the reasons for the Acquisition (including arrangements regarding the financing of the Acquisition) are summarised in the Letter from the Chairman set out on pages 10 to 32 of the Circular. The terms of the Connected Transactions are also summarised in the Letter from the Chairman.

      As your Independent Board Committee, we have discussed with the management of the Company the reasons for the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions and the basis upon which their terms have been determined. We have also considered the key factors taken into account by Rothschild in arriving at its opinion regarding the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions as set out in the letter from Rothschild on pages 35 to 57 of the Circular, which we urge you to read carefully.

      THE INDEPENDENT BOARD COMMITTEE, AFTER TAKING ADVICE FROM ROTHSCHILD, CONCURS WITH THE VIEWS OF ROTHSCHILD AND CONSIDERS THAT THE TERMS OF THE ACQUISITION, THE MECHANISM FOR THE DETERMINATION OF THE ISSUE PRICE OF THE CONSIDERATION SHARES AND THE TERMS OF THE CONNECTED TRANSACTIONS, FROM A FINANCIAL PERSPECTIVE, ARE FAIR AND REASONABLE SO FAR AS THE INDEPENDENT SHAREHOLDERS ARE CONCERNED. THE INDEPENDENT BOARD COMMITTEE CONSIDERS THAT THE ACQUISITION IS IN THE INTEREST OF THE GROUP. ACCORDINGLY, THE INDEPENDENT BOARD COMMITTEE RECOMMENDS THE INDEPENDENT SHAREHOLDERS TO VOTE IN FAVOUR OF ORDINARY RESOLUTIONS NUMBERED 1, 2 AND 3 SET OUT IN THE NOTICE OF THE EXTRAORDINARY GENERAL MEETING AT THE END OF THE CIRCULAR.

                                                         Yours faithfully
                                                       ARTHUR LI KWOK CHEUNG
                                                            LO KA SHUI
                                                    Independent Board Committee

--------------------------------------------------------------------------------
                             LETTER FROM ROTHSCHILD
--------------------------------------------------------------------------------

                               (ROTTHSCHILD LOGO)
                    N M ROTHSCHILD & SONS (HONG KONG) LIMITED
                                   16th Floor
                                 Alexandra House
                                     Central
                                    Hong Kong

                                                                     27 May 2002

To the Independent Board Committee of
  China Mobile (Hong Kong) Limited

Dear Sirs,

                  MAJOR TRANSACTION AND CONNECTED TRANSACTIONS

              ACQUISITION OF ANHUI MOBILE BVI, JIANGXI MOBILE BVI, CHONGQING MOBILE BVI, SICHUAN MOBILE BVI, HUBEI MOBILE BVI, HUNAN MOBILE BVI, SHAANXI MOBILE BVI AND SHANXI MOBILE BVI

      We refer to the Acquisition Agreement and the Connected Transactions, details of which are contained in the circular of the Company dated 27 May 2002 to the Shareholders and, for the latters' information only, to the Noteholders and the Convertible Noteholders (the "Circular"), of which this letter forms part. Rothschild has been retained as the independent financial adviser by the Company to advise the Independent Board Committee as to whether or not the terms of the Acquisition, the mechanism for the determination of the issue price of the Consideration Shares and the terms of the Connected Transactions, from a financial perspective, are fair and reasonable so far as the Independent Shareholders are concerned.

      The terms used in this letter shall have the same meanings as defined elsewhere in the Circular unless the context otherwise requires.

      As at the Latest Practicable Date, CMBVI owned approximately 75.58% of the issued share capital of the Company. Pursuant to the Listing Rules, the Acquisition constitutes both a major transaction and a connected transaction for the Company. Accordingly, the Acquisition is subject to, inter alia, the Independent Shareholders' approval at the Extraordinary General Meeting.

      The Connected Transactions constitute, or will upon completion of the Acquisition constitute, connected transactions for the Company under the Listing Rules. As the Connected Transactions are expected to be conducted regularly and continuously in the ordinary and usual course of business, the Company has applied to the Stock Exchange for a waiver from compliance with the normal approval and disclosure requirements relating to connected transactions under the Listing Rules (the "Waiver"). The Stock Exchange has indicated that the granting of the Waiver, which will be effective until 31

December 2004, will be subject to, inter alia, the Independent Shareholders' approval of the Connected Transactions at the Extraordinary General Meeting.

      In formulating our recommendation, we have relied on information and facts supplied to us by the Board and have assumed that any representations made to us are true, accurate and complete in all material respects as at the date hereof and that they may be relied upon. We have also assumed that all information, representations and opinions contained or referred to in the Circular are fair and reasonable and have relied on them.

      We have been advised by the Board that no material facts have been omitted and we are not aware of any facts or circumstances which would render the information provided and the representations made to us untrue, inaccurate or misleading in every material respect. We have no reason to doubt the truth, accuracy and completeness of the information and representations provided to us by the Board. The Directors have collectively and individually accepted full responsibility for the accuracy of the information contained in the Circular and have confirmed, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts the omission of which would make any statement in the Circular misleading. We consider that we have reviewed sufficient information to reach an informed view in order to provide a reasonable basis for our advice. We have not, however, conducted any independent in-depth investigation into the business and affairs of the Group and the Target BVI Companies and their subsidiaries.

PRINCIPAL FACTORS AND REASONS

      In arriving at our opinion, we have taken into consideration the following principal factors and reasons:

1     BACKGROUND AND RATIONALE

      As noted in the "Letter from the Chairman" in the Circular, the Board is of the view that the Acquisition represents an attractive opportunity for the Group to consolidate its strong position and further capitalise on the growth potential of the Chinese telecommunications industry. In addition, the Directors believe that the Acquisition will enhance the Group's growth prospects, and will create value for investors.

      In 2001, China's mobile market became the largest in the world in terms of subscriber numbers, followed by the United States and Japan, and recorded its highest increase in subscriber numbers in one single year. Based on the official data from the MII, total mobile subscribers in China increased from approximately 85.26 million at the end of 2000 to approximately 144.80 million at the end of 2001, representing an overall net addition of 59.54 million subscribers or an annual growth rate of approximately 69.8%. In the first three months of 2002, the number of subscribers increased from approximately 144.80 million to approximately 161.50 million, representing a further 11.5% growth.

      Despite achieving such growth, the overall mobile penetration rate in Mainland China remains relatively low at approximately 11.2% at the end of 2001, compared to Hong Kong, which had a mobile penetration rate of about 83.4% and the other more developed countries in Asia such as Singapore, Japan and South Korea, which had mobile penetration rates of about 66.4%, 52.9% and 60.6% respectively, and other international markets such as the United States and the United Kingdom which had mobile penetration rates of about 45.9% and about 75.3% respectively at the end of 2001 (based on data from Global Mobile issued on 8 May 2002). As such, Mainland China's mobile market is still at an early stage of development and offers significant growth potential. Furthermore, continued rapid growth of Mainland China's economy is also expected to boost demand for telecommunications services. Further background information on the telecommunications industry in Mainland China is set out in Appendix I to the Circular.

     Each of the Target Companies is the leading provider of mobile telecommunications services in its respective operating region. Market shares for the Target Companies range from approximately 65.8% to 79.7% as of 31 December 2001, with a weighted average market share collectively of approximately 73.9%. The Group, after completion of the Acquisition, will expand its geographical coverage from the existing 13 provinces, municipalities and autonomous regions to 21, out of a total 31 provinces, municipalities and autonomous regions in Mainland China. The Acquisition would have increased the population in the areas where the Group operates from approximately 632.8 million to approximately 1.05 billion people, or approximately 82.3% of Mainland China's total population as of 31 December 2001. Total subscriber numbers of the Group would have increased from approximately 69.64 million as of 31 December 2001, before the Acquisition, to about 90.57 million as of such date after the Acquisition, representing an increase of about 30.1%. Furthermore, as of 20 April 2002, the total number of subscribers of the Combined Group would have exceeded 100 million.

      Mobile penetration rates for the regions in which the Target Companies operate are relatively low, with a weighted average mobile penetration rate of about 6.8% at the end of 2001, compared with those of other more mature Asian and international regions, and the more developed coastal regions of Mainland China. Nevertheless, the total number of subscribers of the Target Companies increased by approximately 5.60 million and approximately 8.05 million in 2000 and 2001 respectively, or a percentage increase of approximately 77.0% and approximately 62.5% respectively. This compares favourably with the Group's total subscriber percentage increase of approximately 75.3% and approximately 54.3% for the same years respectively.

      On the above basis, we concur with the Board's view that the Acquisition represents an attractive opportunity for the Group to consolidate its strong position and further capitalise on the growth potential of the Chinese telecommunications industry. We also concur with the Board's view that this should in turn enhance the Group's growth prospects, and ultimately create value for investors.

2     THE ACQUISITION

      (a)   Assets to be acquired

            The Company has conditionally agreed to acquire from CMBVI the entire issued share capital of each of Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI for a total purchase price of US$8,573 million (equivalent to approximately HK$66,863.4 million based on the prevailing Hong Kong dollar to US dollar exchange rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement). The only asset of each of the Target BVI Companies is its entire interest in Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile respectively.

            Each of the Target Companies is the leading provider of mobile telecommunications services in its respective operating region and offers mobile telecommunications services using GSM technology. Each of the Target Companies is also a major provider of wireless data services and an important provider of Internet Protocol telecommunications services in its operating region. The table below sets out the respective subscriber base and market share of each of the Target Companies and those of the Group as of 31 December 2001:

                                                                         AS OF 31 DECEMBER 2001
                                                         -----------------------------------------------------
                                                                                        ESTIMATED MARKET SHARE
                                                         SUBSCRIBER BASE (THOUSANDS)          (NOTE) (%)
                                                         ---------------------------    ----------------------
                 Anhui Mobile                                      2,382                          68.3
                 Jiangxi Mobile                                    2,152                          74.2
                 Chongqing Mobile                                  1,805                          71.5
                 Sichuan Mobile                                    4,161                          75.5
                 Hubei Mobile                                      3,036                          75.2
                 Hunan Mobile                                      2,901                          79.7
                 Shaanxi Mobile                                    2,001                          65.8
                 Shanxi Mobile                                     2,490                          78.7
                                                                  ------                         -----
                   Target combined                                20,928                          73.9

                 The Group                                        69,643                          72.4

                 Source: Company

                 Note: Calculated based on the total number of mobile telecommunications subscribers in the relevant geographical regions estimated by the Group and the Target Companies.

            Further operational information on the Target Companies is set out in Appendix I to the Circular.

            We summarise below the historical (i) combined revenue; (ii) combined adjusted EBITDA; (iii) combined adjusted net profit (before deficit on revaluation of fixed assets, write-down and write-off of network equipment net of associated taxation); and (iv) combined net profit of the Target Group for each of the three years ended 31 December 2001, which were extracted from or calculated based on the accountants' report on the Target Group as set out in Appendix II to the Circular. It should be noted that the lower combined net profits for 1999 and 2000 were mainly caused by the write-down and write-off of analogue network equipment, and in 2001 there was a deficit arising from the revaluation of fixed assets in relation to the Acquisition. We understand from the Board that, in the absence of unexpected events, they do not expect further write-downs and/or write-offs of a similar nature going forward.

                                                                       YEAR ENDED 31 DECEMBER
                                                                 -----------------------------------
                                                                  1999           2000          2001
                                                                 ------         ------       -------
            REVENUE
            (RMB million)                                        16,261         21,643       26,081
            (HK$ million)                                        15,326         20,399       24,582
            (US$ million)                                         1,965          2,615        3,151

                                                                       YEAR ENDED 31 DECEMBER
                                                                 -----------------------------------
                                                                  1999           2000          2001
                                                                 ------         ------       -------
            ADJUSTED EBITDA
            (RMB million)                                         7,418         10,048       12,889
            (HK$ million)                                         6,992          9,470       12,148
            (US$ million)                                           896          1,214        1,557

                                                                       YEAR ENDED 31 DECEMBER
                                                                 -----------------------------------
                                                                  1999           2000          2001
                                                                 ------         ------       -------
            ADJUSTED NET PROFIT (BEFORE DEFICIT ON
              REVALUATION OF FIXED ASSETS, WRITE-DOWN AND
              WRITE-OFF OF NETWORK EQUIPMENT NET OF
              ASSOCIATED TAXATION)
            (RMB million)                                         2,632          3,776        5,408
            (HK$ million)                                         2,481          3,559        5,097
            (US$ million)                                           318            456          653

            NET PROFIT
            (RMB million)                                         1,921            618        3,295
            (HK$ million)                                         1,811            582        3,106
            (US$ million)                                           232             75          398

            Based on the assumptions set out in Appendix VI to the Circular and in the absence of unforeseen circumstances, the Board believes that the estimated combined net profit and the combined adjusted EBITDA of the Target Group for the year ending 31 December 2002 are unlikely to be less than RMB5,600 million and RMB16,100 million respectively, equivalent to about HK$5,277 million and about HK$15,172 million respectively, representing an increase of approximately 70% and approximately 25% respectively from 2001. The exchange rate used above is based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement.

            As at 31 December 2001, the combined net assets of the Target Group amounted to approximately RMB30,663 million (equivalent to about HK$28,900 million or about US$3,705 million). Please refer to Appendix II to the Circular for additional financial information on the Target Group.

      (b)   Basis of the consideration

            The Acquisition Agreement was entered into after arm's length negotiation between the Company and CMBVI and was based on normal commercial terms. We understand that the total purchase price of US$8,573 million (equivalent to about HK$66,863.4 million based on the prevailing Hong Kong dollar to US dollar exchange rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement) was determined after having considered various factors such as the prospective adjusted EBITDA and prospective profit contributions of the Target Companies to the Combined Group, the quality of the assets being acquired, their growth prospects, earnings potential, competitive advantages in their respective markets and other relevant valuation benchmarks. In addition, the Company will also assume the net indebtedness of the Target Companies, which amounted to approximately RMB13,467 million (equivalent to approximately HK$12,693 million or approximately US$1,627 million) as of 31 December 2001.

      (c)   Financing of the Acquisition

            Under the Acquisition Agreement, the total purchase price for the Acquisition of US$8,573 million (equivalent to about HK$66,863.4 million) will be satisfied by the payment of an initial consideration by cash and the issuance of Consideration Shares to CMBVI of an aggregate of US$5,773 million (equivalent to about HK$45,025.4 million) upon completion of the Acquisition and the payment of a deferred consideration of US$2,800 million (equivalent to about HK$21,838.0 million).

            The Company intends to finance the cash portion of the initial consideration of US$3,150 million (equivalent to approximately HK$24,567.8 million) primarily by using existing internal cash resources of US$2,400 million (equivalent to approximately HK$18,718.3 million) and the entire proceeds from the issuance and allotment of Shares of HK$5.85 billion (equivalent to approximately US$750 million) to Vodafone or Vodafone Holdings (as the case may
            be) pursuant to the Vodafone Subscription Agreement. The balance of US$2,623 million (equivalent to approximately HK$20,457.6 million) of the initial consideration will be satisfied by the issuance and allotment of 827,514,446 Consideration Shares to CMBVI at an issue price of HK$24.7217 per Consideration Share. The price per Consideration Share is equal to the average closing price of the Shares on the Stock Exchange for the 30 trading days prior to the date of Acquisition Agreement, and is the same as the per Share price of the Shares to be issued and allotted to Vodafone or Vodafone Holdings (as the case may be). The translations above between Hong Kong dollars and US dollars are based on the prevailing exchange rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of Acquisition Agreement.

            The price per Consideration Share and hence the number of the Consideration Shares to be issued to CMBVI are subject to adjustment if the simple arithmetic average of the volume-weighted average prices per Share on the Stock Exchange for the 10 consecutive trading days commencing from the trading day immediately following the date of the Acquisition Agreement ("Average VWAP") is either higher than HK$28.4300 (being HK$24.7217 as increased by 15%) or lower than HK$21.0134 (being HK$24.7217 as decreased by 15%). If the Average VWAP is higher than HK$28.4300, then the per Consideration Share price will be increased by 50% of the difference between the Average VWAP and HK$28.4300. If the Average VWAP is lower than HK$21.0134, then the per Consideration Share price will be decreased by 50% of the difference between HK$21.0134 and the Average VWAP. The number of Consideration Shares to be issued to CMBVI will be adjusted accordingly using the new per Consideration Share price.

            The deferred consideration is payable 15 years after the date of completion of the Acquisition. The Company intends to finance the deferred consideration using proceeds from the possible issue of RMB denominated bonds and/or Chinese Depositary Receipts in the PRC, internal cash resources and/or other forms of funding.

            The deferred consideration is subject to interest payable semi-annually to CMBVI on the actual amount of deferred consideration remaining unpaid from the date of completion of the Acquisition, calculated on a daily accrual basis and at the two-year US dollar LIBOR swap rate at 11 am (New York City time) on the second Business Day next preceding the date of the Acquisition Agreement for the first two years after completion of the Acquisition. Thereafter, interest rate is adjusted every two years based on the two-year US dollar LIBOR swap rate prevailing at 11 am (New York City time) on the relevant Interest Determination Date.

            It is noted that the deferred consideration is subordinated to other senior debts owed by the Company from time to time including, but not necessarily limited to, the US$600 million Notes and the US$690 million Convertible Notes issued by the Company in 1999 and 2000 respectively.

            The Company may make early payment of all or part of the deferred consideration, from time to time, at any time after completion of the Acquisition, without penalty. The Company has undertaken to CMBVI to use its reasonable endeavours, subject to market conditions and receiving all necessary regulatory and Governmental approvals, to issue RMB denominated bonds and Chinese Depositary Receipts and has agreed to make early payment of the deferred consideration using the net proceeds from the possible issuance of RMB denominated bonds and/or Chinese Depositary Receipts after such proceeds are received. Should the Company decide to make early payment of all or part of the deferred consideration other than from the net proceeds from the issuance of RMB denominated bonds or Chinese Depositary Receipts, such early payment can only be made if it does not have any significant impact on the Company's ability to repay any senior debt to which the deferred consideration is subordinated.

            The financing structure for the Acquisition is favourable in particular for the following reasons:



            o the deferred consideration mechanism provides a 15 year payment period for the deferred consideration, thereby ensuring the Company considerable funding flexibility;

            o the deferred consideration mechanism provides financing at more favourable rates than financing the deferred consideration via debt securities or bank borrowings at present market rates;

            o the payment mechanism utilises the considerable cash resources of the Company and effectively utilises available resources of the Combined Group; and

            o the financing structure offers multiple funding sources, diversifying funding risk and provides an opportunity to optimise the current capital structure of the Company.

            We note that the Directors are of the opinion that the Combined Group will, following the completion of the Acquisition, have sufficient working capital for its present requirements in the absence of unforeseen material circumstances.

            On the above basis, we consider that the terms for the financing of the Acquisition are fair and reasonable.

      (d)   Valuation of the Target Companies

            The total purchase price for the Acquisition of US$8,573 million (equivalent to approximately HK$66,863.4 million based on the prevailing Hong Kong dollar to US dollar exchange rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of Acquisition Agreement) implies an enterprise value ("EV") for the Target Companies of approximately US$10,200 million (equivalent to approximately HK$79,556 million), being the equity value (the total consideration to be paid in this case) plus net debt of the Target Group to be assumed by the Group of approximately RMB13,467 million (equivalent to approximately US$1,627 million or approximately HK$12,693 million).

            We have analysed the acquisition price of the Target Companies using three valuation methodologies, which are discounted cash flow ("DCF") analysis, comparable company analysis and recent merger and acquisition transactions of mobile companies.

            (i)  Discounted cash flow analysis

                 We have used DCF analysis as the primary valuation tool as it reflects the future cashflows of the Target Companies, taking into account the characteristics of the market, competition in the sector, regulatory environment, the Target Companies' cost structure and capital expenditure requirements as well as the profile of the subscriber bases.

                 Our DCF model is driven by the parameters from the long-term business plans and forecasts of the Target Companies obtained from the Target Companies and/or the Company. We have reviewed the key assumptions and operating benchmarks of the Target Companies, and compared our forecasts against the key business assumptions provided by the Company in the context of the overall Mainland China mobile market conditions, as well as researching the performance of other mobile operators in comparable markets, and based on this analysis we are comfortable that the business plan is achievable.

                 The enterprise value of approximately US$10,200 million (equivalent to approximately HK$79,556 million) for the Acquisition implied by the consideration is within our DCF valuation range.

            (ii) Comparable company analysis

                 We have conducted a comparable company analysis using ratios commonly applied in the telecommunications industry, in particular EV/EBITDA and EV/subscriber. Price/earnings and price/net book value ratios have not been relied upon as they are not particularly useful in analysing companies in a high growth and capital intensive sector such as telecommunications, and do not take account of differences in accounting treatment for tax and depreciation in different countries.

                 The enterprise value of approximately US$10,200 million (equivalent to approximately HK$79,556 million) for the Acquisition implies a 2002 EV/adjusted EBITDA of approximately
                 5.2 times, and a 2002 EV/subscriber of approximately US$356 based on the Company and the Target Companies' management's forecast EBITDA and subscriber numbers respectively for the Target Companies at the end of 2002, as set out in the "Letter from the Chairman" in the Circular.

                 Since the Target Companies share a number of characteristics with CMHK in terms of market position, relative average revenue per user per month ("ARPU") levels and quality of subscriber base, and the fact that, like CMHK, they are exclusively involved in the provision of mobile services in China, we consider that CMHK represents the best comparable for the Target Companies. As set out in the table below, the 2002 EV/EBITDA and EV/subscriber multiples implied by the transaction represent a 33.3% and 47.6% discount to CMHK's corresponding estimated multiples of 2002 respectively.

                 China Unicom Limited ("China Unicom"), another Hong Kong listed telecommunications operator with a mobile business in Mainland China, is also generally considered to be comparable to the Target Companies. However, we believe that China Unicom is significantly less comparable than CMHK for the purpose of valuing the Target Companies. China Unicom trades at a significant discount to CMHK (please refer to the table below), in part due to the fact that China Unicom is an integrated provider of telecommunications services, also offering paging, long distance, data and Internet services. Also, although China Unicom is experiencing high growth in subscribers, it currently has lower blended ARPU (being RMB86 based on the annual report of China Unicom for the year ended 31 December 2001 versus a blended ARPU of RMB129 for the Target Companies for the same period) and a smaller market share than the Target Companies. A higher blended ARPU is generally regarded as more favourable, as it represents greater revenue per user.


                                                                EV/FORECAST EBITDA       EV/FORECAST
                                                                 2002 (FULL YEAR)        SUBSCRIBER
                                                                      (TIMES)         END OF 2002 (US$)
                                                                ------------------    -----------------
                 CMHK                                                  7.8                   679
                 CHINA UNICOM                                          5.5                   292
                   discount China Unicom to CMHK                      29.5%                 57.0%

                 TARGET COMPANIES                                      5.2                   356
                   discount/(premium) to CMHK                         33.3%                 47.6%
                   discount/(premium) to China Unicom                  5.5%                (21.9%)

            Notes:

                 (1) Enterprise values of CMHK and China Unicom are calculated based on their respective closing prices as at the date of Acquisition Agreement.

                 (2) Forecast EBITDA 2002 (full year) and forecast subscriber by the end of 2002 for CMHK and China Unicom are based on consensus brokers' estimates.

                 We have also prepared a list of comparable mobile companies, which are further divided into three broad categories - mobile companies in developing Asia, developed Asia and developed Europe/America. These operators share certain common characteristics with the Target Companies such as mobile penetration rate, levels of income, ARPU and growth potential, and the valuation benchmarks implied by the purchase price under the Acquisition Agreement are reasonable when compared to the mean of our comparable company trading multiples set.

            (iii)Comparable transaction analysis

                 Our analysis also includes research into merger and acquisition transactions in the global mobile sector in the past 12 months. The following table sets out our findings:

                                                             EV/FORECAST EBITDA       EV/FORECAST
                                                              2002 (FULL YEAR)        SUBSCRIBER
                                                                   (TIMES)         END OF 2002 (US$)
                                                             ------------------    -----------------
                 MERGER AND ACQUISITION TRANSACTIONS
                   IN THE GLOBAL MOBILE SECTOR
                   IN THE LAST 12 MONTHS
                   High                                             30.5                 1,277
                   Low                                               7.4                   887
                   Mean                                             12.0                   995

                 We consider that the valuation benchmarks implied by the purchase price under the Acquisition Agreement are reasonable when compared to recent merger and acquisition transactions in the global mobile sector, even when adjusted for the downturn in telecoms share prices and indices since relevant transactions took place.

                 Benchmarks derived from comparable transaction analysis do not take into account regulatory, economic and competitive differences in various countries. Our list of mobile transactions includes targets in developed and developing countries with a mixture of mobile penetration rates, ARPU and levels of income. We have taken into account relative subscriber growth and ARPU levels in our analysis of these valuation benchmarks, together with the telecommunications market downturn.

                 We have also considered the previous transactions undertaken by CMHK in 1999 and 2000. However, we do not consider the pricing of these transactions to be directly comparable when considering the Acquisition as current market valuation has changed significantly since the previous transactions were executed. In particular, implied EV/subscriber and EV/EBITDA multiples are significantly lower, which reflects the re-rating of telecommunications stocks by investors.

            On the basis of the above analyses under which, in particular: (i) the EV of the Target Companies based on the consideration of the Acquisition is within our DCF valuation range; (ii) the implied EV/forecast EBITDA (2002) and EV/forecast subscriber (end of 2002) for the Acquisition represent a substantial discount to the corresponding multiples of CMHK, the most comparable company to the Target Group; and (iii) the EV/forecast EBITDA (2002) and EV/forecast subscriber (end of 2002) for the Acquisition are reasonable when compared to the corresponding multiples implied from the mean of a broad range of comparable merger and acquisition transactions in the global mobile sector in the past 12 months, and to the corresponding mean trading multiples of comparable companies, we consider the consideration payable under the Acquisition Agreement to be fair and reasonable so far as the Independent Shareholders are concerned.

      (e)   Conditions of the Acquisition

            Completion of the Acquisition is conditional upon fulfillment of various conditions including the approval of the Acquisition by the Independent Shareholders at the Extraordinary General

            Meeting and the Company having received adequate funding or financing to satisfy the cash portion of the initial consideration of the total purchase price of the Acquisition. Further details of the other conditions to the completion of the Acquisition are set out in the paragraph headed "Conditions of the completion of the Acquisition" in the "Letter from the Chairman" in the Circular.

3 THE MECHANISM FOR THE DETERMINATION OF THE ISSUE PRICE OF THE CONSIDERATION SHARES

      The per Consideration Share price of HK$24.7217 is equal to the average closing price of the Shares on the Stock Exchange for the 30 trading days prior to the date of Acquisition Agreement and will be subject to the following adjustment if the Average VWAP is more than 15% higher or lower than the per Consideration Share price:

      (i) if the Average VWAP is higher than HK$28.4300 (being HK$24.7217 as increased by 15%), the per Consideration Share price will be increased by 50% of the difference between the Average VWAP and HK$28.4300; or

      (ii) if the Average VWAP is lower than HK$21.0134 (being HK$24.7217 as decreased by 15%), the per Consideration Share price will be decreased by 50% of the difference between HK$21.0134 and the Average VWAP.

      The graph below shows the closing price and daily trading volumes of the Shares on the Stock Exchange from 16 May 2001 up to the Latest Practicable Date.

                         (SHARE PRICE PERFORMANCE CHART)

      Data source: Bloomberg

      As illustrated in the graph above, from 16 May 2001 and up to the Latest Practicable Date, the Shares were traded within a range of HK$19.40 and HK$42.70, with an average price of HK$28.10. However, the Share price has been relatively stable at an average of HK$24.20 per Share since the beginning of 2002. The recent gradual increase in Share price is in line with the overall market trend.

      Adjustment to the Consideration Share price will be required if the Average VWAP is more than 15% higher or lower than the per Consideration Share price, to reflect the Share price movement on the Stock Exchange immediately after the announcement of the Acquisition. We consider it reasonable to have such an adjustment mechanism to take into consideration the overall market's response to the Acquisition.

4     PRO FORMA FINANCIAL EFFECTS TO CMHK

      We have conducted various analyses on the potential financial effects of the Acquisition on the Group, which were extracted from or prepared based on the accountants' report and unaudited pro forma financial information of the Combined Group as set out in Appendix II and Appendix V to the Circular. It should be noted that the pro forma figures in the Circular were prepared by the management of the Group and the Target Companies, on the basis and assumptions as set out in the respective sections of the appendices. In addition, we have also made various assumptions, details of which are set out below, in our computation of the potential financial effects of the Acquisition, and accordingly, all the figures and financial effects shown in this section are for illustrative purposes only.

      We summarise in the table below the key financial information of the Group, before and after completion of the Acquisition, the Consideration Share issue, cash payment portion of the initial consideration and the deferred consideration in relation to the Acquisition, which we have used in our analysis of the potential financial effects of the Acquisition on the Group. As discussed above, the following pro forma figures of the Combined Group were prepared based on various assumptions, including:

      (a) for the purpose of profit and loss account analysis, the Acquisition took place on 1 January 2001. For the purpose of balance sheet analysis, the Acquisition took place on 31 December 2001;

      (b) total consideration is approximately US$8,573 million (approximately HK$66,863.4 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement), of which approximately US$2,400 million (approximately HK$18,718.3 million) of the initial consideration had been paid using internal cash;

      (c) the 827,514,446 Consideration Shares issued at HK$24.7217 each, being the average closing price of the Shares on the Stock Exchange for the 30 trading days prior to the date of Acquisition Agreement, which resulted in a total amount of HK$20,457.6 million (approximately US$2,623 million) of the initial consideration;

      (d) the 236,634,212 Shares issued and allotted pursuant to the Vodafone Subscription Agreement are issued at HK$24.7217 per Share, being the same as per Consideration Share, which resulted in a total net proceeds of HK$5.85 billion (approximately US$750 million, assuming there are no issuing expenses); and

      (e) the deferred consideration amounted to US$2,800 million (approximately HK$21,838.0 million) with an interest rate payable on the deferred consideration of 3.801% per annum, being the two year US dollar LIBOR swap rate at 11 am (New York City time) on the day which is the second Business Day next preceding the date of Acquisition Agreement. The interest expense is not deductible for taxation purposes.

                                                                               YEAR ENDED 31 DECEMBER 2001
                                                                            --------------------------------
                                                                            THE GROUP     THE COMBINED GROUP
                                                                            (ACTUAL)          (PRO FORMA)
                                                                             -------      ------------------
REVENUE
(RMB million)                                                                100,331            126,412
(HK$ million)                                                                 94,563            119,144
(US$ million)                                                                 12,122             15,273

ADJUSTED EBITDA
(RMB million)                                                                 60,270             73,159
(HK$ million)                                                                 56,805             68,953
(US$ million)                                                                  7,282              8,839

NET PROFIT
(RMB million)                                                                 28,015             28,158
(HK$ million)                                                                 26,404             26,539
(US$ million)                                                                  3,385              3,402

ADJUSTED NET PROFIT (BEFORE DEFICIT ON REVALUATION OF FIXED ASSETS)
(RMB million)                                                                 28,015             30,271
(HK$ million)                                                                 26,404             28,531
(US$ million)                                                                  3,385              3,657

ADJUSTED EPS (BEFORE DEFICIT ON REVALUATION OF FIXED ASSETS)
(RMB)                                                                           1.51               1.54
(HK$)                                                                           1.42               1.45
(US$)                                                                           0.18               0.19

NET INTEREST EXPENSE
(RMB million)                                                                    883              2,435
(HK$ million)                                                                    832              2,295
(US$ million)                                                                    107                294

INTEREST COVERAGE(1)
(times)                                                                           68                 30

Note:

(1)  Adjusted EBITDA divided by net interest expense.

                                                                                 AS AT 31 DECEMBER 2001
                                                                            --------------------------------
                                                                            THE GROUP     THE COMBINED GROUP
                                                                            (ACTUAL)          (PRO FORMA)
                                                                             -------      ------------------
NET ASSETS
(RMB million)                                                                111,779            139,698
(HK$ million)                                                                105,352            131,666
(US$ million)                                                                 13,505             16,879

NET ASSETS PER SHARE
(RMB)                                                                           6.01               7.10
(HK$)                                                                           5.66               6.69
(US$)                                                                           0.73               0.86

TOTAL DEBTS(1)
(RMB million)                                                                 29,300             69,328
(HK$ million)                                                                 27,615             65,342
(US$ million)                                                                  3,540              8,376

NET DEBTS/(CASH)(2)
(RMB million)                                                                 (7,491)            49,016
(HK$ million)                                                                 (7,060)            46,198
(US$ million)                                                                   (905)             5,922

TOTAL SHAREHOLDERS' FUNDS(3)
(RMB million)                                                                111,779            139,698
(HK$ million)                                                                105,352            131,666
(US$ million)                                                                 13,505             16,879

TOTAL DEBTS/TOTAL CAPITALISATION                                               20.8%              33.2%

NET DEBTS/SHAREHOLDERS' FUNDS                                               net cash              35.1%

Notes:

(1) Sum of bank loans and other interest-bearing borrowings, bills payable, obligations under finance leases, and long term amounts due to ultimate/immediate holding companies.

(2)   Total debts less cash and deposit.

(3)   Total capitalisation is the sum of total debts and shareholders' funds.

      Adjusted EBITDA and earnings

      As set out in the above table, the pro forma adjusted EBITDA of the Combined Group would be approximately RMB73,159 million for the year ended 31 December 2001, which represents an increase of about 21.4% from the actual adjusted EBITDA of the Group (without taking into account the Acquisition) of about RMB60,270 million for the same period. The pro forma adjusted net profit before deficit on revaluation of fixed assets for the Combined Group would be approximately RMB30,271 million for the year ended 31 December 2001, which also represents an increase of about 8.1% from the actual net profit of the Group (without taking into account the Acquisition) of about RMB28,015 million for the same period. The pro forma adjusted earnings per Share before deficit on revaluation of fixed assets of the Combined Group for year ended 31 December 2001 would be RMB1.54, which would be approximately 2.0% higher than the actual earnings per Share of the Group (without taking into account the Acquisition) of RMB1.51 as reported for the same period.

      Net assets and goodwill

      The pro forma net assets of the Combined Group would be approximately RMB139,698 million as at 31 December 2001, which is approximately 25.0% higher than the actual net assets reported by the Group (without taking into account the Acquisition) as of the same date. Relatively, the pro forma net asset value per Share of the Combined Group would be approximately RMB7.10 as at 31 December 2001, representing an increase of 18.1% from the actual net asset value per Share of the Group (without taking into account the Acquisition) of approximately RMB6.01 as of the same date.

      Assuming the Acquisition took place on 31 December 2001, a goodwill of approximately RMB40,296 million (approximately HK$37,979 million) would be recorded as the difference between the total consideration of US$8,573 million (approximately HK$66,863.4 million based on the prevailing rate at 12:00 noon (New York City time) on the day which is two Business Days next preceding the date of the Acquisition Agreement) paid for the Acquisition and the fair value of the underlying net assets of the Target Group. This amount would be accrued and amortised on a straight line basis over the estimated useful life of 20 years, resulting in an annual amortisation charge of approximately RMB2,015 million. This represents an amount of RMB0.10 per Share, implying a pro forma pre-goodwill adjusted earnings per Share of the Combined Group of RMB1.64 as opposed to the post-goodwill adjusted earnings per Share of RMB1.54 mentioned above.

      Gearing

      As noted on the above table, the pro forma total debts of the Combined Group would be approximately RMB69,328 million as at 31 December 2001, representing an increase of about 136.6% from the actual total debts of approximately RMB29,300 million reported at the same date. Pro forma net debts would change to approximately RMB49,016 million from the net cash position as of 31 December 2001. The pro forma gearing of the Combined Group, defined as net debts divided by total shareholders' funds, would be approximately 35.1% as at 31 December 2001, compared to the actual net cash position of the Group as of the same date. As also noted in the above table, the total debts/total capitalisation ratio would increase from the existing 20.8% to approximately 33.2%. However, we consider that the pro forma gearing level of the Combined Group remains at a comfortable level compared to other mobile operators around the world.

      Interest cover

      As noted in the above table, the pro forma net interest expenses of the Combined Group for the year ended 31 December 2001 would be approximately RMB2,435 million, increased from the Group's actual net interest expenses of approximately RMB883 million. This is mainly attributable to the reduction in interest income for the cash portion of the initial consideration and increased interest expense for the deferred consideration as a result of the Acquisition. Accordingly, the Company's interest cover, defined as the adjusted EBITDA over net interest expenses, would decrease from approximately 68 times to 30 times for the year ended 31 December 2001. Although the interest cover would be decreased significantly as a result of the Acquisition, we are of the view that such coverage ratio for the Combined Group remains at a comfortable level.

      Shareholding

      It is expected that CMCC will remain as the controlling shareholder, owning approximately 75.70% interest in the Company immediately after completion of the Acquisition assuming no adjustment is made to the per Share price and number of Consideration Shares issued and allotted to CMBVI and number of Shares issued to Vodafone or Vodafone Holdings (as the case may be). The Independent Shareholders' interest in the Company would be diluted from approximately 24.42% as at the Latest Practicable Date to approximately 24.30% immediately after the completion of the Acquisition. It should be noted that CMCC has undertaken that to the extent that is within its control, the Group will be treated equally with other mobile telecommunications operations controlled by CMCC, and it will continue to provide its full support to the Group after the Acquisition.

      Having considered the above pro forma financial effects of the Acquisition on the Group, and in particular: (a) the enhancement to adjusted EBITDA and adjusted net profit before deficit on revaluation of fixed assets for the Combined Group, both in aggregate and on a per share basis; (b) the increase in net assets, both in aggregate and on a per share basis; (c) the comfortable gearing and interest coverage levels implied following completion of the Acquisition; and (d) the fact that CMCC is and will remain the controlling Shareholder and has undertaken to continue to provide its full support to the Group after the Acquisition, we are of the view that the Acquisition is fair and reasonable so far as the Independent Shareholders are concerned.

5     THE CONNECTED TRANSACTIONS

      The Company, its subsidiaries and the Target Companies have entered into certain number of operating and other agreements with CMCC or its subsidiaries which will constitute connected transactions for the Company under the Listing Rules upon completion of the Acquisition. As these transactions are expected to occur on a regular and continuous basis in the ordinary and usual course of business, the Company has applied to the Stock Exchange for a Waiver. The Stock Exchange has indicated that the Waiver, if granted, will be effective until 31 December 2004, and is subject to the satisfaction of various conditions, inter alia, the approval of the Independent Shareholders at the Extraordinary General Meeting.

      It should be noted that certain services under the Connected Transactions are charged in accordance with the tariffs set by the Chinese regulatory authorities. In the event that the charges are not set by the Chinese regulatory authorities, they are based on commercial agreements negotiated on an arm's length basis between the parties involved and on normal commercial terms. As noted in the "Letter from the Chairman" in the Circular, the Company has the benefit of an undertaking from CMCC that to the extent that it is within CMCC's control, the Company will be treated equally with other mobile telecommunications operators in respect of all approvals, transactions and arrangements between the Company and CMCC and other mobile telecommunications operators controlled by CMCC. This forms an important basis for the Group and/or the Target Companies in entering into these connected transactions. Furthermore, Shareholders should note that Connected Transactions (A) to (E) below are merely an extension of the Group's existing arrangements to cover the Target Companies through the Second Supplemental Agreement upon completion of the Acquisition, and Independent Shareholders' approvals have already been obtained for such arrangements previously. Although Connected Transactions (F) and (G) are entered into as new agreements, similar arrangements for the existing operating subsidiary(ies) of the Group (as the case may be) already exist and have been approved previously by Independent Shareholders. In particular, Connected Transaction (F) involves the Target Companies only, whereas Connected Transaction (G) involves the Combined Group.

      We set out below a summary of each of the Connected Transactions.


      (A)   Interconnection arrangements

            The networks of each of the Target Companies and the Group interconnect with the mobile telecommunications networks of CMCC in other regions. The Interconnection and Roaming Agreement provides for, inter alia, (i) the sharing of long distance calling charges, if any, in respect of inter-provincial roaming; (ii) settlement arrangements of international long distance calling charges incurred by international mobile subscribers making international long distance calls while roaming in the areas in Mainland China where the Group operates; and (iii) settlement arrangements for international long distance calling charges, if any, when the Group's mobile subscribers roam internationally.

            The current arrangements apply to the 13 existing operating subsidiaries of the Company. The Interconnection and Roaming Agreement is valid for two years from 1 April 1999, renewed on an annual basis unless either party notifies the other of its intention to terminate in writing at least three months prior to expiration of the term. This agreement has been automatically renewed twice and the current term will expire on 31 March 2003. Pursuant to the Second Supplemental Agreement, which is subject to the completion of the Acquisition, the Company and CMCC will extend the existing arrangement to cover the Target Companies after the Acquisition.

      (B)   Roaming arrangements

            The Interconnection and Roaming Agreement also provides for (i) the settlement of basic inter-provincial roaming calling charges when roaming subscribers make or receive calls from a roaming location;
            (ii) settlement arrangements for international roaming calling charges incurred by international mobile subscribers making international long distance calls while roaming in the areas in Mainland China where the Group operates; and (iii) settlement arrangements for international roaming calling charges, if any, when the Group's mobile subscribers roam internationally. The agreement also sets out the roaming call record processing standard fees payable to CMCC.

            The current arrangements apply to the 13 existing operating subsidiaries of the Company. Subject to the completion of the Acquisition, the Company and CMCC will extend the existing interconnection arrangement to cover the Target Companies after the Acquisition pursuant to the Second Supplemental Agreement.

      (C)   Spectrum fees

            Under an agreement (as supplemented by the First Supplemental Agreement) between the Company and CMCC entered into in October 1999, the Company has obtained an exclusive right to use the frequency spectrum and telephone numbers allocated to them in the respective areas in which they operate. It also provides the mechanism by which the spectrum usage fees are shared between the Company's operating subsidiaries and CMCC's other operating subsidiaries. The standardised spectrum fees are payable to the MII by all mobile telecommunications operators in Mainland China and are jointly determined by relevant Chinese regulatory authorities.

            The current agreement applies to the 13 existing operating subsidiaries of the Company. The agreement is valid for an initial term of one year from 8 October 1999, renewed on an annual basis unless either party notifies the other of its intention to terminate at least three months prior to the expiration of the term. The agreement has been automatically renewed twice and the current term will expire on 7 October 2002. Pursuant to the Second Supplemental Agreement, which is subject to the completion of the Acquisition, the Company and CMCC will, among other things, extend the existing arrangement with respect to spectrum usage under the existing agreement to cover the Target Companies after the Acquisition.

      (D)   Sharing of inter-provincial transmission line leasing fees

            Under an agreement (as supplemented by the First Supplemental Agreement) between the Company and CMCC in relation to the leasing of inter-provincial transmission lines entered into in May 2000, the Group leases from former CTC, via CMCC, inter-provincial transmission lines. The rental payable by the Group is determined on the basis that the mobile network operators at both ends of the transmission lines will share the transmission leasing fees equally. The fees are equal to the actual amount payable by CMCC to former CTC, determined based on the standard leasing fee set by the relevant tariff regulatory authorities, adjusted for the discount to which the Group is entitled.

            The current agreement applies to the 13 existing operating subsidiaries of the Company. The agreement is valid for two years from 1 April 1999, renewed on an annual basis unless either party notifies the other of its intention to terminate at least three months prior to the expiration of its term. This agreement has been automatically renewed twice and the current terms will expire on 31 March 2003. Pursuant to the Second Supplemental Agreement, the Company and CMCC will, subject to the completion of the Acquisition, extend the existing arrangement under the inter-provincial transmission leased line agreement to cover the Target Companies after the Acquisition.

      (E)   Prepaid services

            Each of the Target Companies and the Group offers prepaid services. Some of such prepaid services allow subscribers to add value to their SIM cards by purchasing value-adding cards from any of the Group's network operators or other of CMCC's network operators. In October 2000, the Company entered into an agreement (as supplemented) with CMCC in relation to sharing and settlement of revenue when prepaid subscribers purchase value-adding cards issued by network operators of CMCC or the Company other than their home network operators.

            Pursuant to the Second Supplemental Agreement, which is subject to completion of the Acquisition, the Company and CMCC would extend the existing arrangements to the Target Companies after the Acquisition.

      (F)   Telecommunication services

            In April 2002, each of the Target Companies has, respectively, entered into an agreement with the eight respective telecommunications service companies wholly-owned by CMCC in the provinces and directly-administered municipality in which the Target Companies operate. Under these agreements, such subsidiaries of CMCC will provide certain telecommunications services to the Target Companies. These services include:

            (i) telecommunications projects planning, design and constructions services and telecommunications lines and pipelines construction services (as the case may be) which are provided to each of the Target Companies;

            (ii) telecommunications lines maintenance services which are provided to Anhui Mobile, Jiangxi Mobile,

                  Shaanxi Mobile and Shanxi Mobile; and

            (iii) property leasing and property management services which are provided to each of the Target Companies.

            These agreements were entered into after arm's length negotiation between the respective Target Companies and certain subsidiaries of CMCC. For services described in (i) and (ii) above, the charges payable are determined with reference to and cannot exceed relevant standards laid down and revised from time to time by the PRC Government. Where there are no Government standards, the charges are determined with reference to market rates. In respect of the property leasing and property management services described in (iii) above and as noted in the "Letter from the Chairman" in the Circular, Chesterton Petty, an independent valuer, has confirmed that the charges payable for property leasing and property management services are not more than the market rates within each respective geographical area as at the relevant dates of such agreements and that all other terms of such property leasing and property management are not onerous or unusual.

      (G)   Transmission tower sales, installation and maintenance

            On 8 May 2002, the Company entered into an agreement with Hubei Communication Services Company, a wholly-owned subsidiary of CMCC, under which such subsidiary sells transmission towers and spare parts and provides related installation and maintenance services to the operating subsidiaries (including the Target Companies) of the Company. The price of such transmission towers and spare parts and the charges payable for the services rendered under the agreement are determined either according to standards laid down by the PRC Government, or by reference to market rates.

      We understand that the Stock Exchange has indicated that it will grant the Waiver on a number of conditions. One of the conditions for the Stock Exchange to grant the Waiver is that the Connected Transactions of the following types for each of the three years ending 31 December 2004 shall not exceed the upper limits set out below:

      (i) Prepaid services - handling charges received by the Target Group from subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 1% of the Combined Group's total turnover in that financial year and handling charges paid by the Target Group to subsidiaries of CMCC in respect of prepaid services in any financial year shall not exceed 1% of the Combined Group's total turnover in that financial year;

      (ii) Telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services - payments by the Target Group to subsidiaries of CMCC for telecommunications projects planning, design and construction services and telecommunications lines and pipelines construction services in any financial year shall not exceed 0.25% of the Combined Group's total turnover in the relevant financial year;

      (iii) Telecommunications lines maintenance services - payments by the Target Group to subsidiaries of CMCC for telecommunications lines maintenance services in any financial year shall not exceed 0.04% of the Combined Group's total turnover in the relevant financial year;

      (iv) Property leasing and property management services - payments by the Target Group to subsidiaries of CMCC for property leasing and property management services in any financial year shall not exceed 0.25% of the Combined Group's total turnover in the relevant financial year; and

      (v) Purchase of transmission towers and related services - payments by the Combined Group to the relevant subsidiary of CMCC for purchases of transmission towers and transmission tower-related services in any financial year shall not exceed 0.5% of the Combined Group's turnover in the relevant year.

      The table below compares the aggregated relevant charges between the Target Group and subsidiaries of CMCC in relation to the above Connected Transactions for 2001 and the estimated charges for 2002 with the 2001 Combined Group's turnover.

                                                                                                            UPPER
                                            AGGREGATED 2001    AS A % OF    ESTIMATED 2002     AS A % OF    LIMIT
                                               CHARGES           2001          CHARGES           2001     (AS A % OF
                                           ------------------  COMBINED   ------------------   COMBINED    COMBINED
                                            (RMB      (HK$     GROUP'S     (RMB      (HK$      GROUP'S     GROUP'S
                                           MILLION)  MILLION)  TURNOVER   MILLION)  MILLION)   TURNOVER    TURNOVER)
                                           --------  --------  ---------  --------  --------   ---------   ---------
      AGGREGATE HANDLING CHARGES
        FOR PREPAID SERVICES
        (CONNECTED TRANSACTION (E))
        RECEIVABLE BY THE TARGET
          GROUP                             114.8     108.2      0.09%       82.1      77.4       0.06%      1.00%
        PAYABLE BY THE TARGET GROUP          58.3      54.9      0.05%       61.2      57.6       0.05%      1.00%

      TELECOMMUNICATION PROJECTS PLANNING,
        DESIGN AND CONSTRUCTION AND
        TELECOMMUNICATION LINES AND PIPELINES
        CONSTRUCTION CHARGES PAYABLE BY THE
        TARGET GROUP                          N/A      N/A       N/A        237.1     223.5       0.19%      0.25%
        (CONNECTED TRANSACTION (F))

      TELECOMMUNICATIONS LINE
        MAINTENANCE SERVICES
        PAYABLE BY THE TARGET
          GROUP                               N/A      N/A       N/A         33.3      31.4       0.03%      0.04%
          (CONNECTED TRANSACTION (F))

      PROPERTY LEASING AND PROPERTY
        MANAGEMENT SERVICES PAYABLE
        BY THE TARGET GROUP                   N/A      N/A       N/A        217.2     204.7       0.17%      0.25%
        (CONNECTED TRANSACTION (F))

      PURCHASE OF TRANSMISSION TOWERS
        AND TRANSMISSION TOWER-RELATED
        SERVICES PAYABLE BY THE
        COMBINED GROUP                      101.4      95.5      0.08%      200.0     188.5       0.16%      0.50%
        (CONNECTED TRANSACTION (G))

      We have discussed with the management of the Company the basis for setting the respective upper limits for these Connected Transactions, as well as the reasons for not imposing an upper limit on certain Connected Transactions. In particular, we note that the major reason that an upper limit for Connected Transactions (A) to (D) above cannot reasonably be imposed is that the tariffs and charges under these transactions are dependent upon the relevant standard tariffs and policies determined by the relevant regulatory authorities in Mainland China, which is beyond the control of the Group. On this basis, we consider that the Company is not in a position to fix upper limits for these transactions and, accordingly, we are of the view that it is fair and reasonable not to impose an upper limit for the referenced Connected Transactions (A) to
(D), so far as the Independent Shareholders are concerned.

      On the basis that: (i) as noted in "Letter from the Chairman" in the Circular, the Connected Transactions are expected to be entered into in the ordinary and usual course of business; (ii) the terms and charges of the Connected Transactions were determined in accordance with the tariffs/standards set by the relevant Chinese regulatory authorities and/or by reference to market rates and/or determined after negotiation on an arm's length basis between the parties involved; (iii) the equal treatment undertaking given by CMCC, as noted in the "Letter from the Chairman" in the Circular; and (iv) some of the Connected Transactions are merely an extension of the Group's existing arrangements to cover the Target Companies after the Acquisition, and Independent Shareholders' approvals have already been obtained for such arrangements previously, we are of the view that the terms of the Connected Transactions are fair and reasonable so far as the Independent Shareholders are concerned.

SUMMARY

      Having considered the above principal factors and reasons, we would draw your attention to the following key factors in arriving at our conclusion:

      (a) the Acquisition will consolidate the Company's strong position, further capitalise on the growth potential of the Chinese telecommunications industry, and should ultimately create value for investors;

      (b) the purchase price was negotiated on arm's length basis. The financing structure of the Acquisition provides favourable terms, ensures considerable funding flexibility to the Company, and effectively utilises available resources of the Combined Group;

      (c) the valuation of the Target Companies implied by the consideration of the Acquisition (i) is within the range of our DCF analysis; (ii) represents a significant discount to CMHK's relevant trading multiples; and (iii) is reasonable in the context of the market valuation of the comparable companies and multiples implied by recent merger and acquisition transactions in the global mobile sector in the past 12 months;

      (d) the mechanism for determining the price per Consideration Share is based on the market prices of the Company's Shares traded on the Stock Exchange prior to the date of Acquisition Agreement;

      (e) the net profit adjusted for deficit on revaluation of fixed assets of the Group would have been enhanced on a per Share basis if the Acquisition had taken place on 1 January 2001;

      (f) the net asset value of the Combined Group would be increased on both total and on a per Share basis, the Combined Group would have had a higher gearing ratio and a lower interest cover, but both would still have been within a comfortable level;

      (g) CMCC will remain as the controlling shareholder and continue to provide full support to CMHK; and

      (h) the terms and charges of the Connected Transactions were determined based on the tariffs/standards set by the Chinese regulatory authorities and/or by reference to market rates and/or after arm's length negotiation and based on normal commercial terms. Furthermore, some of these agreements are merely an extension of the Group's existing arrangements to cover the Target Companies after the Acquisition.

RECOMMENDATION

      Having considered the above principal factors and reasons and the terms of the Acquisition Agreement (including the mechanism for determination of the issue price of the Consideration Shares) and the agreements for the Connected Transactions, we consider that their terms, from a financial perspective, are fair and reasonable so far as the Independent Shareholders are concerned. Accordingly, we advise the Independent Board Committee to recommend that the Independent Shareholders vote in favour of ordinary resolutions numbered 1 to 3 as detailed in the notice of the Extraordinary General Meeting set out at the end of the Circular.

                                                  Yours very truly,
                                                For and on behalf of
                                      N M ROTHSCHILD & SONS (HONG KONG) LIMITED
                                                     KELVIN CHAU
                                                      Director

--------------------------------------------------------------------------------
APPENDIX I                           FURTHER INFORMATION ON THE TARGET COMPANIES
--------------------------------------------------------------------------------

INDUSTRY BACKGROUND

     The telecommunications industry in Mainland China has experienced rapid growth over the last three years. According to the MII, fixed line subscribers increased from approximately 108.81 million at the end of 1999 to approximately
180.39 million at the end of 2001 with an average compound growth rate of approximately 28.8% per annum. Over the same period, mobile telecommunications subscribers increased from 43.24 million to 144.80 million with an average compound growth rate of approximately 83.0% per annum. The mobile telecommunications sector is one of the fastest growing sectors within the telecommunications industry in Mainland China.

     At the end of 2001, Mainland China became the world's largest mobile telecommunications market in terms of the overall number of subscribers. Even though there has been a rapid growth in the number of mobile telecommunications subscribers in recent years, the mobile penetration rate in Mainland China is still relatively low compared with other developed international markets. Given the rapid growth of the economy in Mainland China, the mobile telecommunications market has significant potential for continued growth.

     In the first half of 2000, the Chinese government separated the government's regulatory function from its business management function in respect of the telecommunications industry. As a result, the MII ceased to participate in telecommunications operations but continues to exercise its authority as the industry regulator.

     As a state-owned company, CMCC is primarily engaged in the business of mobile telecommunications. As a state-owned company, the former CTC was primarily engaged in the business of fixed line telecommunications. In December 2001, the State Council approved a plan for the reform of the telecommunications system and conducted a restructuring of the former CTC, China Netcom Corporation Limited and Jitong Network Communications Company Limited. After the restructuring, China Netcom Group consists of ten provincial telecommunications companies originally owned by the former CTC in Beijing and nine other provinces and directly-administered municipality, China Netcom Corporation Limited and Jitong Network Communications Company Limited. After the restructuring, CTC retains the telecommunications companies originally owned by the former CTC in the remaining provinces, directly-administered municipalities and autonomous regions, under its corporate mantle.

     Currently, apart from CMCC (which includes the Group), the principal operators in the telecommunications industry in Mainland China also include CTC, China Netcom Group, China Unicom, China Satellite Communications Corporation and Railcom. Providers of mobile telecommunications services are CMCC (which includes the Group) and China Unicom. Providers of fixed line services are CTC, China Netcom Group, China Unicom and Railcom.

MARKET ENVIRONMENT OF THE TARGET COMPANIES

     As of 31 December 2001, the total population in the eight provinces and directly-administered municipality in which the Target Companies operate was approximately 418 million, the GDP per capita was approximately RMB5,724, and the weighted average fixed line and mobile penetration rates were approximately 10.3% and 6.8%, respectively. The following table sets forth certain market environment data for Anhui, Jiangxi, Chongqing, Sichuan, Hubei, Hunan, Shaanxi and Shanxi for the periods indicated:

                                                   AS OF OR FOR THE YEAR ENDED
                                                           31 DECEMBER
                                                 -------------------------------
                                                   1999        2000        2001
                                                 -------     -------     -------
Population (in thousands) (1)
  Anhui                                           62,060      62,780      63,280
  Jiangxi                                         42,312      41,485      41,858
  Chongqing                                       30,723      30,911      30,970
  Sichuan                                         83,586      84,075      86,396
  Hubei                                           59,380      59,600      59,746
  Hunan                                           65,320      65,620      65,959
  Shaanxi                                         35,191      35,721      36,586
  Shanxi                                          32,036      32,478      32,716
                                                 -------     -------     -------
    Total                                        410,608     412,670     417,511
                                                 =======     =======     =======
GDP per capita (RMB) (1)
  Anhui                                            4,687       4,840       5,199
  Jiangxi                                          4,402       4,851       5,199
  Chongqing                                        4,826       5,157       5,651
  Sichuan                                          4,441       4,770       5,118
  Hubei                                            6,588       7,174       7,804
  Hunan                                            5,098       5,638       6,039
  Shaanxi                                          4,137       4,647       5,033
  Shanxi                                           4,703       5,015       5,424
                                                 -------     -------     -------
    Weighted average                               4,912       5,312       5,724
                                                 =======     =======     =======
Fixed line penetration rate (%) (2)
  Anhui                                              5.5         7.7        10.1
  Jiangxi                                            6.3         8.9        10.3
  Chongqing                                          6.4         8.7        10.9
  Sichuan                                            4.6         6.6         7.9
  Hubei                                              7.5         9.2        10.2
  Hunan                                              7.5        10.5        11.6
  Shaanxi                                            6.7        10.4        11.6
  Shanxi                                             6.1         9.7        12.7
                                                 -------     -------     -------
    Weighted average                                 6.2         8.7        10.3
                                                 =======     =======     =======

                                                   AS OF OR FOR THE YEAR ENDED
                                                           31 DECEMBER
                                                 -------------------------------
                                                   1999        2000        2001
                                                 -------     -------     -------
Mobile penetration rate (%) (3)
  Anhui                                              1.6         3.3         5.5
  Jiangxi                                            1.7         3.4         6.9
  Chongqing                                          2.7         5.2         8.2
  Sichuan                                            2.0         3.9         6.4
  Hubei                                              1.9         3.5         6.8
  Hunan                                              1.9         3.8         5.5
  Shaanxi                                            2.0         4.3         8.3
  Shanxi                                             2.1         4.5         9.7
                                                 -------     -------     -------
    Weighted average                                 1.9         3.9         6.8
                                                 =======     =======     =======

------------
(1) Source: 2000 Provincial Statistical Yearbooks, 2001 Provincial Statistical Yearbooks and "2001-2002 PRC National Economic and Social Development Statistical Information Abstract".

(2) Source: the MII/the respective Provincial Telecommunications Administration Bureau.

(3) Calculated by dividing the Target Companies' estimate of the total number of mobile subscribers, including subscribers of other operators, by the respective population numbers from 2000 Provincial Statistical Yearbooks, 2001 Provincial Statistical Yearbooks and "2001-2002 PRC National Economic and Social Development Statistical Information Abstract".


OPERATIONS OF THE TARGET COMPANIES

     The Target Companies are the leading providers of mobile telecommunications services in their respective provincial and directly-administered municipal markets. The Target Companies currently offer mobile telecommunications services using GSM technology, and their networks effectively reach all cities and counties and major roads and highways within their respective geographic regions. Each of the Target Companies is also a major provider of wireless data services and an important provider of Internet Protocol ("IP") telecommunications services within the geographical region in which it operates.


1    KEY OPERATING DATA

     The Target Companies had a total of approximately 20.93 million mobile telecommunications subscribers as of 31 December 2001. Their estimated weighted average market share of mobile telecommunications subscribers was approximately 73.9% in the regions in which they operate as of 31 December 2001.

     The following table sets out certain summary operating and other data of the Target Group:

                                                    AS OF OR FOR THE YEAR ENDED
                                                            31 DECEMBER
                                                  ------------------------------
                                                   1999        2000        2001
                                                  ------      ------      ------
Subscribers (in thousands)                         7,277      12,878      20,928
  Contract                                         7,277       9,623      12,839
  Prepaid                                             --       3,255       8,089
Market share (%)(1)                                 91.7        80.8        73.9
Minutes of usage (in millions)                    22,683      33,257      47,498
Average usage per user per month
  (minutes/user/month)(2)                            315         284         235
  Contract                                           315         307         308
  Prepaid                                             --         108         101
Average revenue per user per month
  (RMB/user/month)(3)                                226         185         129
  Contract                                           226         198         160
  Prepaid                                             --          83          71

-----------
(1) Calculated based on the total number of mobile telecommunications subscribers in the relevant geographical region estimated by the Target Companies.

(2) Calculated by (i) dividing the total minutes of usage during the relevant period by the average number of users during the period (calculated as the average of the number of users at the end of each of the thirteen calendar months from the end of the previous year to the end of the current year); and (ii) dividing the result by twelve months.

(3) Calculated by (i) dividing the operating revenue during the relevant period by the average number of users during the period (calculated in the same manner as note (2) above); and (ii) dividing the result by twelve months.

     The following table sets forth the respective number of subscribers and market share of the Target Companies for the dates indicated:

                                                        AS OF 31 DECEMBER
                                                --------------------------------
                                                 1999         2000         2001
                                                ------       ------       ------
Subscribers (in thousands)
  Anhui                                            866        1,482        2,382
  Jiangxi                                          638        1,121        2,152
  Chongqing                                        738        1,263        1,805
  Sichuan                                        1,546        2,560        4,161
  Hubei                                          1,081        1,833        3,036
  Hunan                                          1,166        2,125        2,901
  Shaanxi                                          601        1,232        2,001
  Shanxi                                           641        1,262        2,490

                                                         AS OF 31 DECEMBER
                                                  ------------------------------
                                                  1999         2000         2001
                                                  ----         ----         ----
Market share (%) (1)
  Anhui                                           86.1         72.2         68.3
  Jiangxi                                         90.0         80.1         74.2
  Chongqing                                       90.4         78.6         71.5
  Sichuan                                         92.7         78.0         75.5
  Hubei                                           95.7         88.5         75.2
  Hunan                                           95.4         84.4         79.7
  Shaanxi                                         83.9         80.7         65.8
  Shanxi                                          96.5         85.7         78.7

------------
(1) Calculated based on the total number of mobile telecommunications subscribers in the relevant geographical region estimated by the Target Companies.


     The market demand for mobile telecommunications services in the regions in which the Target Companies operate has continuously increased, and the number of subscribers of each of the Target Companies has grown significantly during the period from 1999 to 2001. However, due to increased competition during the period from 1999 to 2001, there has been a decrease in each Target Company's respective market share of mobile telecommunications subscribers within the region in which it operates. Nonetheless, each of the Target Companies continues to be the leading provider of mobile telecommunications services in its respective region.

     The following table sets forth other selected key operating data of the Target Companies for the periods indicated:

                                                          YEAR ENDED 31 DECEMBER
                                                          ----------------------
                                                           1999    2000    2001
                                                          ------  ------  ------
Minutes of usage (in millions)
  Anhui                                                    2,700   3,358   5,491
  Jiangxi                                                  2,270   2,910   4,668
  Chongqing                                                2,215   3,152   3,934
  Sichuan                                                  4,956   6,933   9,775
  Hubei                                                    3,462   4,976   6,890
  Hunan                                                    3,014   5,360   7,399
  Shaanxi                                                  1,940   3,410   4,982
  Shanxi                                                   2,126   3,158   4,359

Average usage per user per month (minutes/user/month) (1)
  Anhui                                                      293     268     245
  Jiangxi                                                    362     280     240
  Chongqing                                                  341     273     204
  Sichuan                                                    360     290     254
  Hubei                                                      283     296     229
  Hunan                                                      265     273     246
  Shaanxi                                                    327     308     256
  Shanxi                                                     316     288     193

                                                          YEAR ENDED 31 DECEMBER
                                                          ----------------------
                                                           1999    2000    2001
                                                          ------  ------  ------
Average revenue per user per month (RMB/user/month) (2)
  Anhui                                                      204     182     122
  Jiangxi                                                    240     185     124
  Chongqing                                                  224     166     123
  Sichuan                                                    257     185     136
  Hubei                                                      206     212     137
  Hunan                                                      207     168     132
  Shaanxi                                                    255     195     131
  Shanxi                                                     225     190     119

------------
(1) Calculated by (i) dividing the total minutes of usage during the relevant period by the average number of users during the period (calculated as the average of the number of users at the end of each of the thirteen calendar months from the end of the previous year to the end of the current year); and (ii) dividing the result by twelve months.

(2) Calculated by (i) dividing the operating revenue during the relevant period by the average number of users during the period (calculated in the same manner as note (1) above); and (ii) dividing the result by twelve months.

     As the penetration rate of mobile subscribers increases, the subscriber base of each of the Target Companies has grown rapidly. Although there has been an increase in the portion of low-usage subscribers in the subscriber base, resulting in a decline in the average usage and revenue per user per month for the Target Companies, the total minutes of usage and the total operating income of the Target Companies have increased significantly from 1999 to 2001.

     The weighted average churn rates (excluding internal switching between different services offered by the Target Companies) of the Target Companies for 2000 and 2001 were approximately 7.0% and 7.7%, respectively. As connection fees for mobile telecommunications services in Mainland China have declined significantly in recent years and were eventually cancelled altogether on 1 July 2001, the cost to mobile users to switch among mobile telecommunications networks has correspondingly decreased. This, together with increased competition, has contributed to the increase in the Target Companies' churn rates.

2    SERVICES AND PRODUCTS

     (1)  TYPES OF SERVICES

          The services of the Target Companies primarily include voice-related services and data services.

          (i)  VOICE-RELATED SERVICES OF THE TARGET COMPANIES

               The voice-related services of the Target Companies include basic voice-related services and value-added voice services. Basic voice-related services enable subscribers to make and receive calls with a mobile phone at any point within the coverage area of the mobile telecommunications network. Such services include local calls, domestic long distance calls, international long distance calls, intra-provincial roaming, domestic roaming and international roaming. Value-added voice services mainly include caller identity display, call waiting, call forwarding, call holding, "Quanqiuhu" paging service, voice mail and others.

          (ii) DATA SERVICES OF THE TARGET COMPANIES

               (a)  MOBILE DATA BUSINESSES

                    Currently, the mobile data businesses of the Target Companies primarily include short message services and "Monternet".

                    o SHORT MESSAGE SERVICES. Short message services refer to services which employ the existing resources of GSM telecommunications networks and the corresponding functions of mobile telecommunications terminals to deliver and receive text or pictorial messages, including subscriber-to-subscriber messages, information on demand (which include stock price quotations, sports news and weather forecasts) and others. Short message services offer the virtues of convenience and multi-functionality. This business has grown rapidly since its initial launching. The usage volume of short message services of the Target Companies has increased from 82 million messages in 2000 to 1.17 billion messages in 2001, representing a thirteen-fold increase and has experienced rapid growth. As of 31 December 2001, the total number of users of short message services of the Target Companies reached an approximate of 5.62 million, accounting for approximately 26.9% of the total number of subscribers of the Target Companies.

                    o MONTERNET. In order to speed up the development of mobile data businesses, pursuant to arrangements co-ordinated by CMCC, the Target Companies launched the "Monternet" project in the fourth quarter of 2000 with a view to developing a unified Mobile Information Services Center platform. The Target Companies co-operated with key members throughout the wireless data value chain on joint product development, and have, in conjunction with other leading market participants, cultivated a community of Internet Service Providers ("ISPs") to develop rich and innovative content and applications. These have fostered the development of data businesses and have made the services more appealing to customers.

                    From a technical standpoint, mobile data services provided by the Target Companies also utilise WAP and GPRS. WAP, or Wireless Application Protocol, provides a wireless connection to the Internet that allows users to access the Internet utilising mobile handsets with WAP functionality. GPRS, or General Packet Radio Service technology, enhances the wireless data transmission rate over existing GSM networks and enables network operators to provide more information and applications via a wireless connection.

               (b)  IP-BASED LONG DISTANCE CALL SERVICES

                    From the end of 1999, the Target Companies began providing IP-based long distance call services, which allow users to make domestic and international long distance calls at relatively lower cost. The IP-based long distance call services of the Target Companies cover their entire respective service areas. For the year ended 31 December 2001, the total usage of IP-based long distance call services of the Target Companies was approximately 1.283 billion minutes.

               (c)  ISP SERVICES

                    The ISP services offered by the Target Companies to mobile and fixed-line subscribers enable subscribers to connect to the Internet via the networks of the Target Companies by dialling the prefix "172XX". The Target Companies also offer private integrated voice-related and Internet connection services to corporate subscribers.

     (2)  SUBSCRIBER TYPES

          (i)  CONTRACT SUBSCRIBERS

               Contract subscribers are required to pay monthly fees, basic local usage charges and long distance usage charges (where applicable) and roaming charges (when they use roaming services). Most contract subscribers opt to pay these fees in arrears. Contract subscribers are able to use international roaming services upon registration. As of 31 December 2001, the Target Companies had an aggregate of approximately 12.84 million contract subscribers, representing approximately 61% of the total subscriber base of the Target

               Companies.

               The following table sets forth the total number of contract subscribers of the Target Companies as of the dates indicated:

                                                AS OF 31 DECEMBER
                                ------------------------------------------------
                                     1999             2000             2001
                                --------------   --------------   --------------
                                (IN THOUSANDS)   (IN THOUSANDS)   (IN THOUSANDS)
               Anhui                   866            1,292            1,991
               Jiangxi                 638              805            1,671
               Chongqing               738              720              476
               Sichuan               1,546            1,645            2,263
               Hubei                 1,081            1,291            1,548
               Hunan                 1,166            1,972            2,377
               Shaanxi                 601            1,006            1,680
               Shanxi                  641              892              833
                                    ------           ------           ------
                 Total               7,277            9,623           12,839
                                    ======           ======           ======


          (ii) PREPAID SUBSCRIBERS

               In 2000, the Target Companies commenced the gradual introduction of prepaid services that are virtually identical to the prepaid services offered by the Group in terms of scope and nature of service, tariff rates and value adding capability and settlement mechanics. No monthly fee is payable by prepaid services users. Prepaid subscribers are able to control their usage charges and can begin using the services immediately where sufficient value has been added to the prepaid cards. As of 31 December 2001, the Target Companies had an aggregate of approximately 8.09 million subscribers for their prepaid services, representing approximately 39% of the total subscriber base of the Target Companies.

               The following table sets forth the total number of prepaid subscribers of the Target Companies as of the dates indicated:

                                                        AS OF 31 DECEMBER
                                                --------------------------------
                                                     2000              2001
                                                --------------    --------------
                                                (IN THOUSANDS)    (IN THOUSANDS)
               Anhui                                  190               391
               Jiangxi                                316               481
               Chongqing                              543             1,329
               Sichuan                                915             1,898
               Hubei                                  542             1,488
               Hunan                                  153               524
               Shaanxi                                226               321
               Shanxi                                 370             1,657
                                                    -----             -----
                 Total                              3,255             8,089

                                                    =====             =====

3    TARIFFS

     (i)  BASIC TARIFFS

          Except under circumstances where promotional discounts are offered, the tariff structures and rates charged by the Target Companies for their services are similar to those of the Group. The Group and the Target Companies are subject to the same regulatory framework with respect to tariffs.

          From 1 July 2001, the requirement that connection fees be paid for services activation by mobile subscribers on initial subscription was discontinued. As the connection fee tariffs had been repeatedly reduced in recent years in response to market conditions, and new subscribers of the Target Companies include a certain portion of prepaid services subscribers, the portion of the total operating revenue represented by connection fees was low. Accordingly, the cancellation of connection fees has not had a significant impact on the revenue of the Target Companies. The discontinuance of connection fees promotes subscriber growth, which leads to an expansion of the subscriber base of the Target Companies and results in an increase in total minutes of usage.

     (ii) TARIFF PACKAGES

          All of the Target Companies offer tariff packages. Tariff packages are designed to leverage upon the basic usage covered by the monthly fee and the usage charges per minute exceeding the covered basic usage in order to adjust the positioning of the subscribers within the tariff package scheme. In broad terms, the higher the monthly fee of a tariff package, the greater is the concession, which is an illustration of the principle of "call more, save more". The tariff packages also come with different complimentary value-added services packages.

    (iii) DISCOUNTS AND PROMOTIONS

          Given the rapid growth in mobile penetration rates and increased competition, in order to remain competitive in terms of price and performance with other mobile telecommunications operators, the Target Companies provide certain discounts and promotional offers in and during corresponding regions and call periods. Such discounts and promotional offers include monthly fee discounts for specific periods and complimentary minutes of usage for high-usage subscribers at various locations and times.

4    SALES AND CUSTOMER SERVICES

          SALES CHANNELS. The Target Companies sell their mobile services through an extensive network of proprietary sales outlets, franchise stores and retail outlets. As of 31 December 2001, the Target Companies had 1,311 proprietary sales outlets and 20,966 franchised stores and retail outlets, as set forth in the following table:

                            ANHUI    JIANGXI  CHONGQING  SICHUAN    HUBEI     HUNAN    SHAANXI   SHANXI
                            -----    -------  ---------  -------    -----     -----    -------   ------
Proprietary sales outlets     111       186        49       230       187       204       158       186
Franchise stores and
  Retail outlets            4,153     1,978     2,141     2,475     2,252     2,830       978     4,159
                            -----     -----     -----     -----     -----     -----     -----     -----
  Total                     4,264     2,164     2,190     2,705     2,439     3,034     1,136     4,345
                            =====     =====     =====     =====     =====     =====     =====     =====


          In addition to various retail consumer and network connection services, most of the proprietary sales outlets owned by the Target Companies also provide subscribers with services such as billing information and payment collection, services consultation, handset repair and other customer services. In addition, most of the proprietary sales outlets owned by the Target Companies provide training and service demonstrations to franchise stores and retail outlets.

          The franchise stores and retail outlets sell mobile services for the Target Companies according to the instructions of the Target Companies. In connection with these sales, all applicable fees payable after initial connection are paid to the Target Companies. The Target Companies in turn pay a fee averaging approximately RMB100 per new subscriber acquired (based on the year ended 31 December 2001). In addition to the sale of services, franchise stores also perform other services for subscribers, such as providing tariff information, payment collection and other customer services, whereas retail outlets focus mainly on providing sales services through their widespread network.

          MARKET SEGMENTATION STRATEGY. As subscriber demand for mobile telecommunications becomes more varied and complex, each of the Target Companies has conducted research into market segmentation and has launched products which cater to the specific needs of different subscriber groups.

          Each of the Target Companies has introduced VPMN services to its corporate subscribers. VPMN, or Virtual Private Mobile Network services, feature a "virtual" private telecommunications network provided to corporate subscribers as an overlay upon the basic public telecommunications network, which enables corporate internal telecommunications functions such as speed dial and broadcast information announcements. VPMN has been implemented in certain market segments with a targeted approach. The Target Companies provide comprehensive solutions to corporate customers through VPMN, which not only enhances the loyalty of corporate customers and stimulates usage, but also attracts potential customers to switch over to the services of the Target Companies.

          TRADEMARK AND BRAND NAME. The Target Companies market their services under the "CHINA MOBILE" trademark, which is the trademark used throughout Mainland China by CMCC. The Company has entered into a licence agreement with CMCC for the use of the "CHINA MOBILE" trademark in the regions and in connection with businesses which the Group currently operates in Mainland China. The licence agreement also permits the Company to authorise third parties to use the "CHINA MOBILE" trademark within specified regions and in connection with specified businesses. Subject to completion of the Acquisition, the arrangement under the licence agreement will be extended to the Target Companies. The primary brand names which are used by the Target Companies are "GoTone", "Shenzhouxing" and "Monternet".

          CUSTOMER SERVICES. The after-sales customer support service centres of the Target Companies offer 24-hour staff-answering and automatic-answering service hotlines in their respective service areas, which provide customers with consultation, service, billing and other information, as well as customer reports relating to the network and services. In order to retain high-value and corporate customers and enhance customer satisfaction, all of the Target Companies offer a series of after-sale services targeted at high-value and corporate customers, including dedicated account executives, on-site visits and systems for collecting comments and handling complaints.

          CREDIT CONTROL. Each of the Target Companies has implemented subscriber registration procedures, such as identity checks for individual customers and corresponding information checks for corporate customers, to assist in credit control. In certain situations, the Target Companies require contract subscribers to pay a deposit representing a certain amount of usage charges before local mobile services are initiated. The actual usage charges incurred are verified against the balance of the amount deposited on a daily basis and if there are unusual circumstances, appropriate and effective control measures will be implemented. Direct debit services are available in each geographical region. Accounts of contract subscribers are required to be settled on a monthly basis, and a late payment fee is imposed on each subscriber whose account is not paid by the monthly due date. If the subscriber's account remains overdue, the subscriber's services will be deactivated (i.e., involuntarily deactivated). Subscribers whose services have been involuntarily deactivated must pay all overdue amounts, including applicable late payment fees, to reactivate services.

5    INTERCONNECTION

          As with the Group's existing networks, the networks of each of the Target Companies interconnect with the public fixed line network of the former CTC. Each of the Target Companies has an interconnection agreement with the relevant subsidiary of the former CTC that operates the fixed line network in its region.

          Each of the Target Companies has entered into an interconnection and settlement agreement with the relevant subsidiary or branch of China Unicom and achieved interconnection with China Unicom's telecommunications network.

          Amongst the Target Companies, Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile and Shanxi Mobile have each entered into an interconnection and settlement agreement with the relevant branch of Railcom and each has achieved interconnection with Railcom's telecommunications network.

          On 5 May 2000, the Company entered into the Interconnection and Roaming Agreement with CMCC (which was supplemented by the First Supplemental Agreement dated 19 September 2000), which applies to its thirteen existing operating subsidiaries. The Company has entered into the Second

     Supplemental Agreement with CMCC to provide that the Interconnection and Roaming Agreement with CMCC will, subject to completion of the Acquisition, be extended to cover the Target Companies. See "Letter from the Chairman - Connected Transactions - Interconnection Arrangement" for other information.

6    ROAMING

          Each of the Target Companies provides its subscribers with roaming capabilities throughout Mainland China. In addition, contract subscribers can obtain roaming services in 90 countries and regions around the world connecting 152 operators as of 31 December 2001. The Company has entered into the Second Supplemental Agreement with CMCC to provide that its existing roaming arrangements with CMCC for domestic and international roaming will, subject to completion of the Acquisition, be extended to cover the Target Companies. See "Letter from the Chairman - Connected Transactions - Roaming Arrangement" for other information.

7    NETWORKS, SPECTRUM, NUMBER RESOURCES AND CAPITAL EXPENDITURES

          MOBILE TELECOMMUNICATIONS NETWORKS. Similar to the existing subsidiaries of the Company, the operation of the analog mobile telecommunications networks of the Target Companies was discontinued prior to the end of 2001. Virtually all of the original analog mobile telecommunications subscribers of the Target Companies have migrated to become subscribers of the GSM digital mobile telecommunications networks of the Target Companies. Each of the Target Companies is now operating an efficient, quality, unified and all-digital network.

          As of 31 December 2001, the networks of the Target Companies effectively reached all cities and counties and major roads and highways within their respective geographic regions, and the average population coverage rate was approximately 90%.

          As of 31 December 2001, the Target Companies had an aggregate of 257 mobile switching centres, 22,688 base stations, an aggregate wireless network capacity of 32.18 million subscribers, and an aggregate average utilisation rate of approximately 65%.

          The networks of the Target Companies primarily use Ericsson, Motorola, Siemens, Nokia and Nortel Networks' equipment.

          TRANSMISSION INFRASTRUCTURE. The Target Companies have acquired and constructed transmission networks in certain high-traffic areas after carrying out a cost-benefit analysis, in order to bolster the competitiveness, operational flexibility and long-term profitability of the Target Companies. In addition, the Target Companies lease intra-provincial and local transmission lines, and pay fees based on tariff schedules stipulated by the relevant regulatory authorities, with a discount in certain cases.

          With respect to inter-provincial transmission lines, the Company has entered into the Second Supplemental Agreement with CMCC to extend the Company's agreement with CMCC entered into in May 2000 (which was supplemented by the First Supplemental Agreement dated 19 September 2000) to the Target Companies subject to completion of the Acquisition. See "Letter from the Chairman - Connected Transactions - Sharing of Inter-provincial Transmission Line Leasing Fees" for other information.

          SPECTRUM. The Target Companies have each been approved by the Mll to use a total of 34 MHz of spectrum in the 900 MHz frequency band and the 1800 MHz frequency band to operate their mobile telecommunications networks. The Target Companies have expanded the capacity of their overall networks by adding cell sites in certain areas with a high density of mobile telecommunications subscribers. See "Letter from the Chairman - Connected Transactions - Spectrum Fees" for other information.

          NUMBER RESOURCES. According to the "Interim Measures for Administration of Number Resources for Telecommunications Networks" promulgated by the MII, the MII is responsible for the administration of the number resources nationwide. The Target Companies have been approved by the MII to use "135", "136", "137", "138" and "139" as the network number codes for their GSM mobile telecommunications networks, "17950" and "17951" as the network number codes for their IP telephone networks, and "172XX" as the network number codes for their Internet access services. The MII may impose charges for number resources assigned to telecommunications operators, but currently such has not yet been promulgated.

          CAPITAL EXPENDITURE. The Company estimates that the Target Companies will require an aggregate of approximately US$5.2 billion for capital expenditures from 2002 through the end of 2004 primarily for the development, optimisation and expansion of their networks and the development and trial of new technologies and new businesses.

          The following sets forth the planned total capital expenditure requirements of the Target Companies for the periods indicated. Actual future capital expenditures may differ from the amounts indicated below.

                                          (RMB IN BILLIONS)    (US$ IN BILLIONS)
                                          -----------------    -----------------
     2002                                       16.7                 2.0
     2003                                       14.2                 1.7
     2004                                       12.4                 1.5
                                                ----                ----
       Total                                    43.3                 5.2
                                                ====                ====

     Note: Minimal capital expenditure is currently budgeted annually for third generation mobile telecommunications technologies monitoring and experimentation.

8    EMPLOYEES

          The following table sets forth information regarding employees of the Target Companies as of 31 December 2001:



                            ANHUI    JIANGXI  CHONGQING  SICHUAN    HUBEI     HUNAN    SHAANXI   SHANXI
                            -----    -------  ---------  -------    -----     -----    -------   ------
Management                    106       213       158       199       160       210       134       136
Technical and engineering     601       656       539       974     1,265       893       393       556
Sales and marketing           931       843       325     1,629     1,407     1,235       737     1,144
Financial and accounting      132       146        76       286       213       242        82        80
Others                        382       230       268       202       178       520       396       284
                            -----     -----     -----     -----     -----     -----     -----     -----
  Total                     2,152     2,088     1,366     3,290     3,223     3,100     1,742     2,200
                            =====     =====     =====     =====     =====     =====     =====     =====

9    PROPERTIES

     The Target Companies own certain buildings and real properties, which are used for offices, retail outlets, base stations and other technical facilities, and other ancillary buildings. The Target Companies have also leased various properties for offices, sales outlets, technical facilities, cell sites and switching equipment from other subsidiaries of CMCC under the Telecommunications Services Agreements described in "Letter from the Chairman - Connected Transactions - Telecommunications Services".

10   COMPETITION

     China Unicom operates through its subsidiaries or branches in the regions in which the Target Companies operate. The Chinese government currently allows China Unicom to set its mobile service tariffs at levels that are as much as 10% below the government guidance rates.

     CMCC (including the Company) and the Target Companies provide mobile telecommunications services over a unified GSM network. China Unicom provides mobile telecommunications services over GSM and CDMA networks. As there are vastly more mobile telecommunications services providers using GSM networks than there are using CDMA networks, operators employing GSM networks provide broader international roaming services to subscribers. Currently in Mainland China, services provided over GSM networks are more widely-accepted by subscribers than those provided over CDMA networks.

     At present, given the relatively low mobile penetration rates in the geographical areas where the Target Companies operate, there is substantial growth potential for mobile services in general in these markets. Although the Target Companies are facing increasing competition from other operators in winning new subscribers, the Target Companies have significant competitive advantages over other operators in terms of the quality of their mobile telecommunications networks, their financial resources, the experience and quality of their management and employees, their widely-recognised trademark and brand names, their broad distribution networks and their focus on customer services and their extensive range of value added services. It is expected that the Target Companies will remain the telecommunications market leaders in the regions in which they operate.

     The former CTC offers "Xiaolingtong" services in the regions in which the Target Companies operate. "Xiaolingtong" services are local telecom services based on a limited mobility, limited coverage wireless access technology. Although "Xiaolingtong" services offer lower prices, the mobility and roaming capabilities of "Xiaolingtong" are limited. Therefore, although "Xiaolingtong" services have to some extent affected the low-end markets in certain geographical areas, its overall impact on the Target Companies' development has not been significant.

11   LEGAL PROCEEDINGS

     None of the Target Companies is involved in or threatened with any litigation or claims of material importance.

--------------------------------------------------------------------------------
APPENDIX II                                                  ACCOUNTANTS' REPORT
--------------------------------------------------------------------------------


     The following is the text of a report, prepared for the purpose of inclusion in this circular, received from the independent reporting accountants, KPMG, Certified Public Accountants, Hong Kong. As described in the section headed "Documents available for inspection" in Appendix VII, a copy of the following accountants' report is available for inspection.

[KPMG LOGO]                                                    Prince's Building
                                                               10 Chater Road
                                                               Hong Kong

                                                               27 May 2002
The Directors
China Mobile (Hong Kong) Limited
60/F The Center
99 Queen's Road Central
Central
Hong Kong

Dear Sirs,

     We set out below our report on the combined financial information relating to Anhui Mobile Communication Company Limited ("Anhui Mobile"), Jiangxi Mobile Communication Company Limited ("Jiangxi Mobile"), Chongqing Mobile Communication Company Limited ("Chongqing Mobile"), Sichuan Mobile Communication Company Limited ("Sichuan Mobile"), Hubei Mobile Communication Company Limited ("Hubei Mobile"), Hunan Mobile Communication Company Limited ("Hunan Mobile"), Shaanxi Mobile Communication Company Limited ("Shaanxi Mobile") and Shanxi Mobile Communication Company Limited ("Shanxi Mobile"), for each of the three years ended 31 December 2001 (the "relevant period"), for inclusion in the shareholders' circular of China Mobile (Hong Kong) Limited ("the Company") dated 27 May 2002 (the "circular").

     Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile are principally engaged in the provision of cellular telephone and related services in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province, of the People's Republic of China ("PRC") respectively and market their services under the "CHINA MOBILE" logo, which is a registered trademark owned by the China Mobile Communications Corporation ("China Mobile"), a company incorporated in the PRC.

     Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile were incorporated in the PRC on 30 January 2002, 31 January 2002, 7 February 2002, 4 February 2002, 1 February 2002, 6 February 2002, 3 February 2002 and 4 February 2002, respectively. References to the "Target Group" are to these companies, which have been formed to hold the cellular service operations in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province, or in respect of references to any time prior to the incorporation of these companies, the cellular telecommunications businesses in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province ultimately to be acquired by the Company pursuant to the Acquisition.

     The cellular service operations in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province were operated and controlled by China Mobile. China Mobile was established in July 1999, pursuant to the PRC State Council's approval in February 1999 to restructure the telecommunications industry in the PRC, to hold the mobile telecommunications assets and operate mobile telecommunications networks nationwide.

     Prior to the Acquisition, China Mobile transferred the cellular telephone service operations in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province into the Target Group. The equity interests of the Target Group were then transferred to respective new companies incorporated in the British Virgin Islands, namely Anhui Mobile (BVI) Limited ("Anhui Mobile BVI"), Jiangxi Mobile
(BVI) Limited ("Jiangxi Mobile BVI"), Chongqing Mobile (BVI) Limited ("Chongqing Mobile BVI"), Sichuan Mobile (BVI) Limited ("Sichuan Mobile BVI"), Hubei Mobile
(BVI) Limited ("Hubei Mobile BVI"), Hunan Mobile (BVI) Limited ("Hunan Mobile BVI"), Shaanxi Mobile (BVI) Limited ("Shaanxi Mobile BVI") and Shanxi Mobile Communication (BVI) Limited ("Shanxi Mobile BVI").

     Pursuant to the Acquisition Agreement, as described more fully in the section headed "The Acquisition" in the Letter from the Chairman contained in the circular, the Company will acquire the entire issued share capital of Anhui Mobile BVI, Jiangxi Mobile BVI, Chongqing Mobile BVI, Sichuan Mobile BVI, Hubei Mobile BVI, Hunan Mobile BVI, Shaanxi Mobile BVI and Shanxi Mobile BVI. Following the Acquisition, Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile will become wholly foreign-owned enterprises.

     No financial statements have been prepared for Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile since the date of their incorporation. For the purpose of this report, we have audited the financial statements of the cellular service operations in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province now comprising the Target Group for the relevant period to 31 December 2001 in accordance with Auditing Standards and Guidelines issued by the Hong Kong Society of Accountants. We have not audited any financial statements of the Target Group in respect of any period subsequent to 31 December 2001.

     We have prepared this report on the basis set out in Section 1 below in accordance with the Auditing Guideline "Prospectuses and the Reporting Accountant" issued by the Hong Kong Society of Accountants.

     The combined financial information of the Target Group set out below, comprising the combined profit and loss accounts and the combined cash flow statements of the Target Group for the relevant period and the combined balance sheets of the Target Group as of 31 December 1999, 2000 and 2001, together with notes thereto, are prepared based on the audited financial statements of the cellular service operations in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province now comprising the Target Group on the basis set out in
Section 1 below.

     The directors of the Company are responsible for preparing the combined financial information set out below which gives a true and fair view. In preparing this combined financial information which gives a true and fair view, it is fundamental that appropriate accounting policies are selected and applied consistently, that judgements and estimates are made which are prudent and reasonable and that the reasons for any significant departure from applicable accounting standards are stated.

     It is our responsibility to form an independent opinion on the combined financial information. In our opinion, the combined financial information set out below together with the notes thereto, for the purpose of this report and on the basis of presentation set out in Section 1, give a true and fair view of the combined results and cash flows of the Target Group for each of the three years ended 31 December 1999, 2000 and 2001 and of their combined state of affairs as at 31 December 1999, 2000 and 2001.

1    BASIS OF PRESENTATION

     The combined profit and loss accounts and combined cash flow statements of the Target Group for the relevant period set out below have been prepared as if the current structure had been in existence throughout the relevant period. The combined balance sheets of the Target Group as at 31 December 1999, 2000 and 2001 have been prepared to present the state of affairs of the Target Group as if the current structure had been in existence as at these dates.

     All significant intercompany transactions and balances have been eliminated on combination.

2    PRINCIPAL ACCOUNTING POLICIES

     (a)  BASIS OF PREPARATION

          The financial information set out below has been prepared in accordance with the principal accounting policies set out below. These principal accounting policies conform with all applicable Statements of Standard Accounting Practice and Interpretations issued by the Hong Kong Society of Accountants, accounting principles generally accepted in Hong Kong and the disclosure requirements of the Listing Rules of the Stock Exchange of Hong Kong Limited as applicable to Accountants' Reports included in Listing Documents.

          The measurement basis used in the preparation of the combined financial information is historical cost modified by the revaluation of fixed assets, as explained in the accounting policies set out below.

     (b)  FIXED ASSETS AND DEPRECIATION

          (i) Fixed assets are stated at cost or revalued amount less accumulated depreciation and impairment losses (see Section 2(d)). The circumstances and basis under which the revalued amount is arrived at are set out in details in Section 5(a).

          (ii) The cost of fixed assets comprises the purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed asset has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the combined profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalised as an additional cost of the fixed asset.

         (iii) Gains or losses arising from the retirement or disposal of fixed assets are determined as the difference between the estimated net disposal proceeds and the carrying amount of the asset and are recognised in the combined profit and loss accounts on the date of retirement or disposal.

          (iv) Depreciation is calculated to write-off the cost, or revalued amount where appropriate, of fixed assets on a straight-line basis over their estimated useful lives, to residual values, as follows:

                                                           DEPRECIABLE LIFE        RESIDUAL VALUE
                                                       ------------------------    --------------
Land use rights                                        Over the period of grant          --
Buildings                                                            8-35 years          3%
Telecommunications transceivers, switching centres
   and other network equipment                                          7 years          3%
Office equipment, furniture and fixtures and others                  4-18 years          3%

     (c)  LEASED ASSETS

          Leases of assets under which the lessee assumes substantially all the risks and benefits of ownership are classified as finance leases. Leases of assets under which the lessor has not transferred all the risks and benefits of ownership are classified as operating leases.

          (i)  Assets acquired under finance leases

               Where the Target Group acquires the use of assets under finance leases, the amounts representing the fair value of the leased asset, or, if lower, the present value of the minimum lease payments, of such assets are included in the fixed assets and the corresponding liabilities, net of finance charges, are recorded as obligations under finance leases. Depreciation is provided at rates which write off the cost of the assets in equal annual amounts over the term of the relevant lease or, where it is likely the Target Group will obtain ownership of the assets, the estimated useful lives of the assets as set out in Section 2(b)(iv) above. Impairment losses are accounted for in accordance with the accounting policy as set out in Section 2(d). Finance charges implicit in the lease payments are charged to the combined profit and loss accounts over the period of the leases so as to produce an approximately constant periodic rate of charge on the remaining balance of the obligations for each accounting period.

          (ii) Operating lease charges

               Where the Target Group has the use of assets under operating leases, payments made under the leases are charged to the combined profit and loss accounts in equal instalments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset. Lease incentives received are recognised in the combined profit and loss accounts as an integral part of the aggregate net lease payments made. Contingent rentals are charged to the combined profit and loss accounts in the accounting period in which they are incurred.

     (d)  IMPAIRMENT OF ASSETS

          Internal and external sources of information are reviewed at each balance sheet date to identify indications that the following assets may be impaired or an impairment loss previously recognised no longer exists or may have increased:

          o    fixed assets; and

          o    construction in progress.

          If any such indication exists, the asset's recoverable amount is estimated. An impairment loss is recognised whenever the carrying amount of an asset exceeds its recoverable amount.

          (i)  Calculation of recoverable amount

               The recoverable amount of an asset is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

          (ii) Reversal of impairment losses

               An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.

               A reversal of impairment losses is limited to the asset's carrying amount that would have been determined had no impairment loss been recognised in prior years. Reversals of impairment losses are credited to the combined profit and loss accounts in the year in which the reversals are recognised.

     (e)  CONSTRUCTION IN PROGRESS

          Construction in progress is stated in the balance sheet at cost less impairment losses (see Section 2(d)). Cost comprises direct costs of construction as well as interest expense and exchange differences capitalised during the periods of construction and installation. Capitalisation of these costs ceases and the construction in progress is transferred to fixed assets when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided in respect of construction in progress until it is completed and ready for its intended use.

     (f)  INVENTORIES

          Inventories, which consist primarily of handsets, SIM cards and accessories, are stated at the lower of cost and net realisable value. Cost represents purchase cost of goods calculated using the weighted average cost method. Net realisable value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management's estimates based on prevailing market conditions.

          When inventories are sold, the carrying amount of those inventories is recognised as a deduction of other net income due to its insignificance. The amount of any write-down of inventories to net realisable value and all losses of inventories are recognised as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realisable value, is recognised as a reduction in the amount of inventories recognised as an expense in the period in which the reversal occurs.

     (g)  DEFERRED REVENUE

          Deferred revenue, which consists primarily of deferred revenue from prepaid service fees received from subscribers, less revenue recognised in the combined profit and loss accounts up to respective balance sheet dates. Revenue from prepaid service fees is recognised when the cellular services are rendered.

     (H)  BORROWING COSTS

          Borrowing costs are expressed in the combined profit and loss accounts in the period in which they are incurred, except to the extent that they are capitalised as being directly attributable to the acquisition or construction of an asset which necessarily takes a substantial period of time to get ready for its intended use.

     (I)  REVENUE RECOGNITION

          Provided it is probable that the economic benefits will flow to the Target Group and the revenue and costs, if applicable, can be measured reliably, revenue is recognised in the combined profit and loss accounts as follows:

          (i) usage fees are recognised as revenue when the service is rendered;

          (ii) monthly fees are recognised as revenue in the month during which the service is rendered;

          (iii) connection fees are recognised as revenue when receivable;

          (iv) deferred revenue from prepaid service is recognised as income when the cellular telephone services are rendered upon actual usage by subscribers;

          (v) interest income is recognised on a time proportion basis by reference to the principal outstanding and the rate applicable; and

          (vi) sales of SIM cards and handsets are recognised on delivery of goods to the buyer. Such revenue, net of cost of goods sold, is included in other net income due to its insignificance.

     (J)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

          An allowance for doubtful accounts is provided based upon evaluation of the recoverability of the receivables at the balance sheet date.

     (K)  TRANSLATION OF FOREIGN CURRENCIES

          The functional currency of the Target Group's operations is the Renminbi. Foreign currency transactions are translated into Renminbi at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi at the exchange rates ruling at the balance sheet date. Exchange differences attributable to the translation of borrowings denominated in foreign currencies used for financing the construction of fixed assets, are included in the cost of the related construction in progress. Exchange differences capitalised to construction in progress are immaterial for the periods presented. Other exchange gains and losses are recognised in the combined profit and loss accounts.

     (L)  DEFERRED TAXATION

          Deferred taxation is provided using the liability method in respect of the taxation effect arising from all material timing differences between the accounting and tax treatment of income and expenditure, which are expected with reasonable probability to crystallise in the foreseeable future. Future deferred tax benefits are not recognised unless their realisation is assured beyond reasonable doubt.

     (M)  PROVISIONS AND CONTINGENT LIABILITIES

          Provisions are recognised for liabilities of uncertain timing or amount when the Target Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

          Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

     (N)  RETIREMENT BENEFITS

          The Target Group's contributions to retirement schemes are charged to the combined profit and loss accounts as and when incurred (see
          Section 3(j)).

     (O)  RELATED PARTIES

          For the purposes of the financial information set out below, parties are considered to be related to the Target Group if the Target Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Target Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

     (P)  CASH EQUIVALENTS

          Cash equivalents are short-term, highly liquid investments which are readily convertible into known amounts of cash without notice and which were within three months of maturity when acquired. For the purposes of the cash flow statement, cash equivalents would also include advances from banks repayable within three months from the date of the advance.

     (Q)  SEGMENT REPORTING

          A segment is a distinguishable component of the Target Group that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

          No analysis of the Target Group's turnover and contribution to profit from operations by geographical segment or business segment has been presented as the Target Group is only engaged in the provision of cellular telephone and related services in the PRC. There is no other geographical or business segment with segment assets equal to or greater than 10 per cent. of the Target Group's total assets.

3    COMBINED PROFIT AND LOSS ACCOUNTS

     The following are the combined profit and loss accounts of the Target Group for the relevant period, prepared on the basis set out in Section 1 above:

                                                                   YEAR ENDED 31 DECEMBER
                                                            -------------------------------------
                                                     NOTE       1999         2000         2001
                                                            -----------  -----------  -----------
                                                            RMB MILLION  RMB MILLION  RMB MILLION
OPERATING REVENUE (TURNOVER)                          (a)
  Usage fees                                                   10,437       14,998       19,020
  Monthly fees                                                  3,051        3,972        4,152
  Connection fees                                               1,146          345           43
  Other operating revenue                                       1,627        2,328        2,866
                                                              -------      -------      -------
TOTAL OPERATING REVENUE                                        16,261       21,643       26,081
                                                              -------      -------      -------
OPERATING EXPENSES
  Leased lines                                                  2,464        2,187        1,393
  Interconnection                                               2,350        3,022        3,286
  Depreciation                                                  3,860        4,959        5,841
  Personnel                                                       750        1,467        1,527
  Other operating expenses                            (b)       3,437        5,049        7,107
                                                              -------      -------      -------
TOTAL OPERATING EXPENSES                                       12,861       16,684       19,154
                                                              -------      -------      -------
PROFIT FROM OPERATIONS                                          3,400        4,959        6,927

WRITE-DOWN AND WRITE-OFF OF NETWORK
  EQUIPMENT                                           (c)        (927)      (3,952)          --

DEFICIT ON REVALUATION OF FIXED ASSETS               5(a)          --           --       (2,113)

OTHER NET INCOME                                      (d)         158          130          121

NON-OPERATING NET EXPENSES                            (e)         (35)         (37)         (22)

INTEREST INCOME                                                    22           42           89

FINANCE COSTS                                         (f)        (729)        (889)        (394)
                                                              -------      -------      -------
PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION       (f)       1,889          253        4,608

TAXATION                                              (g)          32          365       (1,313)
                                                              -------      -------      -------
NET PROFIT                                                      1,921          618        3,295
                                                              =======      =======      =======

     (A)  OPERATING REVENUE (TURNOVER)

          The principal activities of the Target Group are the provision of cellular telephone and related services in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province of the PRC.

          Operating revenue primarily represents usage fees, monthly fees and connection fees for the use of the Target Group's cellular telephone networks, net of PRC business tax and government surcharges and central irrigation construction levy. Business tax and government surcharges are charged at approximately 3.3% of the corresponding revenue; central irrigation construction levy is charged at approximately 3% of certain connection and surcharge revenue.

          Other operating revenue mainly represents charges for wireless data and value added services, telephone number selection fees, interconnection revenue and roaming in fees. Roaming in fees are received from China Mobile in respect of calls made by non-subscribers using the Target Group's cellular telecommunications networks. All settlements of inter-provincial roaming and corresponding interconnection revenues are made through China Mobile.

     (B)  OTHER OPERATING EXPENSES

          Other operating expenses primarily comprise selling and promotion expenses, provision for doubtful accounts, operating lease charges, maintenance charges, debt collection fees, spectrum charges, offices expenses, utilities charges, travelling expenses, entertainment expenses, insurance expenses, consumables and supplies, and other miscellaneous expenses.

     (C)  WRITE-DOWN AND WRITE-OFF OF NETWORK EQUIPMENT

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Write-down of analog network equipment (i)       650         3,366            --
Write-off of network equipment (ii)              277           586            --
                                               -----         -----         -----
                                                 927         3,952            --
                                               =====         =====         =====


          (i) In light of the gradual opening of the telecommunications market in the PRC and the rapid change of digital technology, the Target Group has reviewed the carrying value of all analog network equipment during the relevant period. Based on the expected net cash position of the analog network, provision has been made against the carrying amounts of the analog network equipment as at 31 December 1999 and 31 December 2000 and recognised as expenses in the combined profit and loss accounts during the relevant period. As at 31 December 2001, all analog network equipment had been removed from service.

          (ii) This represents the write-off of certain network equipment which has been removed from service.

     (D)  OTHER NET INCOME

          Other net income consists of the gross margin from sales of cellular telephone SIM cards and handsets.

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Sales of SIM cards and handsets                  673           542           735
Cost of SIM cards and handsets                  (515)         (412)         (614)
                                               -----         -----         -----
                                                 158           130           121
                                               =====         =====         =====

     (E)  NON-OPERATING NET EXPENSES

          Non-operating net expenses consists of:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Penalty income on overdue accounts                18            45            43
Loss on disposal of fixed assets                 (41)          (44)          (75)
Exchange gain                                     --             2             2
Others                                           (12)          (40)            8
                                               -----         -----         -----
                                                 (35)          (37)          (22)
                                               =====         =====         =====

     (F)  PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION

          Profit from ordinary activities before taxation is arrived at after charging:

          (i)  Finance costs

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Interest on bank loans and other
   borrowings repayable within
   five years                                    956         1,106           505
Finance charges on obligations under
   finance leases                                 38            33            18
                                               -----         -----         -----
Total borrowing costs                            994         1,139           523
Less: Amount capitalised as construction
   in progress (Note)                           (265)         (250)         (129)
                                               -----         -----         -----
                                                 729           889           394
                                               =====         =====         =====

     Note: Borrowing costs have been capitalised at the following rates per annum:

                                                 1999        2000         2001
                                               --------    --------     --------
For the year ended 31 December                 5.00% to    4.97% to     3.80% to
                                                 11.70%      10.98%        8.10%


          (ii) Other items

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Depreciation
 - owned assets                                3,794         4,852         5,793
 - assets held under finance leases               66           107            48
Operating lease charges in respect of
 - properties                                     68           114           154
 - leased lines                                2,464         2,187         1,393
 - others                                         33            60            72
Contribution to retirement plans                  78           108           152
Provision for doubtful accounts                  743           599           499
Provision for obsolete inventories                27            53            53
Auditors' remuneration                            --            --            --
                                               =====         =====         =====


     (G)  TAXATION

          Taxation in the combined profit and loss accounts represents:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Provision for PRC enterprise income tax          185           657           693
Transfer (to)/from deferred tax assets
   (Note 5(c))                                  (217)       (1,022)          620
                                               -----         -----         -----
                                                 (32)         (365)        1,313
                                               =====         =====         =====


          The Target Group is subject to the PRC enterprise income tax rate of 33% for each of the years ended 31 December 1999, 2000 and 2001, except for Chongqing Mobile, Sichuan Mobile and Shaanxi Mobile, which are located in the Western Region of the PRC, and are subject to a preferential tax rate of 15% for the year ended 31 December 2001.

          The provision for enterprise income tax differs from the amount computed by applying the PRC enterprise income tax rate of 33% to profit from ordinary activities before taxation for the following reasons:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Expected PRC taxation at statutory
   tax rates                                     623            83         1,521
Non-taxable items
 - Connection fees                              (378)         (114)           (9)
 - Surcharges                                    (71)         (102)           (5)
 - Others                                         --            (1)           (3)
Non-deductible expenses                          131           305           548
Rate differential                                 --            --          (308)
Non-recognition of deferred taxes
 - Non-recognition of net operating losses       141             9           117
 - Generation of timing difference              (236)           --          (403)
 - Reversal of timing difference                (243)         (552)         (291)
Effect on deferred taxation due to change
   of tax rate                                    --            --           145
Others                                             1             7             1
                                               -----         -----         -----
Taxation                                         (32)         (365)        1,313
                                               =====         =====         =====

     (H)  DIRECTORS' REMUNERATION

          The number of directors whose remuneration from the Target Group falls within the following band is set out below:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
RMB Nil - RMB 1,000,000                           --            --            --
                                               =====         =====         =====

          The aggregate of the emoluments in respect of the directors during the relevant period is as follows:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
Fees                                              --            --            --
Salaries, allowance and benefits in kind          --            --            --
Retirement benefits                               --            --            --
Bonuses                                           --            --            --
                                               -----         -----         -----
                                                  --            --            --
                                               =====         =====         =====

          There was no arrangement under which a director waived or agreed to waive any remuneration during each of the relevant periods.

     (I)  SENIOR MANAGEMENT REMUNERATION

          The number of employees who were not directors during the relevant period and who were amongst the five highest paid employees of the Target Group falls within the following band, is set out below:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
RMB Nil - RMB 1,000,000                            5             5             5
                                               =====         =====         =====

          The aggregate of the emoluments in respect of these employees during the relevant period is as follows:

                                                    YEAR ENDED 31 DECEMBER
                                            ---------------------------------------
                                                1999          2000          2001
                                            -----------   -----------   -----------
                                            RMB MILLION   RMB MILLION   RMB MILLION
(i)   Salaries, allowance and benefits
      in kind                                      1             1             1

(ii)  Retirement benefits                         --            --            --

(iii) Bonuses                                      1             1             1
                                               -----         -----         -----
                                                   2             2             2
                                               =====         =====         =====

          There was no arrangement under which an employee waived or agreed to waive any remuneration during each of the relevant periods.

     (J)  EMPLOYEE AND RETIREMENT BENEFITS

          The employees of the Target Group participate in defined benefit retirement plans managed by the local government authorities whereby the Target Group is required to contribute to the schemes at fixed rates of the employees' salary costs. The Target Group has no obligation for the payment of retirement and other post-retirement benefits of staff other than the contributions described above.

          Pursuant to PRC regulations, the Target Group is required to provide staff quarters to eligible employees and their immediate families. The Target Group has established separate employee housing reform schemes in order to comply with the regulations at the provincial level. Under such schemes, the Target Group is required to either purchase or build housing which is to be sold or rented to eligible employees. Subsequent to 31 December 2000, the housing program previously in place has been terminated. The costs of the subsidy incurred by the Target Group for the year ended 31 December 1999 and 31 December 2000 were RMB 28 million and RMB 269 million, respectively. In addition, certain costs incurred by the former Provincial Telecommunications Administrations (the "former PTAs"), or Provincial Telecommunications Companies (the "former PTCs") since their formation in respect of the housing program for the year ended 31 December 1999 and 31 December 2000 which have not been charged to the Target Group were Rmb58 million and Rmb182 million respectively.

     (K)  RELATED PARTY TRANSACTIONS

          Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

          The operations of the Target Group are subject to extensive regulations by the PRC Government. Prior to the industry restructuring, public telecommunications networks and services in the PRC were controlled and operated by the Ministry of Information Industry ("MII") through the former Directorate General of Telecommunications (the "former DGT") and the former PTAs or the former PTCs since their formation, and their city and country level bureaus. The Target Group's tariff are also subject to regulation by various government authorities.

          The majority of the Target Group's business activities are conducted with China Mobile and its subsidiaries ("China Mobile Group") and the former China Telecommunications Corporation (the "former China Telecom") and its subsidiaries (the "former China Telecom Group"). As part of the PRC telecommunications restructuring in May 2000, the MII ceased to have controlling interests in China Mobile, the former DGT and the former PTCs. However, the MII continues in its capacity as the industry regulator providing policy guidance and exercising regulatory authority over all telecommunications services providers in the PRC. As such, the MII or entities previously under control of MII including the former DGT and the relevant former PTCs, and the former China Telecom Group since its formation, are no longer considered to be related parties of the Target Group and the transactions entered into with these entities are therefore not considered to be related party transactions since May 2000. The former China Telecom was a state owned company which is engaged in operating principally the fixed line telephone networks in the PRC previously operated by the former DGT and the former PTCs. In December 2001, the State Council approved a plan for the reform of the telecommunications system and conducted a restructuring of the former China Telecom. After the restructuring, China Telecommunications Corporation retains the telecommunications companies originally owned by the former China Telecom in twenty one provinces, directly-administered municipalities and autonomous regions, under its corporate mantle.

          The principal recurring and non-recurring related party transactions of the Target Group during the relevant period are summarised as follows:

                                                                      YEAR ENDED 31 DECEMBER
                                                              -------------------------------------
                                                     NOTE         1999         2000         2001
                                                     ----     -----------  -----------  -----------
                                                              RMB MILLION  RMB MILLION  RMB MILLION
RECURRING TRANSACTIONS
Interconnection revenue                                 (i)        711          716          519
Interconnection charges                                (ii)      1,548        1,108          524
Leased line charges                                   (iii)      2,464          811           96
Roaming revenue                                        (iv)        705          930        1,257
Roaming expenses                                        (v)        802          983        1,244
Spectrum usage fees                                    (vi)          9            8            8
Operating lease charges                               (vii)         36           18           12
Sales commission                                     (viii)         10            7           19

                                                                      YEAR ENDED 31 DECEMBER
                                                              -------------------------------------
                                                     NOTE         1999         2000         2001
                                                     ----     -----------  -----------  -----------
                                                              RMB MILLION  RMB MILLION  RMB MILLION
Billing service fees                                 (viii)          1           --           --
Debt collection service fees                         (viii)          2            3            5
Equipment and telecommunications lines maintenance
  service fees                                         (ix)         20            6           26
Rental charges of synchronised clock ports              (x)          4            2           --
Interest paid/payable                                  (xi)         70            9           37
Construction and related service fees                 (xii)         97          401        2,260
Purchase of transmission tower and transmission
  tower-related service fees                         (xiii)         --           59          101
Prepaid card sales commission income                  (xiv)         --           29          115
Prepaid card sales commission expenses                (xiv)         --           27           58

     Notes:

     (i) Interconnection revenue represents the amounts received or receivable from the relevant former PTAs, or China Mobile since its formation, in respect of long distance calls made by non-subscribers and from the relevant former PTAs in respect of calls which interconnect with the fixed line networks in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province. Prior to 1 April 1999, interconnection charges receivable from the relevant former PTAs were not reflected as interconnection revenue by the Target Group. Pursuant to the interconnection agreements, with effect from 1 April 1999, the Target Group records the amounts receivable from the relevant former PTAs in respect of calls made between the Target Group's cellular networks and the fixed line networks in the relevant provinces and outbound calls originating from the fixed line networks in the relevant provinces which terminate on GSM network operators in other provinces in the PRC.

     (ii) Interconnection charges represent the amounts paid or payable to the relevant former PTAs or China Mobile since its formation in respect of long distance calls made between the Target Group's subscribers roaming outside their respective registered provinces or municipality and to the relevant former PTAs in respect of calls which interconnect with fixed line networks or other cellular telephone operators in Anhui province, Jiangxi province, Chongqing municipality, Sichuan province, Hubei province, Hunan province, Shaanxi province and Shanxi province. Prior to 1 April 1999, interconnection charges payable to the relevant former PTAs were not reflected as interconnection charges of the Target Group. Pursuant to the interconnection agreements, with effect from 1 April 1999, the Target Group records the amounts payable by the Target Group for outbound calls from the subscribers which terminate on the fixed line network or the networks of other cellular telephone operators as interconnection charges.

    (iii) Leased line charges represent expenses paid or payable to the relevant former PTAs or China Mobile for the use of leased lines between the base transceiver stations, base station controllers, base stations, fixed line network connectors, long distance network connectors and main switches.

     (iv) A cellular telephone user using roaming services is charged at the respective roaming usage rate for roaming in calls, in addition to applicable long distance charges. Roaming revenue represents domestic and international roaming in usage charges from non-subscribers received or receivable from the relevant domestic and international cellular telephone operators through China Mobile (previously the MII). With effect from 1 April 1999, all settlements of inter-provincial roaming and corresponding interconnection revenues are made through China Mobile (previously the MII).

     (v) A cellular telephone user using roaming services is charged at the respective roaming usage rate for roaming out calls, in addition to applicable long distance charges. Roaming expenses represent the amount of domestic and international roaming out charges received or receivable from subscribers which is to be remitted to the relevant domestic and international cellular telephone operators for their share of the roaming revenue through China Mobile (previously the MII). With effect from 1 April 1999, all settlements of inter-provincial roaming and corresponding interconnection expenses are made through China Mobile (previously the MII).

     (vi) Spectrum usage fees represent the spectrum usage fees paid or payable to the MII through China Mobile for the usage of the frequency bands allocated to the Target Group in the PRC.

     (vii) Operating lease charges represent the rental and property management fees paid or payable to the relevant former PTAs or the subsidiaries of China Mobile for operating leases in respect of land and buildings and others.

     (viii) The Target Group entered into certain service agreements in respect of marketing services with authorised dealers, debt collection services and billing services with the relevant former PTAs or the subsidiaries of China Mobile.

            Sales commission represents the amounts paid or payable to the subsidiaries of China Mobile for their marketing of the cellular services in the relevant provinces or municipality.

            Billing service fees represent the amounts paid or payable to the relevant former PTAs for their provision of the billing services to the Target Group.

            Debt collection service fees represent the amounts paid or payable to the subsidiaries of China Mobile for their provision of debt collection services to the Target Group.

     (ix) Equipment and telecommunications lines maintenance service fees represent the amounts paid or payable to the relevant former PTAs or the subsidiaries of China Mobile for their provision of the maintenance services to the Target Group.

     (x) Rental charges of synchronised clock ports represent expenses paid or payable to the relevant former PTAs for the leasing of synchronised clock ports by the Target Group.

     (xi) Interest paid/payable represents the interest incurred on unsecured loans borrowed from the relevant former PTAs with interest rates ranging from 4.88% to 10.98% per annum prior to May 2000, or on indirect loans borrowed from China Mobile with interest rates ranging from 3.63% to 3.86% per annum during the year ended 31 December 2001 (see Note 5(h)).

     (xii) Construction and related service fees represent the amount paid or payable to the subsidiaries of China Mobile for the provision of telecommunications projects construction and related services to the Target Group.

     (xiii) This represents the amount paid or payable to the subsidiaries of China Mobile for acquiring transmission towers and the provision of transmission tower related services.

     (xiv) Prepaid card sales commission income and expenses represent handling charges received or receivable from China Mobile to the Target Group or paid/payable by the Target Group to China Mobile in respect of prepaid card services.

          The directors of Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile are of the opinion that the above transactions with related parties were conducted on normal commercial terms and have confirmed that the above transactions, except for those set out in note (viii) above, will continue after the Acquisition.

          NON-RECURRING TRANSACTIONS

                                                  YEAR ENDED 31 DECEMBER
                                           -------------------------------------
                                 Note          1999         2000         2001
                                 ----      -----------  -----------  -----------
                                           RMB MILLION  RMB MILLION  RMB MILLION
Capital contributions             (i)         1,084        6,222        9,839
Distributions                    (ii)          (631)        (569)        (795)

          (i) Capital contributions represent cash received from the relevant former PTAs or China Mobile.

          (ii) Distributions represent cash payments by the Target Group to the relevant former PTAs or China Mobile.

     (L)  DIVIDENDS

          No dividends have been declared or paid by Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile, since their incorporation.

4    COMBINED STATEMENTS OF RECOGNISED GAINS AND LOSSES

                                                  YEAR ENDED 31 DECEMBER
                                           -------------------------------------
                                               1999         2000         2001
                                           -----------  -----------  -----------
                                           RMB MILLION  RMB MILLION  RMB MILLION
Surplus on revaluation of fixed assets           --           --        1,280
                                              -----        -----        -----
NET GAINS NOT RECOGNISED IN THE COMBINED
  PROFIT AND LOSS ACCOUNTS                       --           --        1,280

Net profit for the year                       1,921          618        3,295
                                              -----        -----        -----
TOTAL RECOGNISED GAINS                        1,921          618        4,575
                                              =====        =====        =====


5    COMBINED BALANCE SHEETS

     The following are the combined balance sheets of the Target Group as at 31 December 1999, 2000 and 2001, prepared on the basis set out in Section 1 above:

                                                                   YEAR ENDED 31 DECEMBER
                                                            -------------------------------------
                                                    NOTE        1999         2000         2001
                                                    ----    -----------  -----------  -----------
                                                            RMB MILLION  RMB MILLION  RMB MILLION
NON-CURRENT ASSETS
  Fixed assets                                       (a)      24,867       28,061       39,499
  Construction in progress                           (b)       2,469        4,303       10,448
  Deferred tax assets                                (c)         232        1,254          634
                                                             -------      -------      -------
                                                              27,568       33,618       50,581
                                                             =======      =======      =======
CURRENT ASSETS
  Inventories                                                     96          320          442
  Amounts due from ultimate holding company          (d)       1,180        1,725        2,493
  Amounts due from related parties                   (e)       2,789           --           --
  Accounts receivable                                (f)       1,736        1,687        1,441
  Other receivables                                  (g)         231        1,110          323
  Prepaid expenses and other current assets                      192          522          491
  Deposits with banks                                              1           --           25
  Cash and cash equivalents                                    3,570        3,225        3,360
                                                             -------      -------      -------
                                                               9,795        8,589        8,575
                                                             =======      =======      =======

                                                                   YEAR ENDED 31 DECEMBER
                                                            -------------------------------------
                                                    NOTE        1999         2000         2001
                                                    ----    -----------  -----------  -----------
                                                            RMB MILLION  RMB MILLION  RMB MILLION
CURRENT LIABILITIES
  Bank loans and other interest-bearing borrowings   (h)       5,874        4,919        4,766
  Bills payable                                                   --          107          328
  Current instalments of obligations under
    finance leases                                   (i)         238          266           86
  Amounts due to ultimate holding company            (d)       1,074          594          418
  Amounts due to related parties                     (e)       3,325           --           --
  Accounts payable                                   (j)       3,986        7,788        7,182
  Accrued expenses and other payables                          1,433        2,099        2,901
  Taxation                                                        --           --           85
                                                             -------      -------      -------
                                                              15,930       15,773       15,766
                                                             =======      =======      =======
NET CURRENT LIABILITIES                                       (6,135)      (7,184)      (7,191)
                                                             =======      =======      =======
TOTAL ASSETS LESS CURRENT LIABILITIES                         21,433       26,434       43,390

NON-CURRENT LIABILITIES
  Bank loans and other interest-bearing borrowings   (h)     (10,354)      (8,954)      (2,922)
  Amount due to ultimate holding company             (d)          --           --       (8,750)
  Obligations under finance leases,
    excluding current instalments                    (i)        (306)         (86)          --
  Deferred revenue                                   (k)          --         (350)      (1,055)
                                                             -------      -------      -------
NET ASSETS                                                    10,773       17,044       30,663
                                                             =======      =======      =======
CAPITAL AND RESERVES                                 (l)      10,773       17,044       30,663
                                                             =======      =======      =======


     (A)  FIXED ASSETS

                                                            TELECOMMUNICATIONS
                                                               TRANSCEIVERS,          OFFICE
                                                            SWITCHING CENTRES        EQUIPMENT,
                                              LAND USE          AND OTHER          FURNITURE AND
                                             RIGHTS AND          NETWORK            FIXTURES AND
                                             BUILDINGS          EQUIPMENT             OTHERS            TOTAL
                                            -----------     ------------------     -------------     -----------
                                            RMB MILLION        RMB MILLION          RMB MILLION      RMB MILLION
COST:
At 1 January 1999                               1,140             21,646                  709           23,495
Additions                                         251              1,539                  239            2,029
Transferred from construction in progress         138              8,629                   84            8,851
Disposals                                         (90)              (126)                 (39)            (255)
Assets written-off                                 --               (429)                  --             (429)
                                              -------            -------              -------          -------
At 31 December 1999                             1,439             31,259                  993           33,691

REPRESENTING:
Cost                                            1,439             31,259                  993           33,691
                                              =======            =======              =======          =======
ACCUMULATED DEPRECIATION:
At 1 January 1999                                 120              4,322                  159            4,601

                                                            TELECOMMUNICATIONS
                                                               TRANSCEIVERS,          OFFICE
                                                            SWITCHING CENTRES        EQUIPMENT,
                                              LAND USE          AND OTHER          FURNITURE AND
                                             RIGHTS AND          NETWORK            FIXTURES AND
                                             BUILDINGS          EQUIPMENT             OTHERS            TOTAL
                                            -----------     ------------------     -------------     -----------
                                            RMB MILLION        RMB MILLION          RMB MILLION      RMB MILLION
Charge for the year                                62              3,660                  138            3,860
Additional provision                               --                650                   --              650
Written back on disposals                         (18)               (90)                 (27)            (135)
Assets written-off                                 --               (152)                  --             (152)

At 31 December 1999                               164              8,390                  270            8,824
                                              =======            =======              =======          =======
NET BOOK VALUE:
At 31 December 1999                             1,275             22,869                  723           24,867
                                              =======            =======              =======          =======

                                                            TELECOMMUNICATIONS
                                                               TRANSCEIVERS,          OFFICE
                                                            SWITCHING CENTRES        EQUIPMENT,
                                              LAND USE          AND OTHER          FURNITURE AND
                                             RIGHTS AND          NETWORK            FIXTURES AND
                                             BUILDINGS          EQUIPMENT             OTHERS            TOTAL
                                            -----------     ------------------     -------------     -----------
                                            RMB MILLION        RMB MILLION          RMB MILLION      RMB MILLION
COST:
At 1 January 2000                               1,439             31,259                  993           33,691
Additions                                         223                881                  338            1,442
Transferred from construction in progress         253             10,326                  165           10,744
Disposals                                         (43)              (108)                 (56)            (207)
Assets written-off                                 --             (1,455)                  --           (1,455)
                                              -------            -------              -------          -------
At 31 December 2000                             1,872             40,903                1,440           44,215
                                              -------            -------              -------          -------
REPRESENTING:
Cost                                            1,872             40,903                1,440           44,215
                                              =======            =======              =======          =======
ACCUMULATED DEPRECIATION:
At 1 January 2000                                 164              8,390                  270            8,824
Charge for the year                                67              4,689                  203            4,959
Additional provision                               --              3,366                   --            3,366
Written back on disposals                         (22)               (59)                 (45)            (126)
Assets written-off                                 --               (869)                  --             (869)

At 31 December 2000                               209             15,517                  428           16,154
                                              =======            =======              =======          =======
NET BOOK VALUE:
At 31 December 2000                             1,663             25,386                1,012           28,061
                                              =======            =======              =======          =======

                                                            TELECOMMUNICATIONS
                                                               TRANSCEIVERS,          OFFICE
                                                            SWITCHING CENTRES        EQUIPMENT,
                                              LAND USE          AND OTHER          FURNITURE AND
                                             RIGHTS AND          NETWORK            FIXTURES AND
                                             BUILDINGS          EQUIPMENT             OTHERS            TOTAL
                                            -----------     ------------------     -------------     -----------
                                            RMB MILLION        RMB MILLION          RMB MILLION      RMB MILLION
COST OR VALUATION:
At 1 January 2001                               1,872             40,903                1,440           44,215
Additions                                         312                573                  250            1,135
Transferred from construction in progress         949             15,754                  417           17,120
Disposals                                         (71)            (4,449)                 (80)          (4,600)
Assets written-off                                 --             (3,925)                  (1)          (3,926)
Revaluation surplus/(deficit)                     774            (14,472)                (747)         (14,445)
                                              -------            -------              -------          -------
At 31 December 2001                             3,836             34,384                1,279           39,499
                                              -------            -------              -------          -------
REPRESENTING:
Valuation - 2001                                3,836             34,384                1,279           39,499
                                              =======            =======              =======          =======
ACCUMULATED DEPRECIATION:
At 1 January 2001                                 209             15,517                  428           16,154
Charge for the year                               112              5,474                  255            5,841
Written back on disposals                         (25)            (4,392)                 (40)          (4,457)
Assets written-off                                 --             (3,925)                  (1)          (3,926)
Written back on revaluation                      (296)           (12,674)                (642)         (13,612)
                                              -------            -------              -------          -------
At 31 December 2001                                --                 --                   --               --
                                              =======            =======              =======          =======
NET BOOK VALUE:
At 31 December 2001                             3,836             34,384                1,279           39,499
                                              =======            =======              =======          =======


     The analysis of net book value of land use rights and buildings are as follows:

                                                      AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Long leases                                   120           129           352
Medium-term leases                          1,155         1,534         3,484
                                            -----         -----         -----
                                            1,275         1,663         3,836
                                            =====         =====         =====


     All of the Target Group's buildings are located outside Hong Kong.

     In connection with the Acquisition and pursuant to an approval document dated 15 May 2002 issued by the Ministry of Finance, the fixed assets of the Target Group as at 31 December 2001 were valued by China Enterprise Appraisals ("CEA") on a depreciated replacement cost basis. The values of fixed assets of the Target Group at 31 December 2001 have been determined at RMB 39,499 million. Surplus arising from revaluation of certain fixed assets totalling RMB 1,280 million has been credited to the revaluation reserve while deficit arising from revaluation of certain fixed assets totalling RMB 2,113 million has been recognised as expenses for the year ended 31 December 2001. The net deficit on revaluation of approximately RMB 833 million has been incorporated in the combined balance sheet of the Target Group as at 31 December 2001.

     The Target Group's land and buildings were also valued separately by Chesterton Petty Limited as at 31 December 2001, independent qualified valuers in Hong Kong, at approximately the same amount as the CEA valuation.

     Other than revaluations carried out in compliance with relevant PRC rules and regulations, the Target Group has no plan to revalue their fixed assets on a regular basis.

     The effect of the above revaluation is to reduce annual depreciation charges by approximately RMB 422 million for future periods commencing on 1 January 2002. Had the fixed assets been stated at cost less accumulated depreciation, the net book value of fixed assets of the Target Group as at 31 December 2001 would have been RMB 40,332 million, made up as follows:

                                                             AT 31 DECEMBER 2001
                                                             -------------------
                                                                 RMB MILLION
Land use rights and buildings                                        2,766
Telecommunication transceivers, switching centers
   and other network equipment                                      36,182
Office equipment, furniture and fixtures and others                  1,384
                                                                    ------
                                                                    40,332
                                                                    ======


     The net book value of fixed assets includes amounts of RMB 665 million, RMB 291 million and RMB 243 million in respect of assets held under finance leases as at 31 December 1999, 2000 and 2001 respectively.

     The Target Group leases certain telecommunications equipment under finance leases. None of the leases includes contingent rentals.

     (b)  CONSTRUCTION IN PROGRESS

          Construction in progress comprises expenditure incurred on the network expansion projects and construction of office buildings not yet completed at the balance sheet dates.

     (c)  DEFERRED TAX ASSETS

          Movements on deferred tax assets comprise:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Balance at 1 January                           15           232         1,254
Transferred from/(to) combined profit
  and loss accounts (Note 3(g))               217         1,022          (620)
                                           ------        ------        ------
Balance at 31 December                        232         1,254           634
                                           ======        ======        ======

          Deferred tax assets of the Target Group provided for are as follows:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Write-down of fixed assets relating
   to network equipment                       216           921            --
Income recognition on prepaid service
   fees                                        --           294           558
Others                                         16            39            76
                                           ------        ------        ------
                                              232         1,254           634
                                           ======        ======        ======

          Deferred tax assets and liabilities of the Target Group not provided for are as follows:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Deferred tax assets:
- Provision for doubtful accounts             840           479           243
- Write-down and write-off of fixed
  assets relating to network equipment         90           551            --
- Tax losses carried forward                  293           302            --
                                           ------        ------        ------
                                            1,223         1,332           243
Deferred tax liabilities:
- Fixed assets basis differences           (1,276)       (1,928)           --
                                           ------        ------        ------
Net potential deferred tax
   (liabilities)/assets                       (53)         (596)          243
                                           ======        ======        ======

          As described in Note 5(a), in connection with the Acquisition, the fixed assets of Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile have been revalued at 31 December 2001. As a result of such valuation, the fixed assets basis differences that gave rise to the potential deferred tax liabilities, amounting to RMB 2,086 million at 31 December 2001, were eliminated. Additionally, the tax losses carried forward, amounting to RMB 378 million as at 31 December 2001, were eliminated.

     (d)  AMOUNTS DUE FROM/TO ULTIMATE HOLDING COMPANY

          Amounts due from/to ultimate holding company under current liabilities are unsecured, non-interest bearing and repayable on demand and arose in the ordinary course of business (see Note 3(k)). Amount due to ultimate holding company under non-current liabilities represents unsecured, interest-free loans provided by China Mobile which are repayable over 1 year. (see Note 8).

     (e)  AMOUNTS DUE FROM/TO RELATED PARTIES

          The balances of amounts due from/to related parties at 31 December 1999 represents the balances due from/to the MII and entities under the control of MII. As a result of the industry restructuring in May 2000 (see Note 3(k)), all balances due from/to the MII and entities previously under the control of MII at 31 December 2000 and 2001 are included in other receivables and accounts payable, respectively (see Notes (g) and (j)). The balances of amounts due from/to related parties at 31 December 1999 were unsecured, non-interest bearing, repayable on demand and arose in the ordinary course of business.

     (f)  ACCOUNTS RECEIVABLE

          Accounts receivable, net of provision for doubtful accounts, are all outstanding for less than three months with the following ageing analysis:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Within 30 days                              1,462         1,411         1,253
31-60 days                                    132           130           121
61-90 days                                    142           146            67
                                           ------        ------        ------
                                            1,736         1,687         1,441
                                           ======        ======        ======

          Balances are due for payment within one month from the date of billing. Customers with balances that are overdue or exceed credit limits are required to settle all outstanding balances before any further phone calls can be made.

     (g)  OTHER RECEIVABLES

          Included in other receivables as at 31 December 2000 and 2001 are amounts due from the former China Telecom Group amounting to RMB 887 million and RMB 111 million respectively (see Note (e)), representing primarily revenue collected on behalf of the Target Group. The balances with the former China Telecom Group were unsecured, non-interest bearing and repayable within one year.

     (h)  BANK LOANS AND OTHER INTEREST-BEARING BORROWINGS

          (i)  Short-term

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Bank and other loans                        2,671         1,831           185
Loans from related parties                     90            --         4,200
Current portion of long-term bank
   loans and other interest-bearing
   borrowings                               3,113         3,088           381
                                           ------        ------        ------
                                            5,874         4,919         4,766
                                           ======        ======        ======

          Loans from related parties at 31 December 1999 represent loans from the relevant former PTAs. Loans from related parties at 31 December 2001 represent indirect loans of RMB 4,200 million advanced from China Mobile through a bank in the PRC. These loans are interest bearing and repayable within one year (see Note 3(k)(xi)).

          At 31 December 1999, 2000 and 2001 certain short term loans were guaranteed by the following parties:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Former PTAs/PTCs                              279           208            --
Third party                                    32            --            --
                                           ------        ------        ------
                                              311           208            --
                                           ======        ======        ======

          At 31 December 2000, a short term loan of RMB 70 million was secured by Shanxi Mobile's buildings and equipment with an aggregate carrying value of RMB 80 million. The loan was fully repaid during the year ended 31 December 2001. At 31 December 1999 and 31 December 2001, all bank loans and other interest-bearing borrowings were unsecured.

          The Target Group's borrowings under short-term loans are used primarily to finance construction projects and are repayable in full on respective due dates with annual interest rates ranging from 5.00% to 10.98% at 31 December 1999, from 4.97% to 10.27% at 31 December 2000 and from 3.63% to 5.94% at 31 December 2001. The Target Group's weighted average interest rates on short-term loans were 6.30%, 6.06% and 3.95% at 31 December 1999, 2000 and 2001 respectively.

     (ii) Long-term

          Details of interest rates and maturity dates of long-term bank loans and other interest-bearing borrowings are as follows:

                                                                          AT 31 DECEMBER
                         INTEREST RATE AND                    -------------------------------------
                         FINAL MATURITY                           1999         2000         2001
                         -----------------                    -----------  -----------  -----------
                                                              RMB MILLION  RMB MILLION  RMB MILLION
RENMINBI DENOMINATED
  BANK LOANS:

For construction of      Fixed interest rates ranging
  telecommunications     from 6.03% to 10.30% per annum
  network                with maturities through 2001            1,381        1,300           --

For construction of      Floating interest rates ranging
  telecommunications     from 5.43% to 6.03% per annum
  network                as of 31 December 2001
                         with maturities through 2004            9,034        9,454        1,303

US DOLLAR DENOMINATED
  BANK LOANS:

For construction of      Fixed interest rate of 7.88% per
  telecommunications     annum with maturity through 2001          149           50           --
  network

For construction of      Floating interest rates of 8% per
  telecommunications     annum as of 31 December 2001 with
  network                maturities through 2003                 1,507          681          318

US DOLLAR DENOMINATED
  OTHER LOANS:

For construction of      Fixed interest rate of 4.30%
  telecommunications     per annum  with maturity
  network                through 2002                               51           21           10

                                                                          AT 31 DECEMBER
                         INTEREST RATE AND                    -------------------------------------
                         FINAL MATURITY                           1999         2000         2001
                         -----------------                    -----------  -----------  -----------
                                                              RMB MILLION  RMB MILLION  RMB MILLION
For construction of      Floating interest rates of LIBOR+1.5%
  telecommunications     per annum as of 31 December 2001
  network                with maturities through 2002              353          184           83

RENMINBI DENOMINATED
  BANK LOANS:

For general purposes     Floating interest
                         rates ranging from 5.85% to 7.82%
                         per annum as of 31 December 2000
                         with maturities through 2001              941          352           --

                                                                          AT 31 DECEMBER
                         INTEREST RATE AND                    -------------------------------------
                         FINAL MATURITY                           1999         2000         2001
                         -----------------                    -----------  -----------  -----------
                                                              RMB MILLION  RMB MILLION  RMB MILLION
RENMINBI DENOMINATED LOANS FROM
  RELATED PARTIES:

For construction of      Floating interest rates of 3.86%
  telecommunications     per annum as of 31 December 2001
  network                with maturities through 2004               --            --         864

For general purposes     Floating interest rates of 3.86%
                         per annum as of 31 December 2001
                          with maturities through 2004              51            --         725
                                                                ------       ------       ------
Total long-term loans                                           13,467        12,042       3,303
Less: Current portion
  (Note (h)(i))                                                 (3,113)      (3,088)        (381)
                                                                ------       ------       ------
                                                                10,354        8,954        2,922
                                                                ======       ======       ======



          Loans from related parties at 31 December 1999 represent loans advanced by the relevant former PTAs. Loans from related parties at 31 December 2001 represent indirect loans advanced by China Mobile through a bank in the PRC (see note (h)(i)).

          At 31 December 1999, 2000 and 2001, LIBOR was approximately 6.13%, 6.20% and 1.98% respectively.

          As at 31 December 1999, 2000 and 2001, certain long-term loans were guaranteed by the following parties:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Former PTAs/PTCs                            1,655         1,859           433
Jointly guaranteed by the former Hubei
   PTA and a third party                      293            --            --
China Mobile                                  379            59            --
                                           ------        ------        ------
                                            2,327         1,918           433
                                           ======        ======        ======

          The Target Group's long-term bank loans and other interest-bearing borrowings were repayable as follows:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Balance due:
On demand or within one year
   (Note (h)(i))                            3,113         3,088           381
                                           ------        ------        ------
After one year but within two years         4,530         3,833         1,034
After two years but within five years       5,824         5,121         1,888
                                           ------        ------        ------
                                           10,354         8,954         2,922
                                           ------        ------        ------
                                           13,467        12,042         3,303
                                           ======        ======        ======

          The current portion of long term bank loans and other interest-bearing borrowings are included under current liabilities in the combined balance sheet as set out in Note (h)(i) above.

     (I)  OBLIGATIONS UNDER FINANCE LEASES

          The Target Group had obligations under finance leases repayable as follows:

                                                     AT 31 DECEMBER 1999
                                        ------------------------------------------------
                                           PRESENT          INTEREST
                                         VALUE OF THE       EXPENSE           TOTAL
                                           MINIMUM         RELATING TO       MINIMUM
                                        LEASE PAYMENTS   FUTURE PERIODS   LEASE PAYMENTS
                                        --------------   --------------   --------------
                                          RMB MILLION      RMB MILLION      RMB MILLION
Within 1 year                                  238               38              276
                                            ------           ------           ------
After 1 year but within 2 years                220               19              239
After 2 years but within 5 years                86                2               88
                                               306               21              327
                                            ------           ------           ------
                                               544               59              603
                                            ======           ======           ======

                                                     AT 31 DECEMBER 2000
                                        ------------------------------------------------
                                           PRESENT          INTEREST
                                         VALUE OF THE       EXPENSE           TOTAL
                                           MINIMUM         RELATING TO       MINIMUM
                                        LEASE PAYMENTS   FUTURE PERIODS   LEASE PAYMENTS
                                        --------------   --------------   --------------
                                          RMB MILLION      RMB MILLION      RMB MILLION

Within 1 year                                  266               27              293
After 1 year but within 2 years                 86                2               88
                                            ------           ------           ------
                                               352               29              381
                                            ======           ======           ======

                                                     AT 31 DECEMBER 2001
                                        ------------------------------------------------
                                           PRESENT          INTEREST
                                         VALUE OF THE       EXPENSE           TOTAL
                                           MINIMUM         RELATING TO       MINIMUM
                                        LEASE PAYMENTS   FUTURE PERIODS   LEASE PAYMENTS
                                        --------------   --------------   --------------
                                          RMB MILLION      RMB MILLION      RMB MILLION
Within 1 year                                   86                2               88
                                            ======           ======           ======

          As at 31 December 1999, 2000 and 2001, certain finance leases were guaranteed by the following parties:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Former Shanxi PTA/PTC                         188           117            41
Third party                                   283           200            45
                                           ------        ------        ------
                                              471           317            86
                                           ======        ======        ======

     (j)  ACCOUNTS PAYABLE

          Included in accounts payable as at 31 December 2000 and 2001 are amounts due to the former China Telecom Group amounting to RMB 2,494 million and RMB 974 million respectively (see Note (e)), representing primarily payables for leased lines and interconnection expenses.

          The ageing analysis of accounts payable as at 31 December 1999, 2000 and 2001 is as follows:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Accounts payable in the next
1 month or on demand                        1,809         3,835         4,358
2-3 months                                    745         1,229           695
4-6 months                                    341           349           801
7-9 months                                    318         1,478            72
10-12 months                                  773           897         1,256
                                           ------        ------        ------
                                            3,986         7,788         7,182
                                           ======        ======        ======

     (k)  DEFERRED REVENUE

          Deferred revenue includes primarily prepaid service fees received from subscribers which are recognised as income when the cellular telephone services are rendered upon actual usage by subscribers.

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION
Balance at 1 January                           --            --           350
Additions during the year                      --         1,225         4,211
Recognised in the combined profit
   and loss accounts                           --          (875)       (3,506)
                                           ------        ------        ------
Balance at 31 December                         --           350         1,055
                                           ======        ======        ======

     (l)  CAPITAL AND RESERVES

          Movements in capital and reserves of the Target Group during the relevant period were as follows:

                                                     AT 31 DECEMBER
                                         ---------------------------------------
                                             1999          2000          2001
                                         -----------   -----------   -----------
                                         RMB MILLION   RMB MILLION   RMB MILLION

(i)   Capital contributions
      Balance brought forward               6,600         7,684        13,906
      Movement during the year              1,084         6,222         9,839
                                           ------        ------        ------
      Balance carried forward               7,684        13,906        23,745
                                           ------        ------        ------
(ii)  Revaluation reserves
      Balance brought forward                  --             -             -
      Revaluation surplus                      --             -         1,280
                                           ------        ------        ------
      Balance carried forward                  --             -         1,280
                                           ------        ------        ------
(iii) Retained profits
      Balance brought forward               1,799         3,089         3,138
      Transfer from combined profit and
      loss accounts                         1,921           618         3,295
      Distributions to owner                 (631)         (569)         (795)
                                           ------        ------        ------
      Balance carried forward               3,089         3,138         5,638
                                           ======        ======        ======
      Total                                10,773        17,044        30,663
                                           ======        ======        ======

          As at 31 December 2001, Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile had not been incorporated and hence there were no reserves available for distribution as at 31 December 1999, 2000 and 2001.

     (M)  OPERATING LEASE COMMITMENTS

          The total future minimum lease payments payable by the Target Group under non-cancellable operating leases are payable as follows:

                                                    AT 31 DECEMBER 1999
                                  -----------------------------------------------------
                                    LAND AND       LEASED
                                   BUILDINGS       LINES         OTHERS        TOTAL
                                  -----------   -----------   -----------   -----------
                                  RMB MILLION   RMB MILLION   RMB MILLION   RMB MILLION
Within 1 year                           44         1,406             6         1,456
After 1 year but within 5 years        125           691            16           832
After 5 years                           50            17             1            68
                                    ------        ------        ------        ------
                                       219         2,114            23         2,356
                                    ======        ======        ======        ======

                                                    AT 31 DECEMBER 2000
                                  -----------------------------------------------------
                                    LAND AND       LEASED
                                   BUILDINGS       LINES         OTHERS        TOTAL
                                  -----------   -----------   -----------   -----------
                                  RMB MILLION   RMB MILLION   RMB MILLION   RMB MILLION
Within 1 year                           81           983             8         1,072
After 1 year but within 5 years        176           421            12           609
After 5 years                           79            11             2            92
                                    ------        ------        ------        ------
                                       336         1,415            22         1,773
                                    ======        ======        ======        ======

                                                    AT 31 DECEMBER 2001
                                  -----------------------------------------------------
                                    LAND AND       LEASED
                                   BUILDINGS       LINES         OTHERS        TOTAL
                                  -----------   -----------   -----------   -----------
                                  RMB MILLION   RMB MILLION   RMB MILLION   RMB MILLION
Within 1 year                           77           817             8           902
After 1 year but within 5 years        178           112            10           300
After 5 years                           83            25             2           110
                                    ------        ------        ------        ------

                                       338           954            20         1,312
                                    ======        ======        ======        ======

          The Target Group leases certain land and buildings, leased lines and other equipment under operating lease. None of the leases includes contingent rentals.

     (n)  CAPITAL COMMITMENTS

          Capital commitments outstanding at 31 December 1999, 2000 and 2001 not provided for were summarised as follows:

                                                         AT 31 DECEMBER
                                              -------------------------------------
                                                  1999         2000         2001
                                              -----------  -----------  -----------
                                              RMB MILLION  RMB MILLION  RMB MILLION
Commitments in respect of land and buildings
- authorised and contracted for                    247          328          538
- authorised but not contracted for              1,355        1,825        2,022
                                                ------       ------       ------
                                                 1,602        2,153        2,560
                                                ======       ======       ======
Commitments in respect of telecommunications
  equipment
- authorised and contracted for                  4,680        3,374        3,975
- authorised but not contracted for              8,646       13,164       13,120
                                                ------       ------       ------
                                                13,326       16,538       17,095
                                                ======       ======       ======
Total commitments
- authorised and contracted for                  4,927        3,702        4,513
- authorised but not contracted for             10,001       14,989       15,142
                                                ------       ------       ------
                                                14,928       18,691       19,655
                                                ======       ======       ======

     (o)  CONTINGENT LIABILITIES

          Details of guarantees given to banks in respect of banking facilities granted to related parties and third parties as at 31 December 1999, 2000 and 2001 were as follows:

                                                         AT 31 DECEMBER
                                              -------------------------------------
                                                  1999         2000         2001
                                              -----------  -----------  -----------
                                              RMB MILLION  RMB MILLION  RMB MILLION
Banking facilities granted to:
Former Shaanxi PTA/PTC                             200          650          950
Third party                                         90           90           90
                                                ------       ------       ------
                                                   290          740        1,040
                                                ======       ======       ======

6    COMBINED CASH FLOW STATEMENTS

     The following are the combined cash flow statements of the Target Group for the years ended 31 December 1999, 2000 and 2001, which are prepared on the basis set out in Section 1 above:

                                                                         YEAR ENDED 31 DECEMBER
                                                                  --------------------------------------
                                                        NOTE         1999         2000          2001
                                                        ----      -----------  -----------   -----------
                                                                  RMB MILLION  RMB MILLION   RMB MILLION
NET CASH INFLOW FROM OPERATING ACTIVITIES                (a)          8,070       10,518        13,453
                                                                    -------      -------       -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                        22           42            89
Interest paid (including interest element
  of finance leases)                                                   (958)      (1,116)         (533)
Distributions to owner                                                 (631)        (569)         (795)
                                                                    -------      -------       -------
NET CASH OUTFLOW FROM RETURNS ON
  INVESTMENTS AND SERVICING OF FINANCE                               (1,567)      (1,643)       (1,239)
                                                                    -------      -------       -------
TAXATION
PRC enterprise income tax paid                                         (111)        (450)       (1,249)
                                                                    -------      -------       -------
TAX PAID                                                               (111)        (450)       (1,249)
                                                                    -------      -------       -------
INVESTING ACTIVITIES
Capital expenditures                                                 (9,973)     (12,483)      (23,011)
Proceeds from disposal of fixed assets                                   79           37            68
Increase in deposits with banks                                          (1)          --           (25)
Maturity of deposits with banks                                          --            1            --
                                                                    -------      -------       -------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                           (9,895)     12,445)       (22,968)
                                                                    =======      =======       =======
NET CASH OUTFLOW BEFORE FINANCING ACTIVITIES                         (3,503)      (4,020)      (12,003)
                                                                    =======      =======       =======

                                                                         YEAR ENDED 31 DECEMBER
                                                                  --------------------------------------
                                                        NOTE         1999         2000          2001
                                                        ----      -----------  -----------   -----------
                                                                  RMB MILLION  RMB MILLION   RMB MILLION
FINANCING ACTIVITIES
New loans from ultimate holding company                  (b)             --           --         8,750
New bank loans and other interest-bearing
  borrowings                                             (b)          9,102        5,995         6,688
Repayment of capital elements of finance
  leases rental                                          (b)           (181)        (192)         (266)

                                                                         YEAR ENDED 31 DECEMBER
                                                                  --------------------------------------
                                                        NOTE         1999         2000          2001
                                                        ----      -----------  -----------   -----------
                                                                  RMB MILLION  RMB MILLION   RMB MILLION
Repayments of bank and other loans                       (b)         (3,236)      (8,350)      (12,873)
Proceeds from capital contributions                                   1,084        6,222         9,839
                                                                    -------      -------       -------
NET CASH INFLOW FROM FINANCING ACTIVITIES                             6,769        3,675        12,138
                                                                    -------      -------       -------
INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                    3,266         (345)          135
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                                     304        3,570         3,225
                                                                    -------      -------       -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              3,570        3,225         3,360
                                                                    =======      =======       =======
ANALYSIS OF THE BALANCES OF CASH AND CASH
  EQUIVALENTS

Deposits with banks with maturity period within
  three months when placed                                               --           10            --
Cash and bank balances                                                3,570        3,215         3,360
                                                                    -------      -------       -------
                                                                      3,570        3,225         3,360
                                                                    =======      =======       =======


     (a) RECONCILIATION OF PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION TO NET CASH INFLOW FROM OPERATING ACTIVITIES:

                                                                                  YEAR ENDED 31 DECEMBER
                                                                          -------------------------------------
                                                                             1999         2000         2001
                                                                          -----------  -----------  -----------
                                                                          RMB MILLION  RMB MILLION  RMB MILLION
Profit from ordinary activities before taxation                               1,889           253         4,608
Depreciation of fixed assets                                                  3,860         4,959         5,841
Write-down and write-off of network equipment                                   927         3,952            --
Deficit on revaluation of fixed assets                                           --            --         2,113
Loss on disposal of fixed assets                                                 41            44            75
Provision for doubtful accounts                                                 743           599           499
Interest income                                                                 (22)          (42)          (89)
Interest expense                                                                729           889           394
Decrease/(increase) in inventories                                               76          (224)         (122)
Increase in amounts due from ultimate holding company                        (1,122)         (555)         (198)
(Increase)/decrease in amounts due from related parties                      (2,021)        2,789            --
Increase in accounts receivable                                              (1,238)         (550)         (253)
Decrease/(increase) in other receivables                                         82          (879)          787
(Increase)/decrease in prepaid expenses and other current assets                (28)         (330)           31
Increase/(decrease) in amounts due to ultimate holding company                  917          (676)         (104)
Increase/(decrease) in amounts due to related parties                         2,418        (3,325)           -
Increase/(decrease) in accounts payable                                           8         2,621        (1,645)
Increase in accrued expenses and other payables                                 811           643           811
Increase in deferred revenue                                                     --           350           705
                                                                            -------       -------       -------
Net cash inflow from operating activities                                     8,070        10,518        13,453
                                                                            =======       =======       =======

     (b)  ANALYSIS OF CHANGES IN FINANCING DURING THE YEARS:

                                                                                       BANK LOANS
                                                                           LOAN FROM    AND OTHER   OBLIGATIONS
                                                                           ULTIMATE     INTEREST-      UNDER
                                                                            HOLDING      BEARING      FINANCE
                                                                            COMPANY    BORROWINGS     LEASES
                                                                          -----------  -----------  -----------
                                                                          RMB MILLION  RMB MILLION  RMB MILLION
Balance at 1 January 1999                                                        --       10,362          505
New bank loans and other interest-bearing borrowings                             --        9,102           --
Inception of finance lease contracts (Note (c))                                  --           --          220
Repayments of bank loans and other interest-bearing borrowings                   --       (3,236)          --
Repayments of capital elements of finance leases                                 --           --         (181)
                                                                            -------      -------      -------
Balance at 31 December 1999                                                      --       16,228          544
                                                                            =======      =======      =======
Balance at 1 January 2000                                                        --       16,228          544
New bank loans and other interest-bearing borrowings                             --        5,995           --
Repayments of bank loans and other interest-bearing borrowings                   --       (8,350)          --
Repayments of capital elements of finance leases                                 --           --         (192)
                                                                            -------      -------      -------
Balance at 31 December 2000                                                      --       13,873          352
                                                                            =======      =======      =======
Balance at 1 January 2001                                                        --       13,873          352
New loans from ultimate holding company                                       8,750           --           --
New bank loans and other interest-bearing borrowings                             --        6,688           --
Repayments of bank loans and other interest-bearing borrowings                   --      (12,873)          --
Repayments of capital elements under finance leases                              --           --         (266)
                                                                            -------      -------      -------
Balance at 31 December 2001                                                   8,750        7,688           86
                                                                            =======      =======      =======


     (c)  SIGNIFICANT NON-CASH TRANSACTIONS:

          The Target Group incurred payables of RMB 3,490 million, RMB 4,263 million and RMB 5,326 million from equipment suppliers for additions of construction in progress during the years ended 31 December 1999, 2000 and 2001 respectively.

          The Target Group also acquired equipment of RMB 220 million under finance leases during the year ended 31 December 1999 (2000 and 2001:
          Nil).

7    ULTIMATE HOLDING COMPANY

     The directors consider the ultimate holding company of Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile to be China Mobile, a Company incorporated in the PRC.

8    SUBSEQUENT EVENT

     The following significant event took place in respect of the Target Group subsequent to 31 December 2001.

     Subsequent to 31 December 2001, the Target Group has entered into agreements with certain banks and China Mobile, pursuant to which China Mobile provided indirect interest bearing loans of RMB 8,750 million to the Target Group through banks.

9    DIRECTORS' REMUNERATION

     Save as disclosed herein, no remuneration has been paid or is payable in respect of the relevant period by the Target Group, to the directors of the Target Group.

10   SUBSEQUENT FINANCIAL STATEMENTS

     No audited financial statements have been prepared by the Target Group in respect of any period subsequent to 31 December 2001.


                                                      Yours faithfully
                                                           KPMG
                                                Certified Public Accountants

--------------------------------------------------------------------------------
APPENDIX III                ADDITIONAL FINANCIAL INFORMATION OF THE TARGET GROUP
--------------------------------------------------------------------------------

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF THE TARGET GROUP

     In connection with the Acquisition, the Target Group's fixed assets were revalued at 31 December 2001 and certain new agreements including interconnection and roaming agreement and loan agreements were entered into by the Target Group with CMCC and banks. The Target Group expects that the revaluation of fixed assets and these agreements will have a material impact on its overall results of operations. The accompanying Unaudited Pro Forma Combined Profit and Loss Account of the Target Group for the year ended 31 December 2001 has been adjusted to give effect to the above as if they had been consummated on 31 December 2000 or 1 January 2001.

     The Unaudited Pro Forma Combined Profit and Loss Account of the Target Group is based upon the historical combined financial statements of the Target Group after giving effect to the Pro Forma adjustments described in the accompanying notes.

     THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF THE TARGET GROUP DOES NOT PURPORT TO REPRESENT WHAT THE RESULTS OF OPERATIONS OF THE TARGET GROUP WOULD ACTUALLY HAVE BEEN IF THE EVENTS DESCRIBED ABOVE HAD IN FACT OCCURRED AT 31 DECEMBER 2000 OR THE BEGINNING OF 2001, OR ANY OTHER DATE, OR TO PROJECT THE COMBINED NET PROFIT OF THE TARGET GROUP FOR ANY FUTURE PERIOD. THE ADJUSTMENTS ARE BASED ON CURRENTLY AVAILABLE INFORMATION AND CERTAIN ESTIMATES AND ASSUMPTIONS. HOWEVER, MANAGEMENT BELIEVES THAT THESE ASSUMPTIONS PROVIDE A REASONABLE BASIS FOR PRESENTING THE SIGNIFICANT EFFECTS OF THE EVENT AS CONTEMPLATED AND THAT THE PRO FORMA ADJUSTMENTS GIVE EFFECT TO THOSE ASSUMPTIONS AND ARE PROPERLY APPLIED IN THE PRO FORMA COMBINED FINANCIAL INFORMATION.

     The Unaudited Pro Forma Combined Profit and Loss Account of the Target Group should be read in conjunction with Accountants' Report set out in Appendix II to this Circular.









                                     III-1

    UNAUDITED PRO FORMA COMBINED PROFIT AND LOSS ACCOUNT OF THE TARGET GROUP
                       FOR THE YEAR ENDED 31 DECEMBER 2001

                                                TARGET GROUP     PRO FORMA                        ADJUSTED
                                                 HISTORICAL     ADJUSTMENTS        NOTE           BALANCE
                                               -------------   -------------   -------------   -------------
                                                RMB MILLION     RMB MILLION                     RMB MILLION
OPERATING REVENUE
  Usage fees                                       19,020                                          19,020
  Monthly fees                                      4,152                                           4,152
  Connection fees                                      43                                              43
  Other operating revenue                           2,866                                           2,866
                                                   ------                                          ------
  TOTAL OPERATING REVENUE                          26,081                                          26,081
                                                   ------                                          ------
OPERATING EXPENSES
  Leased lines                                      1,393                                           1,393
  Interconnection                                   3,286                                           3,286
  Depreciation                                      5,841            (347)          (a)             5,494
  Personnel                                         1,527                                           1,527
  Other operating expenses                          7,107              38           (b)             7,145
                                                   ------                                          ------
  TOTAL OPERATING EXPENSES                         19,154                                          18,845
                                                   ======                                          ======
PROFIT FROM OPERATIONS                              6,927                                           7,236
DEFICIT ON REVALUATION OF FIXED ASSETS             (2,113)          2,113           (a)                --
OTHER NET INCOME                                      121                                             121
NON-OPERATING NET EXPENSES                            (22)                                            (22)
INTEREST INCOME                                        89                                              89
FINANCE COSTS                                        (394)           (312)          (c)              (706)
                                                   ------                                          ------
PROFIT FROM ORDINARY ACTIVITIES
  BEFORE TAXATION                                   4,608                                           6,718
TAXATION                                           (1,313)             (9)          (d)            (1,322)
                                                   ------                                          ------
NET PROFIT                                          3,295                                           5,396
                                                   ======                                          ======




                                     III-2

NOTES TO UNAUDITED PRO FORMA COMBINED PROFIT AND LOSS ACCOUNT OF THE TARGET
GROUP

1    DESCRIPTION OF PRO FORMA ADJUSTMENTS

     (a) The Target Companies' fixed assets were revalued as at 31 December 2001, resulting in a net revaluation deficit recorded on such date. The adjustment records the reduction in depreciation charges resulting from the revaluation of the fixed assets and the reversal of the deficit on revaluation of fixed assets recorded during the year ended 31 December 2001 as if the revaluation had been made on 31 December 2000.

     (b) The Target Companies entered into agreements with CMCC, requiring the Target Companies to pay processing fees in respect of the roaming clearing and settlement services provided by CMCC. The adjustment records the charges as if the new agreements had been in place since 1 January 2001.

     (c) The Target Companies entered into agreements with certain banks and CMCC, pursuant to which CMCC provided indirect interest bearing loans of RMB 8,750 million to the Target Companies through banks. The longest remaining terms of these loans are two years. The loans are interest bearing at an annual rate which is 35% below the prevailing PRC government prescribed market bank lending rate applicable to the relevant loan term. The adjustment records the interest expenses of these loans at interest rate of 3.57% per annum as if the loan agreements had been in place since 1 January 2001.

     (d) The adjustment records the tax effect of the above Pro Forma adjustments.









                                     III-3

--------------------------------------------------------------------------------
APPENDIX IV                                   FINANCIAL INFORMATION OF THE GROUP
--------------------------------------------------------------------------------

1.    SUMMARY OF AUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
      FOR THE THREE YEARS ENDED 31 DECEMBER 2001

      The following is a summary of the audited results of the Group for each of the three years ended 31 December 2001:

                                                                2001          2000          1999
                                                              --------      --------      --------
                                                             RMB MILLION  RMB MILLION   RMB MILLION
OPERATING REVENUE (TURNOVER)
Usage fees                                                      73,458        46,287        25,812
Monthly fees                                                    14,085         9,623         4,981
Connection fees                                                    711         2,213         4,319
Other operating revenue                                         12,077         6,861         3,511
                                                              --------      --------      --------
                                                               100,331        64,984        38,623
                                                              --------      --------      --------
OPERATING EXPENSES
Leased lines                                                     5,005         5,501         3,723
Interconnection                                                 13,055         8,329         6,453
Depreciation                                                    17,664         9,759         7,411
Personnel                                                        5,325         3,991         2,256
Other operating expenses                                        18,270        10,578         5,140
                                                              --------      --------      --------
                                                                59,319        38,158        24,983
                                                              --------      --------      --------
PROFIT FROM OPERATIONS                                          41,012        26,826        13,640
WRITE-DOWN AND WRITE-OFF OF ANALOG
  NETWORK EQUIPMENT                                                  -        (1,525)       (8,242)
OTHER NET INCOME                                                 1,594           915           552
NON-OPERATING NET (EXPENSES)/INCOME                                 (6)           (5)           70
INTEREST INCOME                                                    857         1,006           767
FINANCE COSTS                                                   (1,740)         (824)         (343)
                                                              --------      --------      --------
PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION                 41,717        26,393         6,444
TAXATION                                                       (13,703)       (8,366)       (1,647)
                                                              --------      --------      --------

                                                                2001          2000          1999
                                                              --------      --------      --------
                                                             RMB MILLION  RMB MILLION   RMB MILLION
PROFIT FROM ORDINARY ACTIVITIES AFTER TAXATION                  28,014        18,027         4,797
MINORITY INTEREST                                                    1             -             -
                                                              --------      --------      --------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS                             28,015        18,027         4,797
Transfer to PRC statutory reserves                              (5,033)       (6,916)       (3,524)
                                                              --------      --------      --------
RETAINED PROFITS FOR THE YEAR                                   22,982        11,111         1,273
                                                              ========      ========      ========
EARNINGS PER SHARE
BASIC                                                         RMB 1.51      RMB 1.25      RMB 0.40
                                                              ========      ========      ========
DILUTED                                                       RMB 1.51      RMB 1.25      RMB 0.40
                                                              ========      ========      ========


2.    EXTRACTS OF THE AUDITED FINANCIAL INFORMATION OF THE GROUP

      Set out below is a summary of the audited financial information of the Group for the two years ended 31 December 2001, with relevant notes, as extracted from the Group's annual report for the year ended 31 December 2001.

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2001

                                                                 NOTE          2001          2000
                                                                 ----        --------      --------
                                                                           RMB MILLION   RMB MILLION
OPERATING REVENUE (TURNOVER)                                       3
Usage fees                                                                     73,458        46,287
Monthly fees                                                                   14,085         9,623
Connection fees                                                                   711         2,213
Other operating revenue                                                        12,077         6,861
                                                                             --------      --------
                                                                              100,331        64,984
                                                                             --------      --------

                                                                 NOTE          2001          2000
                                                                 ----        --------      --------
                                                                           RMB MILLION   RMB MILLION
OPERATING EXPENSES
Leased lines                                                                    5,005         5,501
Interconnection                                                                13,055         8,329
Depreciation                                                                   17,664         9,759
Personnel                                                                       5,325         3,991
Other operating expenses                                           4           18,270        10,578
                                                                             --------      --------
                                                                               59,319        38,158
                                                                             --------      --------
PROFIT FROM OPERATIONS                                                         41,012        26,826
WRITE-DOWN AND WRITE-OFF OF ANALOG NETWORK EQUIPMENT               5                -        (1,525)
OTHER NET INCOME                                                   6            1,594           915
NON-OPERATING NET EXPENSES                                         7               (6)           (5)
INTEREST INCOME                                                                   857         1,006
FINANCE COSTS                                                    8(a)          (1,740)         (824)
                                                                             --------      --------

PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION                    8           41,717        26,393
TAXATION                                                         11(a)        (13,703)       (8,366)
                                                                             --------      --------
PROFIT FROM ORDINARY ACTIVITIES AFTER TAXATION                                 28,014        18,027
MINORITY INTEREST                                                                   1             -
                                                                             --------      --------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS                                            28,015        18,027
Transfer to PRC statutory reserves                                31           (5,033)       (6,916)
                                                                             --------      --------
RETAINED PROFITS FOR THE YEAR                                                  22,982        11,111
                                                                             ========      ========
EARNINGS PER SHARE
BASIC                                                            13(a)       RMB 1.51      RMB 1.25
                                                                             ========      ========
DILUTED                                                          13(b)       RMB 1.51      RMB 1.25
                                                                             ========      ========

CONSOLIDATED STATEMENT OF RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED 31 DECEMBER 2001

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                              RMB MILLION   RMB MILLION
NET PROFIT FOR THE YEAR                                                          28,015        18,027
ELIMINATION OF GOODWILL ARISING ON THE ACQUISITION OF
  SUBSIDIARIES AGAINST RESERVES                                     31                -      (239,540)
                                                                               --------      --------
                                                                                 28,015      (221,513)
                                                                               ========      ========

CONSOLIDATED BALANCE SHEET
AT 31 DECEMBER 2001

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                              RMB MILLION   RMB MILLION
NON-CURRENT ASSETS
Fixed assets                                                        14          105,208        87,465
Construction in progress                                            15           19,981        13,527
Interest in associates                                              17               16            46
Investment securities                                               18               77            61
Deferred tax assets                                                 19            1,476         3,046
Deferred expenses                                                   20              180           164
                                                                               --------      --------
                                                                                126,938       104,309
                                                                               --------      --------

CURRENT ASSETS
Inventories                                                                       1,029           828
Amount due from ultimate holding company                            21              503           557
Accounts receivable                                                 22            5,728         7,252
Other receivables                                                   23            1,189         2,297
Prepayments and other current assets                                              1,571         1,289
Deposits with banks                                                              14,970        12,204
Cash and cash equivalents                                           24           21,821        27,702
                                                                               --------      --------
                                                                                 46,811        52,129
                                                                               --------      --------

CURRENT LIABILITIES
Bank loans and other interest-bearing borrowings                    25            4,531        10,471
Bills payable                                                                     1,458         1,005

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                              RMB MILLION   RMB MILLION
Current instalments of obligations under finance leases             26              908         1,624
Amount due to immediate holding company                             21                -         4,136
Amount due to ultimate holding company                              21              241           678
Accounts payable                                                    27           11,317        11,581
Accrued expenses and other payables                                              10,840         8,408
Taxation                                                           11(b)          6,003         6,735
                                                                               --------      --------
                                                                                 35,298        44,638
                                                                               ========      ========
NET CURRENT ASSETS                                                               11,513         7,491
                                                                               ========      ========
TOTAL ASSETS LESS CURRENT LIABILITIES CARRIED FORWARD                           138,451       111,800

CONSOLIDATED BALANCE SHEET (CONTINUED)
AT 31 DECEMBER 2001

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                             RMB MILLION   RMB MILLION
TOTAL ASSETS LESS CURRENT LIABILITIES BROUGHT FORWARD                           138,451       111,800
                                                                               --------      --------
NON-CURRENT LIABILITIES
Bank loans and other interest-bearing borrowings                    25          (21,591)      (23,134)
Obligations under finance leases, excluding
  current instalments                                               26             (812)       (1,235)
Deferred revenue                                                    28           (4,237)       (3,654)
                                                                               --------      --------

                                                                                (26,640)      (28,023)
                                                                               --------      --------
MINORITY INTERESTS                                                                  (32)          (17)
                                                                               ========      ========
NET ASSETS                                                                      111,779        83,760
                                                                               ========      ========

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                             RMB MILLION   RMB MILLION
CAPITAL AND RESERVES
Share capital                                                       29            1,986         1,986
Reserves                                                            31          109,793        81,774
                                                                               --------      --------
                                                                                111,779        83,760
                                                                               ========      ========

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2001

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                             RMB MILLION   RMB MILLION
NET CASH INFLOWS FROM OPERATING ACTIVITIES                          (a)          63,890        41,401
                                                                               --------      --------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                   867           994
Interest paid                                                                    (2,008)         (863)
Dividend received from associate                                                     14            --
                                                                               --------      --------
NET CASH (OUTFLOW)/INFLOW FROM RETURNS ON INVESTMENTS
  AND SERVICING OF FINANCE                                                       (1,127)          131
                                                                               --------      --------
TAXATION
PRC income tax paid                                                             (12,865)       (5,952)
                                                                               --------      --------
TAX PAID                                                                        (12,865)       (5,952)
                                                                               --------      --------
INVESTING ACTIVITIES
Payment of amount due to immediate holding company
  in respect of acquisition of subsidiaries                                      (4,136)           --
Payment for acquisition of subsidiaries
  (net of cash and cash equivalents acquired)                                        --       (67,299)
Capital expenditure                                                             (39,500)      (21,964)
Proceeds from disposal of fixed assets                                              204           264
Increase in deposits with banks                                                  (2,766)       (3,881)
                                                                               --------      --------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                      (46,198)      (92,880)
                                                                               ========      ========

NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING ACTIVITIES                             3,700       (57,300)
                                                                               --------      --------
FINANCING ACTIVITIES
Proceeds from issue of shares, net of expenses                      (c)               4        55,812

                                                                   NOTE          2001          2000
                                                                   ----        --------      --------
                                                                             RMB MILLION   RMB MILLION
New bank and other loans                                            (c)           5,407        12,736
Repayments of bank and other loans                                  (c)         (17,897)       (8,130)
Capital elements of finance leases rental                           (c)          (2,055)         (362)
Proceeds from issue of convertible notes                            (c)               -         5,708
Expenses on issue of convertible notes                                                -          (128)
Proceeds from issue of bonds                                        (c)           5,000             -
Expenses on issue of bonds                                                          (55)            -
Increase in amounts due to minority interests                       (c)              15            17
                                                                               --------      --------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING ACTIVITIES                              (9,581)       65,653
                                                                               ========      ========
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS                                 (5,881)        8,353

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                   27,702        19,349
                                                                               --------      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                            (b)          21,821        27,702
                                                                               ========      ========

NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

(a) RECONCILIATION OF PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION TO NET CASH INFLOWS FROM OPERATING ACTIVITIES

                                                                                          2001          2000
                                                                                        --------      --------
                                                                                       RMB MILLION   RMB MILLION
Profit from ordinary activities before taxation                                           41,717        26,393
Depreciation of fixed assets                                                              17,664         9,759
Write-down and write-off of analog network equipment                                           -         1,525
Provision for interest in associates                                                          30             -
Loss on disposal of fixed assets                                                             275           126
Provision for doubtful accounts                                                            1,737         1,346
Amortisation of deferred expenses                                                             39            15
Interest income                                                                             (857)       (1,006)
Interest expense and finance lease charges                                                 1,740           824
Dividend income                                                                              (43)          (26)
Unrealised exchange loss/(gain), net                                                           4            (2)
Increase in inventories                                                                     (124)         (408)
Decrease in amount due from ultimate holding company                                          54           409
Decrease in amounts due from related parties                                                   -         1,700
Increase in accounts receivable                                                             (213)         (985)
Decrease in other receivables                                                              1,111            54
Increase in prepayments and other current assets                                            (282)         (262)
(Decrease)/increase in amount due to ultimate holding company                               (437)           14
Decrease in amounts due to related parties                                                     -        (1,696)
(Decrease)/increase in accounts payable                                                   (1,724)        1,179
Increase in accrued expenses and other payables                                            2,616         1,319
Increase in deferred revenue                                                                 583         1,123
                                                                                        --------      --------

                                                                                          2001          2000
                                                                                        --------      --------
                                                                                       RMB MILLION   RMB MILLION
Net cash inflows from operating activities                                                63,890        41,401
                                                                                        ========      ========

(b)   ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS


                                                                                          2001          2000
                                                                                        --------      --------
                                                                                       RMB MILLION   RMB MILLION
Deposits with banks maturing within three months when placed                               3,818         6,457
Cash and bank balances                                                                    18,003        21,245
                                                                                        --------      --------
                                                                                          21,821        27,702
                                                                                        ========      ========


NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)

(c)   ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                                   SHARE CAPITAL               OBLIGATIONS
                                                    (INCLUDING                    UNDER
                                                       SHARE       BANK AND      FINANCE     CONVERTIBLE                MINORITY
                                                      PREMIUM)   OTHER LOANS      LEASES        NOTES        BONDS      INTERESTS
                                                   ------------- -----------   -----------   -----------    -------     ---------
                                                        RMB          RMB           RMB           RMB          RMB          RMB
                                                      MILLION      MILLION       MILLION       MILLION      MILLION      MILLION
Balance at 1 January 2000                             100,812        6,576           175            --           --           --
Acquired on acquisition of subsidiaries                    --       11,762         3,011            --           --           --
                                                      -------      -------       -------       -------      -------      -------
                                                      100,812       18,338         3,186            --           --           --
Inception of finance lease contracts                       --           --            35            --           --           --
Changes in financing:
Cash flows from financing                              55,812       12,736            --         5,708           --           17
Repayments of bank and other loans                         --       (8,130)           --            --           --           --
Repayments of capital elements of
finance leases                                             --           --          (362)           --           --           --
                                                      -------      -------       -------       -------      -------      -------
                                                      156,624       22,944         2,859         5,708           --           17
Non-cash transaction:
Issue of shares as consideration for acquisition
  of subsidiaries                                     192,369           --            --            --           --           --
                                                      -------      -------       -------       -------      -------      -------
Balance at 31 December 2000                           348,993       22,944         2,859         5,708           --           17
                                                      =======      =======       =======       =======      =======      =======
Balance at 1 January 2001                             348,993       22,944         2,859         5,708           --           17
Inception of finance lease contracts                       --           --           916            --           --           --
Effect of foreign exchange difference                      --            4            --            --           --           --
Changes in financing:
Cash flows from financing                                   4        5,407            --            --        5,000           15
Repayments of bank and other loans                         --      (17,897)           --            --           --           --

                                                   SHARE CAPITAL               OBLIGATIONS
                                                    (INCLUDING                    UNDER
                                                       SHARE       BANK AND      FINANCE     CONVERTIBLE                MINORITY
                                                      PREMIUM)   OTHER LOANS      LEASES        NOTES        BONDS      INTERESTS
                                                   ------------- -----------   -----------   -----------    -------     ---------
                                                        RMB          RMB           RMB           RMB          RMB          RMB
                                                      MILLION      MILLION       MILLION       MILLION      MILLION      MILLION
Repayments of capital elements of
  finance leases                                           --           --        (2,055)           --           --           --
                                                      -------      -------       -------       -------      -------      -------
Balance at 31 December 2001                           348,997       10,458         1,720         5,708        5,000           32
                                                      =======      =======       =======       =======      =======      =======


(d)   SIGNIFICANT NON-CASH TRANSACTIONS

      The Group incurred payables of RMB 8,679,000,000 (2000: RMB 5,555,000,000)
      and RMB 1,337,000,000 (2000: RMB 1,005,000,000) to equipment suppliers and banks respectively for additions of construction in progress during the year ended 31 December 2001.

NOTES TO THE ACCOUNTS

1     PRINCIPAL ACCOUNTING POLICIES

      (a)   STATEMENT OF COMPLIANCE

            These accounts have been prepared in accordance with all applicable Statements of Standard Accounting Practice and Interpretations issued by the Hong Kong Society of Accountants, accounting principles generally accepted in Hong Kong and the requirements of the Hong Kong Companies Ordinance. These accounts also comply with the applicable disclosure provisions of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules"). A summary of the principal accounting policies adopted by the Group is set out below.

      (b)   BASIS OF PREPARATION OF THE ACCOUNTS

            The measurement basis used in the preparation of the accounts is historical cost.

      (c)   SUBSIDIARIES

            A subsidiary, in accordance with the Hong Kong Companies Ordinance, is a company in which the Group, directly or indirectly, holds more than half of the issued share capital, or controls more than half of the voting power, or controls the composition of the board of directors. Subsidiaries are considered to be controlled if the Company has the power, directly or indirectly, to govern the financial and operating policies, so as to obtain benefits from their activities.

            An investment in a controlled subsidiary is consolidated into the consolidated accounts, unless it is acquired and held exclusively with a view to subsequent disposal in the near future or operates under severe long-term restrictions which significantly impair its ability to transfer funds to the Group, in which case, it is stated in the consolidated balance sheet at fair value with changes in fair value recognised in the consolidated profit and loss account as they arise.

            Material intra-group balances and transactions, and any unrealised profit arising from intra-group transactions, are eliminated in preparing the consolidated accounts. Unrealised losses resulting from intra-group transactions are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

      (d)   ASSOCIATES

            An associate is an entity in which the Group has significant influence, but not control or joint control, over its management, including participation in the financial and operating policy decisions.

            The Group's share of the post-acquisition results of its associates for the year is not considered material and therefore is not included in the consolidated profit and loss account. In the consolidated balance sheet, interest in associates is stated at cost less impairment losses (see note 1(i)), unless it is acquired and held exclusively with a view to subsequent disposal in the near future or operates under severe long-term restrictions that significantly impair its ability to transfer funds to the investor, in which case, it is stated at fair value with changes in fair value recognised in the profit and loss account as they arise.

      (e)   GOODWILL

            Positive goodwill arising on consolidation represents the excess of the cost of the acquisition over the Group's share of the fair value of the identifiable assets and liabilities acquired. In respect of controlled subsidiaries:


            - for acquisitions before 1 January 2001, positive goodwill is eliminated against reserves and is reduced by impairment losses (see note 1(i)); and

            - for acquisitions on or after 1 January 2001, positive goodwill is amortised to the consolidated profit and loss account on a straight-line basis over its estimated useful life of not exceeding 20 years. Positive goodwill is stated in the consolidated balance sheet at cost less any accumulated amortisation and any impairment losses (see note 1(i)).

            In respect of acquisitions of associates, positive goodwill is amortised to the consolidated profit and loss account on a straight-line basis over its estimated useful life. The cost of positive goodwill less any accumulated amortisation and any impairment losses (see note 1(i)) is included in the carrying amount of the interest in associates.

            Negative goodwill arising on acquisitions of controlled subsidiaries and associates represents the excess of the Group's share of the fair value of the identifiable assets and liabilities acquired over the cost of the acquisition. Negative goodwill is accounted for as follows:

            - for acquisitions before 1 January 2001, negative goodwill is credited to a capital reserve; and

            - for acquisitions on or after 1 January 2001, to the extent that negative goodwill relates to an expectation of future losses and expenses that are identified in the plan of acquisition and can be measured reliably, but which have not yet been recognised, it is recognised in the consolidated profit and loss account when the future losses and expenses are recognised. Any remaining negative goodwill, but not exceeding the fair values of the non-monetary assets acquired, is recognised in the consolidated profit and loss account over the weighted average useful life of those non-monetary assets that are depreciable/amortisable. Negative goodwill in excess of the fair values of the non-monetary assets acquired is recognised immediately in the consolidated profit and loss account.

            In respect of any negative goodwill not yet recognised in the consolidated profit and loss account:

            - for controlled subsidiaries, such negative goodwill is shown in the consolidated balance sheet as a deduction from assets in the same balance sheet classification as positive goodwill; and

            - for associates, such negative goodwill is included in the carrying amount of the interests in associates.

      (f)   OTHER INVESTMENTS IN SECURITIES

            The Group's policies for investments in securities other than investments in subsidiaries and associates are as follows:

            (i) Investments held on a continuing basis for an identified long-term purpose are classified as investment securities. Investment securities are stated in the balance sheet at cost less any provisions for diminution in value. Provisions are made when the fair values have declined below the carrying amounts, unless there is evidence that the decline is temporary, and are recognised as an expense in the profit and loss account, such provisions being determined for each investment individually.

            (ii) Profits or losses on disposal of investments in securities are determined as the difference between the estimated net disposal proceeds and the carrying amount of the investments and are accounted for in the profit and loss account as they arise.

      (g)   FIXED ASSETS AND DEPRECIATION

            (i) Fixed assets are stated at cost less accumulated depreciation and impairment losses (see note 1(i)).

            (ii) The cost of fixed assets comprises the purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed asset has been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalised as an additional cost of the fixed asset.

            (iii) Gains or losses arising from the retirement or disposal of a fixed asset are determined as the difference between the estimated net disposal proceeds and the carrying amount of the asset and are recognised in the profit and loss account on the date of retirement or disposal.

            (iv) Depreciation is calculated to write-off the cost of fixed assets on a straight-line basis over their estimated useful lives, to residual values, as follows:

                                                                       DEPRECIABLE LIFE       RESIDUAL VALUE
                                                                       ----------------       --------------
Land use rights                                                   Over the period of grant           --
Buildings                                                                     8 - 35 years           3%
Telecommunications transceivers, switching centres and
  other network equipment                                                          7 years           3%
Office equipment, furniture and fixtures and others                           4 - 18 years           3%

      (h)   LEASED ASSETS

            Leases of assets under which the lessee assumes substantially all the risks and benefits of ownership are classified as finance leases.

            Where the Group acquires the use of assets under finance leases, the amounts representing the fair value of the leased asset, or, if lower, the present value of the minimum lease payments, of such assets are included in the fixed assets and the corresponding liabilities, net of finance of charges, are recorded as obligations under finance leases. Depreciation is provided at rates which write off the cost of the assets in equal annual amounts over the term of the relevant lease or, where it is likely the Group will obtain ownership of the asset, the life of the asset, as set out in note 1(g). Impairment losses are accounted for in accordance with the accounting policy as set out in note 1(i). Finance charges implicit in the lease payments are charged to the profit and loss account over the period of the leases so as to produce an approximately constant periodic rate of charge on the remaining balance of the obligations for each accounting period.

      (i)   IMPAIRMENT OF ASSETS

            Internal and external sources of information are reviewed at each balance sheet date to identify indications that the following assets may be impaired or an impairment loss previously recognised no longer exists or may have decreased:

            -     fixed assets;

            -     construction in progress;

            -     investments in subsidiaries and associates; and

            - positive goodwill (whether taken initially to reserves or recognised as an asset).

            If any such indication exists, the asset's recoverable amount is estimated. An impairment loss is recognised whenever the carrying amount of an asset exceeds its recoverable amount.

            (i)  Calculation of recoverable amount

                  The recoverable amount of an asset is the greater of its net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

            (ii)  Reversals of impairment losses

                  In respect of assets other than goodwill, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is reversed only if the loss was caused by a specific external event of an exceptional nature that is not expected to recur, and the increase in recoverable amount relates clearly to the reversal of the effect of that specific event.

                  A reversal of impairment losses is limited to the asset's carrying amount that would have been determined had no impairment loss been recognised in prior years. Reversals of impairment losses are credited to the profit and loss account in the year in which the reversals are recognised.

      (j)   CONSTRUCTION IN PROGRESS

            Construction in progress is stated at cost. Cost comprises direct costs of construction as well as interest expense and exchange differences capitalised during the periods of construction and installation. Capitalisation of these costs ceases and the construction in progress is transferred to fixed assets when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided in respect of construction in progress until it is completed and ready for its intended use.

      (k)   INVENTORIES

            Inventories, which consist primarily of handsets, SIM cards and accessories, are stated at the lower of cost and net realisable value. Cost represents purchase cost of goods calculated using the weighted average cost method. Net realisable value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management's estimates based on prevailing market conditions.

            When inventories are sold, the carrying amount of those inventories is recognised as a deduction of other income due to its insignificance. The amount of any write-down of inventories to net realisable value and all losses of inventories are recognised as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realisable value, is recognised as a reduction in the amount of inventories recognised as an expense in the period in which the reversal occurs.

      (l)   DEFERRED REVENUE

            Deferred revenue, which consists primarily of deferred revenue from prepaid service fees received from subscribers and deferred revenue from assignment of rights to income from subscribers with distributions of telecommunications services are stated in the balance sheet at the amount of consideration received according to the relevant assignment contracts if applicable, less income recognised in the profit and loss account up to the balance sheet date.

            Revenue from prepaid service fees is recognised when the cellular services are rendered.

            Income from assignment of rights is deferred and recognised on a straight-line basis over the relevant assignment period. For assignment contract which the distributors surrender for early cancellation, the balance of the Group's deferred revenue in respect of those contracts is recognised as non-operating income in the profit and loss account when the assignment contracts are cancelled.

      (m)   FIXED RATE NOTES, BONDS AND CONVERTIBLE NOTES

            Fixed rate notes, bonds and convertible notes are stated in the balance sheet at face value, less unamortised discount arising thereon, if any. The discount is amortised on a straight-line basis over the period from the date of issue to the date of maturity.

      (n)   DEFERRED EXPENSES

            Deferred expenses comprise incidental costs incurred in relation to the issue of the fixed rate notes, bonds and convertible notes of the Group and are amortised on a straight-line basis over the periods from the date of issue to the date of maturity. In the event that the notes are redeemed prior to the maturity date, the unamortised expenses are charged immediately to the profit and loss account.

      (o)   BORROWING COSTS

            Borrowing costs are expressed in the profit and loss account in the period in which they are incurred, except to the extent that they are capitalised as being directly attributable to the acquisition or construction of an asset which necessarily takes a substantial period of time to get ready for its intended use.

      (p)   REVENUE RECOGNITION

            Provided it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably, revenue is recognised in the profit and loss account as follows:

            (i) usage fees are recognised as revenue when the service is rendered;

            (ii) monthly fees are recognised as revenue in the month during which the service is rendered;

            (iii) connection fees are recognised as revenue when receivable;

            (iv) deferred revenue from prepaid service is recognised as income when the cellular telephone services are rendered upon actual usage by subscribers;

            (v) deferred revenue from assignment of rights to income from subscribers is recognised on a straight-line basis over the duration of the assignment period;

            (vi) interest income is recognised on a time proportion basis by reference to the principal outstanding and the rate applicable; and

            (vii) sales of SIM cards and handsets are recognised on delivery of goods to the buyer. Such revenue, net of cost of goods sold, is included in other net income due to its insignificance.

      (q)   ALLOWANCE FOR DOUBTFUL ACCOUNTS

            An allowance for doubtful accounts is provided based upon evaluation of the recoverability of the receivables at the balance sheet date.

      (r)   TRANSLATION OF FOREIGN CURRENCIES

            Foreign currency transactions during the year are translated into Renminbi at the exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi at the exchange rates ruling at the balance sheet date. Exchange differences attributable to the translation of borrowings denominated in foreign currencies and used for financing the construction of fixed assets, are included in the cost of the related construction in progress. Exchange differences capitalised to construction in progress are immaterial for the periods presented. Other exchange gains and losses are recognised in the profit and loss account.

      (s)   DEFERRED TAXATION

            Deferred taxation is provided using the liability method in respect of the taxation effect arising from all material timing differences between the accounting and tax treatment of income and expenditure, which are expected with reasonable probability to crystallise in the foreseeable future. Future deferred tax benefits are not recognised unless their realisation is assured beyond reasonable doubt.

      (t)   PROVISIONS AND CONTINGENT LIABILITIES

            Provisions are recognised for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

            Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

      (u)   RETIREMENT BENEFITS

            The employees of the subsidiaries participate in defined benefit retirement plans managed by the local government authorities whereby the subsidiaries are required to contribute to the schemes at fixed rates of the employees' salary costs. The Group's contributions to the schemes are charged to the profit and loss account when incurred. The subsidiaries have no obligation for the payment of retirement and other post-retirement benefits of staff other than the contributions described above.

            The Company's contributions to the Mandatory Provident Funds as required under the Hong Kong Mandatory Provident Fund Schemes Ordinance are charged to the profit and loss account when incurred.

      (v)   OPERATING LEASES

            Leases of assets under which the lessor has not transferred all the risks and benefits of ownership are classified as operating leases.

            Where the Group has the use of assets under operating lease, payments made under the leases are charged to the profit and loss account in equal instalments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased asset. Lease incentives received are recognised in the profit and loss account as an integral part of the aggregate net lease payments made. Contingent rentals are charged to the profit and loss account in the accounting period in which they are incurred.

      (w)   RELATED PARTIES

            For the purposes of these accounts, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

      (x)   CASH EQUIVALENTS

            Cash equivalents are short-term, highly liquid investments which are readily convertible into known amounts of cash without notice and which were within three months of maturity when acquired. For the purposes of the cash flow statement, cash equivalents would also include advances from banks repayable within three months from the date of the advance.

      (y)   SEGMENT REPORTING

            A segment is a distinguishable component of the group that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

            No analysis of the Group's turnover and contribution to profit from operations by geographical segment or business segment has been presented as all the Group's operating activities are carried out in the People's Republic of China (the "PRC") and less than 10 per cent. of the Group's turnover and contribution to profit from operations were derived from activities outside the Group's cellular telephone and related services activities. There is no other geographical or business segment with segment assets equal to or greater than 10 per cent. of the Group's total assets.

2     CHANGES IN ACCOUNTING POLICIES

      (i)   GOODWILL

      In prior years, positive or negative goodwill arising on acquisition of subsidiaries was eliminated against reserves or was credited to a capital reserve respectively. With effect from 1 January 2001, in order to comply with Statement of Standard Accounting Practice 30 ("SSAP 30") issued by the Hong Kong Society of Accountants, the Group adopted a new accounting policy for goodwill as set out in note 1(e).

      The Group has adopted the transitional provisions set out in paragraph 88 of SSAP 30 with the effect that the new accounting policy has been adopted prospectively and no adjustments have been made to the opening balances of retained profits and reserves and comparative information.

      The new accounting policy has no impact on the Group's net assets as at the year ends and on the Group's profit attributable to shareholders for the years presented.

3     TURNOVER

      The principal activities of the Group are the provision of cellular telephone and related services in Guangdong, Zhejiang, Jiangsu, Fujian, Henan, Hainan, Shandong, Liaoning and Hebei provinces, Beijing, Shanghai and Tianjin municipalities and Guangxi autonomous region of the PRC. The principal activity of the Company is investment holding.

      Turnover primarily represents usage fees, monthly fees and connection fees for the use of the Group's cellular telephone networks, net of PRC business tax and government surcharges. Business tax and government surcharges are charged at approximately 3 to 3.33 per cent. of the corresponding revenue.

      Other operating revenue mainly represents charges for wireless data and value added services, telephone number selection fees, interconnection revenue and roaming in fees. Roaming in fees are received from China Mobile Communications Corporation ("China Mobile") in respect of calls made by non-subscribers using the Group's cellular telecommunications networks.

4     OTHER OPERATING EXPENSES

      Other operating expenses primarily comprise selling and promotion expenses, provision for doubtful accounts, operating lease charges, maintenance charges, debt collection fees, spectrum charges and other miscellaneous expenses.

5     WRITE-DOWN AND WRITE-OFF OF ANALOG NETWORK EQUIPMENT


                                                                                          2001         2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Write-down of analog network equipment (Note (a))                                               -         1,330
Write-off of analog network equipment (Note (b))                                                -           195
                                                                                      -----------   -----------
                                                                                                -         1,525
                                                                                      ===========   ===========

Notes:

      (a) In 2000, based on the operations and net cash flow position of the analog network, the Group considered that the recoverable amount of the analog network equipment had declined below its carrying amount. Based on the expected future cash flows to be generated by the analog network, a full provision was made against the carrying amount of the analog network equipment at 31 December 2000. The amount of the write-down of RMB 1,330 million was recognised as an expenses in the profit and loss account. At 31 December 2001, all analog network equipment which had been written down in previous years had been removed from service.

      (b) This represents the write-off of certain analog network equipment which had been removed from service.

6     OTHER NET INCOME

      Other net income consists of the gross margin from sales of cellular telephone SIM cards and handsets.

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Sales of SIM cards and handsets                                                             3,338         1,928
Cost of SIM cards and handsets                                                             (1,744)       (1,013)
                                                                                      -----------   -----------
                                                                                            1,594           915
                                                                                      ===========   ===========

7     NON-OPERATING NET EXPENSES

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Exchange loss                                                                                 (39)          (60)
Loss on disposal of fixed assets                                                             (275)         (126)
Penalty income on overdue accounts                                                            165           149
Others                                                                                        143            32
                                                                                      -----------   -----------
                                                                                               (6)           (5)
                                                                                      ===========   ===========

8     PROFIT FROM ORDINARY ACTIVITIES BEFORE TAXATION

      Profit from ordinary activities before taxation is arrived at after charging/(crediting):


                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
(a) Finance costs:

Interest on bank loans and other borrowings repayable within five years                     1,064           403
Interest on bank loans and other borrowings repayable after five years                          4            74
Interest on fixed rate notes                                                                  394           393
Interest on bonds                                                                             108             -
Interest on convertible notes                                                                 129            21
Finance charges on obligations under finance leases                                           129            52
                                                                                      -----------   -----------
Total borrowings costs                                                                      1,828           943
Less: Amount capitalised as construction in progress (Note)                                   (88)         (119)
                                                                                      -----------   -----------

                                                                                            1,740           824
                                                                                      ===========   ===========

      Note:Borrowing costs have been capitalised at a rate of 4.57 per cent. to
      8.16 per cent. (2000: 5.02 per cent. to 7.6 per cent.) per annum for construction in progress.

                                                                                        2001           2000
                                                                                     -----------    -----------
                                                                                     RMB MILLION    RMB MILLION

(b) Other items:

Depreciation
- owned assets                                                                             16,494         9,486
- assets held under finance leases                                                          1,170           273
Amortisation of deferred expenses                                                              39            15
Exchange loss on foreign currency borrowings less deposits                                      -           217
Operating lease charges in respect of
- properties                                                                                  890           602
- leased lines                                                                              5,005         5,501
- others                                                                                      457           471
Contribution to retirement scheme                                                             287           335
Provision for doubtful accounts                                                             1,737         1,346
Provision for obsolete inventories                                                              -            25
Auditors' remuneration                                                                         26            26
Dividend income from unlisted associate                                                       (43)          (26)
                                                                                      ===========   ===========

9     DIRECTORS' REMUNERATION

      Directors' remuneration disclosed pursuant to section 161 of the Hong Kong Companies Ordinance is as follows:

                                                                                         2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Fees                                                                                            2             2
Salaries, allowances and benefits in kind                                                       8             8
Retirement benefits                                                                             1             -
Performance related bonuses                                                                     3             2
                                                                                      -----------   -----------
                                                                                               14            12
                                                                                      ===========   ===========

      Included in the directors' remuneration were fees of RMB 543,000 (2000:
RMB 382,000) paid to the independent non-executive directors during the year.

      In addition to the above emoluments, certain directors were granted share options under the Company's share option scheme. The details of these benefits in kind are disclosed under the paragraph "Share option scheme" in the report of the directors.

      The number of directors whose remuneration from the Group falls within the following bands is set out below:

                                                                                          2001         2000
                                                                                      -----------   -----------
HK$ equivalent
Nil to 1,000,000                                                                                9            10
1,000,001 to 1,500,000                                                                          1             1
2,000,001 to 2,500,000                                                                          1             2
2,500,001 to 3,000,000                                                                          2             -
                                                                                      ===========   ===========

10    FIVE HIGHEST PAID INDIVIDUALS

      Of the five highest paid individuals in this year, three (2000: three) are directors of the Company and their remuneration has been included in Note 9 above. The remuneration of each of the remaining two highest paid individuals falls within the band from HK$1,500,001 to HK$2,500,000 (2000: from HK$1,500,001 up to HK$2,000,000) and their aggregate remuneration is as follows:

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Salaries, allowances and benefits in kind                                                       3             3
Performance related bonuses                                                                     1             1
                                                                                      -----------   -----------
                                                                                                4             4
                                                                                      ===========   ===========

      During the year, no emoluments were paid by the Group to the five highest paid individuals, including directors, as an inducement to join or upon joining the Group or as compensation for loss of office.

11    TAXATION

      (a)   Taxation in the consolidated profit and loss account represents:


                                                                                          2001         2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION

Provision for PRC enterprise income tax on the estimated
  taxable profits for the year                                                             12,153         8,371
(Over)/under-provision in respect of PRC enterprise income tax for prior year                 (20)           12
                                                                                      -----------   -----------
                                                                                           12,133         8,383
Transfer from/(to) deferred tax assets (Note 19(a))                                         1,570           (17)
                                                                                      -----------   -----------
                                                                                           13,703         8,366
                                                                                      ===========   ===========


            (i) No provision has been made for Hong Kong profits tax as there were no estimated Hong Kong assessable profits for the years ended 31 December 2001 and 2000.

            (ii) The provision for the PRC enterprise income tax is based on a statutory rate of 33 per cent. of the assessable profit of the Group as determined in accordance with the relevant income tax rules and regulations of the PRC during the year, except for certain subsidiaries of the Company and certain operations of the subsidiaries located within special economic zones in the PRC, which enjoy a preferential rate of 30 per cent. and 15 per cent., respectively.

            (b)   Taxation in the balance sheets represents:



                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION

Provision for PRC enterprise income tax for the year                                       12,153         8,371
Balance of PRC enterprise income tax payable relating to prior year                           455           478
Balance of PRC enterprise income tax payable arising on acquisition of subsidiaries             -         1,405
PRC enterprise income tax paid                                                             (6,605)       (3,519)
                                                                                      -----------   -----------
                                                                                            6,003         6,735
                                                                                      ===========   ===========

12    DIVIDENDS

      The board of directors of the Company does not recommend the payment of any dividends for the year ended 31 December 2001 (2000: RMB Nil).

13    EARNINGS PER SHARE

      (a)   BASIC EARNINGS PER SHARE

            The calculation of basic earnings per share for the year is based on the profit attributable to shareholders of RMB 28,015,000,000 (2000:
            RMB 18,027,000,000) and the weighted average of 18,605,371,320 shares (2000: 14,394,312,587 shares) in issue during the year.

      (b)   DILUTED EARNINGS PER SHARE

            The calculation of diluted earnings per share for the year is based on the adjusted profit attributable to shareholders of RMB 28,144,000,000 (2000: RMB 18,027,000,000), after adding back the interest expense on the convertible notes, and the weighted average number of 18,698,023,159 shares (2000: 14,409,503,167 shares) issued and issuable after adjusting for the effects of all dilutive potential ordinary shares, as if all the outstanding share options and convertible notes issued by the Company had been exercised or converted into ordinary shares at the date of issue. In 2000, since all potential ordinary shares arising from the convertible notes, if converted to ordinary shares, would increase profit attributable to shareholders per share as a result of the savings on the interest payable on the convertible notes, the effects of anti-dilutive potential ordinary shares were ignored in calculating diluted earnings per share.

      (c)   RECONCILIATIONS

                                                                                           2001                2000
                                                                                        -----------        -----------
                                                                                        RMB MILLION        RMB MILLION
Profit attributable to shareholders used in calculating basic earnings per share             28,015             18,027
Interest expense on the convertible notes                                                       129                  -
                                                                                        -----------        -----------
Profit attributable to shareholders used in calculating diluted earnings per share           28,144             18,027
                                                                                        ===========        ===========

                                                                                    2001               2000
                                                                              --------------     --------------
                                                                                   NUMBER             NUMBER
                                                                                  OF SHARES          OF SHARES
Weighted average number of ordinary shares used in calculating
  basic earnings per share                                                    18,605,371,320     14,394,312,587
Deemed issue of ordinary shares for no consideration                              92,651,839         15,190,580
                                                                              --------------     --------------
Weighted average number of ordinary shares used in calculating
  diluted earnings per share                                                  18,698,023,159     14,409,503,167
                                                                              ==============     ==============

14    FIXED ASSETS

                                                              TELECOMMUNICATIONS
                                                                 TRANSCEIVERS,       OFFICE
                                                               SWITCHING CENTRES   EQUIPMENT,
                                                  LAND USE        AND OTHER       FURNITURE AND
                                                 RIGHTS AND         NETWORK       FIXTURES AND
                                                  BUILDINGS        EQUIPMENT         OTHERS             TOTAL
                                                 -----------      -----------      -----------       -----------
                                                 RMB MILLION      RMB MILLION      RMB MILLION       RMB MILLION
COST:
At 1 January 2001                                   7,996          107,911             3,702          119,609
Additions                                             517              851               520            1,888
Transferred from construction in progress           2,297           29,697             2,004           33,998
Disposals                                            (216)            (690)             (131)          (1,037)
Assets written-off                                      -          (10,377)                -          (10,377)
                                                 --------         --------         ---------         --------
At 31 December 2001                                10,594          127,392             6,095          144,081
                                                 --------         --------         ---------         --------

ACCUMULATED DEPRECIATION:
At 1 January 2001                                     315           30,885               944           32,144
Charge for the year                                   379           15,883             1,402           17,664
Written back on disposals                             (55)            (427)              (76)            (558)
Assets written-off                                      -          (10,377)                -          (10,377)
                                                 --------         --------         ---------         --------
At 31 December 2001                                   639           35,964             2,270           38,873
                                                 ========         ========         =========         ========
NET BOOK VALUE:
At 31 December 2001                                 9,955           91,428             3,825          105,208
                                                 ========         ========         =========         ========
At 31 December 2000                                 7,681           77,026             2,758           87,465
                                                 ========         ========         =========         ========


            (a) The analysis of net book value of land use rights and buildings is as follows:


                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Long leases                                                                                 1,638         2,482
Medium-term leases                                                                          8,247         5,103
Short-term leases                                                                              70            96
                                                                                      -----------   -----------
                                                                                            9,955         7,681
                                                                                      ===========   ===========

                  All of the Group's buildings are located outside Hong Kong.

            (b) The net book value of fixed assets of the Group includes an amount of RMB 6,836,000,000 (2000: RMB 7,046,000,000) in respect of assets held under finance leases.

            (c) The Group leases certain telecommunications equipment under finance leases. None of the leases includes contingent rentals.

15    CONSTRUCTION IN PROGRESS

      Construction in progress comprises expenditure incurred on the network expansion projects and construction of office buildings not yet completed at 31 December 2001.

16    INVESTMENTS IN SUBSIDIARIES

      Details of the subsidiaries are as follows:

                                                                            PROPORTION OF
                                                                         OWNERSHIP INTEREST
                                     PLACE OF        PARTICULARS         ------------------
                                  INCORPORATION     OF ISSUED AND      HELD BY THE    HELD BY
NAME OF COMPANY                   AND OPERATION    PAID UP CAPITAL       COMPANY    SUBSIDIARY     PRINCIPAL ACTIVITY
---------------                   -------------    ---------------       -------    ----------     ------------------
Guangdong Mobile*                       PRC       RMB 5,594,840,700         100%         -         Cellular telephone
                                                                                                   operator

Zhejiang Mobile Communication           PRC       RMB 2,117,790,000         100%         -         Cellular telephone
  Company Limited*                                                                                 operator

Jiangsu Mobile (BVI) Limited            BVI       1 share at HK$1           100%         -         Investment holding
                                                                                                   company

Jiangsu Mobile Communication            PRC       RMB 2,800,000,000           -        100%        Cellular telephone
  Company Limited*                                                                                 operator

Fujian Mobile (BVI) Limited             BVI       1 share at HK$1           100%         -         Investment holding
                                                                                                   company

Fujian Mobile Communication             PRC       RMB 5,247,488,000           -        100%        Cellular telephone
  Company Limited*                                                                                 operator

Henan Mobile (BVI) Limited              BVI       1 share at HK$1           100%         -         Investment holding
                                                                                                   company

Henan Mobile Communication              PRC       RMB 4,367,733,000           -        100%        Cellular telephone
  Company Limited*                                                                                 operator

Hainan Mobile (BVI) Limited*            BVI       1 share at HK$1           100%         -         Investment holding
                                                                                                   company

Hainan Mobile Communication             PRC       RMB 643,000,000             -        100%        Cellular telephone
  Company Limited*                                                                                 operator

Beijing Mobile (BVI) Limited            BVI       1 share at HK$1           100%         -         Investment holding
                                                                                                   company

Beijing Mobile Communication            PRC       RMB 5,357,539,000           -        100%        Cellular telephone
  Company Limited*                                                                                 operator
  ("Beijing Mobile")

Shanghai Mobile (BVI)                   BVI       1 share at HK$1           100%         -         Investment holding
  Limited                                                                                          company

                                                                            PROPORTION OF
                                                                         OWNERSHIP INTEREST
                                     PLACE OF        PARTICULARS         ------------------
                                  INCORPORATION     OF ISSUED AND      HELD BY THE    HELD BY
NAME OF COMPANY                   AND OPERATION    PAID UP CAPITAL       COMPANY    SUBSIDIARY     PRINCIPAL ACTIVITY
---------------                   -------------    ---------------       -------    ----------     ------------------

Shanghai Mobile Communication           PRC       RMB 5,404,715,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator
  ("Shanghai Mobile")

Tianjin Mobile (BVI) Limited            BVI       1 share at HK$1           100%        -           Investment holding
                                                                                                    company

Tianjin Mobile Communication            PRC       RMB 1,856,720,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator

Hebei Mobile (BVI) Limited              BVI       1 share at HK$1           100%        -           Investment holding
                                                                                                    company

Hebei Mobile Communication              PRC       RMB 4,015,276,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator
  ("Hebei Mobile")

Liaoning Mobile (BVI) Limited           BVI       1 share at HK$1           100%        -           Investment holding
                                                                                                    company

Liaoning Mobile Communication           PRC       RMB 4,758,431,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator
  ("Liaoning Mobile")

Shandong Mobile (BVI) Limited           BVI       1 share at HK$1           100%        -           Investment holding
                                                                                                    company

Shandong Mobile Communication           PRC       RMB 5,772,040,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator
  ("Shandong Mobile")

Guangxi Mobile (BVI) Limited            BVI       1 share at HK$1           100%        -           Investment holding
                                                                                                    company

Guangxi Mobile Communication            PRC       RMB 2,094,590,000           -       100%          Cellular telephone
  Company Limited*                                                                                  operator

China Mobile (Shenzhen)                 PRC       US$30,000,000             100%        -           Corporate operation
  Limited*                                                                                          controller

Aspire Holdings Limited               Cayman      HK$79,348,932           78.64%        -           Investment holding
                                      Islands                                                       company

Aspire (BVI) Limited                    BVI       US$1,000                    -       100%          Investment holding
                                                                                                    company

Aspire Technologies (Shenzhen)          PRC       US$1,500,000                -       100%          Technology platform
  Limited*                                                                                          development and
                                                                                                    maintenance

* Companies registered as wholly-foreign owned enterprises in the PRC.

17    INTEREST IN ASSOCIATES

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Unlisted shares, at cost                                                                       37            37
Capital contributions, at cost                                                                  9             9
                                                                                      -----------   -----------
                                                                                               46            46
Less: Provision for impairment                                                                (30)            -
                                                                                      -----------   -----------
                                                                                               16            46
                                                                                      ===========   ===========

      Details of the associates, all of which are unlisted corporate entities, are as follows:

                                  PLACE OF          PROPORTION OF
                               INCORPORATION     OWNERSHIP INTEREST
NAME OF ASSOCIATE               AND OPERATION    HELD BY SUBSIDIARY     PRINCIPAL ACTIVITY
-----------------               -------------    ------------------     ------------------
China Motion United Telecom       Hong Kong            30%              Provision of telecommunication services
  Limited

Shenzhen China Motion Telecom        PRC               30%              Provision of telecommunication services
  United Limited

Fujian Nokia Mobile                  PRC               50%              Network planning and optimising construction-
  Communication Technology                                              testing and supervising, technology support,
  Company Limited                                                       development and training of Nokia GSM 900/1800
                                                                        Mobile Communication System

18    INVESTMENT SECURITIES

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Unlisted equity securities in the PRC, at cost                                                 77            61
                                                                                      ===========   ===========

19    DEFERRED TAX ASSETS

      (a)   Movements on deferred taxation comprise:

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Balance at 1 January                                                                        3,046         2,306
Acquired on acquisition of subsidiaries                                                         -           723
Transfer (to)/from the profit and loss account (Note 11(a))                                (1,570)           17
                                                                                      -----------   -----------
Balance at 31 December                                                                      1,476         3,046
                                                                                      ===========   ===========

      (b)   Deferred tax assets of the Group provided for are as follows:


                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Provision for obsolete inventories                                                              4            12
Write-down of fixed assets relating to analog network equipment                               171         2,102
Amortisation of deferred revenue                                                              140            60
Income recognition on prepaid service fees                                                  1,161           872
                                                                                      -----------   -----------
                                                                                            1,476         3,046
                                                                                      ===========   ===========

      (c)   Deferred tax asset of the Group not provided for is as follows:


                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Provision for doubtful accounts                                                             1,204           989
                                                                                      ===========   ===========

20    DEFERRED EXPENSES

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Balance at 1 January                                                                          164            51
Additions during the year                                                                      55           128
Less: Amortisation for the year                                                               (39)          (15)
                                                                                      -----------   -----------
Balance at 31 December                                                                        180           164
                                                                                      ===========   ===========

21 AMOUNTS DUE FROM/TO ULTIMATE HOLDING COMPANY AND AMOUNT DUE TO IMMEDIATE HOLDING COMPANY

      Amounts due from/to ultimate holding company are unsecured, non-interest bearing, repayable on demand and arose in the ordinary course of business (see note 32).

      At 31 December 2000, amount due to immediate holding company primarily represented the balance of the purchase consideration for acquisition of subsidiaries, which was unsecured, non-interest bearing and was repaid during the year.

22    ACCOUNTS RECEIVABLE

      Accounts receivable, net of provision for doubtful accounts, are all outstanding for less than three months with the following ageing analysis:


                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Within 30 days                                                                              5,100         6,451
31 - 60 days                                                                                  443           524
61 - 90 days                                                                                  185           277
                                                                                      -----------   -----------
                                                                                            5,728         7,252
                                                                                      ===========   ===========

      Balances are due for payment within one month from date of billing. Customers with balances that are overdue or exceed credit limits are required to settle all outstanding balances before any further phone calls can be made.

23    OTHER RECEIVABLES

      Included in other receivables as at 31 December 2001 are amounts due from the China Telecommunications Corporation ("China Telecom") and its subsidiaries (collectively the "China Telecom Group") amounting to RMB 108,000,000 (2000: RMB 998,000,000), representing primarily revenue collected on behalf of the Group. The balances with China Telecom Group were unsecured, non-interest bearing and repayable within one year.

24    CASH AND CASH EQUIVALENTS

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Deposits with banks                                                                         3,818         6,457
Cash at banks and in hand                                                                  18,003        21,245
                                                                                      -----------   -----------
                                                                                           21,821        27,702
                                                                                      ===========   ===========

25    BANK LOANS AND OTHER INTEREST-BEARING BORROWINGS

                                                                  2001                                 2000
                                              -------------------------------------     ---------------------------------
                                                                  NON-                                  NON-
                                                CURRENT         CURRENT                   CURRENT      CURRENT
                                              LIABILITIES     LIABILITIES     TOTAL     LIABILITIES  LIABILITIES    TOTAL
                                              -----------     -----------     -----     -----------  -----------    -----
                                                  RMB             RMB          RMB          RMB          RMB         RMB
                                        NOTE    MILLION         MILLION      MILLION      MILLION      MILLION     MILLION
Bank loans                               (a)      4,319          5,680        9,999        10,267       12,014      22,281
Other loans                              (a)        212            247          459           204          459         663
Fixed rate notes                         (b)          -          4,956        4,956             -        4,953       4,953
Convertible notes                        (c)          -          5,708        5,708             -        5,708       5,708
Bonds                                    (d)          -          5,000        5,000             -            -           -
                                                  -----          -----        -----        ------       ------      ------
                                                  4,531         21,591       26,122        10,471       23,134      33,605
                                                  =====          =====        =====        ======       ======      ======

      The short-term bank and other loans as at 31 December 2001 are unsecured. Included in the current liabilities as at 31 December 2000 are short-term bank and other loans amounting to RMB 100,000,000 which are secured by cash at banks amounting to RMB 113,000,000. All other short-term bank and other loans are unsecured.

      All of the above bank and other loans under non-current liabilities are unsecured.

      Other loans bear interest at various rates between 4.36 per cent. to 8.24 per cent. (2000: 6.03 per cent. to 8.24 per cent.) with maturities in 2002 to 2004.

      (a) The Group's long-term bank and other loans were repayable as follows:


                                                                         BANK LOANS   OTHER LOANS      TOTAL
                                                                         -----------  -----------   -----------
                                                                         RMB MILLION  RMB MILLION   RMB MILLION
At 31 December 2001:
On demand or within one year (Note 25)                                         2,617          212         2,829
                                                                         -----------  -----------   -----------
After one year but within two years                                            3,377          165         3,542
After two years but within five years                                          2,233           82         2,315
After five years                                                                  70            -            70
                                                                         -----------  -----------   -----------
                                                                               5,680          247         5,927
                                                                         ===========  ===========   ===========
                                                                               8,297          459         8,756
                                                                         ===========  ===========   ===========
At 31 December 2000:
On demand or within one year (Note 25)                                         3,560          204         3,764
                                                                         -----------  -----------   -----------
After one year but within two years                                            5,071          211         5,282
After two years but within five years                                          6,873          248         7,121
After five years                                                                  70            -            70
                                                                         -----------  -----------   -----------
                                                                              12,014          459        12,473
                                                                         ===========  ===========   ===========
                                                                              15,574          663        16,237
                                                                         ===========  ===========   ===========

      The current portion of long-term bank and other loans are included in the current liabilities of bank and other loans as set out in note 25 above.

25    BANK LOANS AND OTHER INTEREST-BEARING BORROWINGS (CONTINUED)

      (b)   Fixed rate notes

      On 2 November 1999, the Company issued unsecured fixed rate notes (the "notes") with a principal amount of US$600,000,000 at an issue price equal to 99.724 per cent. of the principal amount of the notes, due on 2 November 2004. The notes bear interest at the rate of 7.875 per cent. per annum and such interest is payable semi-annually on 2 May and 2 November of each year, commencing 2 May 2000.

      (c)   Convertible notes

            (i) On 3 November 2000, the Company issued convertible notes (the "Notes") in an aggregate principal amount of US$690,000,000 at an issue price equal to 100 per cent. of the principal amount of the Notes. The Notes bear interest at the rate of 2.25 per cent. per annum, payable semi-annually on 3 May and 3 November of each year commencing 3 May 2001. Unless previously redeemed, converted or purchased and cancelled, the Notes will be redeemed at 100 per cent. of the principal amount, plus any accrued and unpaid interest on 3 November 2005. The Notes are unsecured, senior and unsubordinated obligations of the Company.

            (ii) The Notes are convertible at any time on or after 3 December 2000 and before the close of business on the third business day prior to the earlier of (1) the maturity date of 3 November 2005 or (2) the redemption date fixed for early redemption, at an initial conversion price, subject to adjustment in certain events, of HK$59.04 per share.

            (iii) During the year, no Notes were converted into ordinary shares of the Company.

      (d)   Bonds

            On 18 June 2001, Guangdong Mobile issued guaranteed bonds (the "Bonds") with a principal amount of RMB 5,000,000,000 at an issue price equal to the face value of the Bonds.

            The Bonds bear interest at a floating rate, adjusted annually from the first day of each interest payable year and payable annually. The first annual interest rate of the Bonds is 4 per cent. The Bonds, redeemable at 100 per cent. of the principal amount, will mature on 18 June 2011 and the interest will be accrued up to 17 June 2011. Incidental costs incurred in relation to the issue of the Bonds are amortised on a straight-line basis over the period from the date of issue to the date of maturity.

            The Company has issued a joint and irrevocable guarantee (the "Guarantee") for the performance of the Bonds. China Mobile has also issued a further guarantee in relation to the performance by the Company of its obligations under the Guarantee.

26    OBLIGATIONS UNDER FINANCE LEASES

      As at 31 December 2001, the Group had obligations under finance leases repayable as follows:


                                                              2001                                       2000
                                             ---------------------------------------    --------------------------------------
                                               PRESENT                                  PRESENT
                                                VALUE       INTEREST                     VALUE        INTEREST
                                               OF THE        EXPENSE        TOTAL       OF THE        EXPENSE        TOTAL
                                               MINIMUM      RELATING       MINIMUM      MINIMUM       RELATING      MINIMUM
                                                LEASE       TO FUTURE       LEASE        LEASE        TO FUTURE       LEASE
                                               PAYMENTS      PERIODS       PAYMENTS     PAYMENTS       PERIODS      PAYMENTS
                                             ----------     ----------    ----------    ----------    ----------    ----------
                                                 RMB            RMB           RMB          RMB           RMB           RMB
                                               MILLION        MILLION       MILLION      MILLION       MILLION       MILLION
Within 1 year                                       908             61           969         1,624           154         1,778
                                             ----------     ----------    ----------    ----------    ----------    ----------
After 1 year but within 2 years                     506             24           530         1,023            54         1,077
After 2 years but within 5 years                    306              5           311           212             4           216
                                             ----------     ----------    ----------    ----------    ----------    ----------
                                                    812             29           841         1,235            58         1,293
                                             ==========     ==========    ==========    ==========    ==========    ==========
                                                  1,720             90         1,810         2,859           212         3,071
                                             ==========     ==========    ==========    ==========    ==========    ==========

27    ACCOUNTS PAYABLE

      Included in accounts payable as at 31 December 2001 are amounts due to China Telecom Group amounting to RMB 1,725,000,000 (2000: RMB 3,449,000,000), representing primarily payables for leased lines and interconnection expenses.

      The ageing analysis of accounts payable as at 31 December is as follows:

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Amounts payable in the next:
1 month or on demand                                                                        5,964         6,614

2 - 3 months                                                                                1,634           560
4 - 6 months                                                                                1,022         1,672
7 - 9 months                                                                                1,049           827
10 - 12 months                                                                              1,648         1,908
                                                                                      -----------   -----------
                                                                                           11,317        11,581
                                                                                      ===========   ===========

28    DEFERRED REVENUE

      Deferred revenue includes primarily prepaid service fees received from subscribers which is recognised as income when the cellular telephone services are rendered upon actual usage by subscribers.

      Deferred revenue also includes income from assignment of rights. The balance at year end represents the unamortised portion of proceeds received by Guangdong Mobile from certain distributors of telecommunications services pursuant to agreements under which Guangdong Mobile sold certain mobile phone numbers to these distributors at RMB 9,167 each, in return for assigning to such distributors the rights to certain revenue such as usage fees, monthly fees, connection fees, telephone number selection fees and 50 per cent. of value-added services fees from those subscribers over a period of seven years. The distributors have no recourse to the Group under the relevant agreements and the Group retains no credit risk from such subscribers during the seven-year period.

28    DEFERRED REVENUE (CONTINUED)

The proceeds received by Guangdong Mobile have been accounted for as deferred revenue and are amortised over a period of seven years. After the expiration of the relevant agreements, the rights to income from these subscribers will revert to the Group.

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      RMB MILLION   RMB MILLION
Balance at 1 January                                                                        3,654         1,492
Additions on acquisition of subsidiaries                                                        -         1,039
Additions during the year                                                                  23,191         5,689
Recognised in profit and loss account                                                     (22,608)       (4,566)
                                                                                      -----------   -----------
Balance at 31 December                                                                      4,237         3,654
                                                                                      ===========   ===========

29    SHARE CAPITAL

                                                                                          2001          2000
                                                                                      -----------   -----------
                                                                                      HK$ MILLION   HK$ MILLION
Authorised:
30,000,000,000 ordinary shares of HK$0.10 each                                              3,000         3,000
                                                                                      ===========   ===========

Issued and fully paid:

                                                                       2001                                       2000
                                                    -------------------------------------      ----------------------------------
                                                                        RMB                                       RMB
                                                                     EQUIVALENT                                 EQUIVALENT
                                                    -------------------------------------      ----------------------------------
                                                                        HK$          RMB                           HK$       RMB
                                                     NO. OF SHARES    MILLION      MILLION     NO. OF SHARES      MILLION  MILLION
At 1 January                                        18,605,312,241     1,861        1,986      13,706,287,021      1,371    1,467
Issue of new shares to the professional and
  institutional investors                                        -         -            -       1,115,643,845        112      119
Issue of consideration shares for acquisition
  of subsidiaries                                                -         -            -       3,779,407,375        378      400
Shares issued under share option scheme
  (Note 30)                                                 93,000         -            -           3,974,000          -        -
                                                    --------------     -----        -----      --------------      -----    -----
At 31 December                                      18,605,405,241     1,861        1,986      18,605,312,241      1,861    1,986
                                                    ==============     =====        =====      ==============      =====    =====

30    SHARE OPTION SCHEME

      On 8 October 1997, the Company adopted a share option scheme pursuant to which the directors of the Company may, at their discretion, invite employees, including executive directors, of the Company or any of its subsidiaries, to take up options to subscribe for shares up to a maximum aggregate number of shares equal to 10 per cent. of the total issued share capital of the Company. According to the share option scheme, the consideration payable by a participant for the grant of an option under the share option scheme will be HK$1.00. The price of a share payable by a participant upon the exercise of an option is determined by the directors of the Company at their discretion except that such price may not be set below a minimum price which is the higher of:

      (i)   the nominal value of a share; and

      (ii) 80 per cent. of the average of the closing prices of the shares on The Stock Exchange of Hong Kong Limited on the five trading days immediately preceding the date of grant of the option.

      The period during which an option may be exercised will be determined by the directors at their discretion, except that no option may be exercised later than 10 years after the adoption date of the scheme.

      During the year, share options involving a total number of 76,773,000 (2000: 31,590,000) ordinary shares were granted under the share option scheme to certain directors and employees of the Company. During the year, options were exercised to subscribe for 93,000 (2000: 3,974,000) ordinary shares of HK$0.10 each at a total consideration of HK$3,451,140 (equivalent to RMB3,661,000) (2000: HK$84,000,000 (equivalent to RMB89,000,000)).


                                                                   PRICE  PER SHARE          NO. OF SHARES
DATE OF                  NORMAL PERIOD DURING                       TO BE PAID ON        INVOLVED IN THE OPTIONS
OPTIONS GRANTED          WHICH OPTIONS EXERCISABLE                EXERCISE OF OPTIONS  OUTSTANDING AT THE YEAR END
---------------          -------------------------                -------------------  ---------------------------
                                                                                             2001          2000

9 March 1998             9 March 1998 to 8 March 2006                  HK$11.10           2,100,000       2,100,000

26 November 1999         26 November 1999 to 7 October 2007            HK$33.91           3,500,000       3,500,000

26 November 1999         26 November 2002 to 7 October 2007            HK$33.91           3,500,000       3,500,000

25 April 2000            25 April 2002 to 7 October 2007               HK$45.04          15,264,000      15,608,000

25 April 2000            25 April 2005 to 7 October 2007               HK$45.04          15,264,000      15,608,000

22 June 2001             22 June 2003 to 7 October 2007                HK$32.10          38,111,500               -

22 June 2001             22 June 2006 to 7 October 2007                HK$32.10          38,111,500               -
                                                                                        -----------      ----------
                                                                                        115,851,000      40,316,000
                                                                                        ===========      ==========


31    RESERVES

                                                                                                     PRC
                                                          SHARE       CAPITAL       GENERAL      STATUTORY    RETAINED
                                                         PREMIUM      RESERVE       RESERVE       RESERVES     PROFITS      TOTAL
                                                         -------      -------       -------       --------     -------     -------
                                                           RMB           RMB           RMB           RMB         RMB         RMB
                                                         MILLION      MILLION       MILLION        MILLION     MILLION     MILLION

At 1 January 2000                                        99,345        (56,930)           72         5,727        7,411      55,625
Issue of new shares to professional and
  institutional investors                                56,694              -             -             -            -      56,694
Issue of consideration shares for acquisition
  of subsidiaries                                       191,969              -             -             -            -     191,969
Expenses incurred in connection with the issue
  of new shares to professional and institutional
  investors                                              (1,090)             -             -             -            -      (1,090)
Goodwill arising on acquisition of subsidiaries               -       (239,540)            -             -            -    (239,540)
Shares issued under share option scheme                      89              -             -             -            -          89
Net profit for the year                                       -              -             -             -       18,027      18,027
Transfer to PRC statutory reserves                            -              -             -         6,916       (6,916)          -
                                                        -------       --------      --------        ------       ------      ------
At 31 December 2000                                     347,007       (296,470)           72        12,643       18,522      81,774
                                                        =======       ========      ========        ======       ======      ======
At 1 January 2001                                       347,007       (296,470)           72        12,643       18,522      81,774
Shares issued under share option scheme
  (Note 30)                                                   4              -             -             -            -           4
Net profit for the year                                       -              -             -             -       28,015      28,015
Transfer to PRC statutory reserves                            -              -             -         5,033       (5,033)          -
                                                        -------       --------      --------        ------       ------      ------
At 31 December 2001                                     347,011       (296,470)           72        17,676       41,504     109,793
                                                        =======       ========      ========        ======       ======      ======

      SHARE PREMIUM

                 The application of the share premium account is governed by section 48B of the Hong Kong Companies Ordinance.

      CAPITAL RESERVE

                 At 31 December 2001, debit balance of capital reserve is
            primarily due to the elimination of goodwill arising on the acquisition of subsidiaries in previous years.

      PRC STATUTORY RESERVES

                 PRC statutory reserves include general reserve, enterprise expansion fund, statutory surplus reserve and statutory public welfare fund.

                 In accordance with Accounting Regulations for PRC Enterprises with Foreign Investment, foreign investment enterprises in the PRC are required to transfer at least 10 per cent. of their profit after taxation, as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to the general reserve until the balance of the general reserve is equal to 50 per cent. of their registered capital. Moreover, they are required to transfer a certain percentage of their profit after taxation, as determined under PRC GAAP, to the enterprise expansion fund. During the year, appropriations were made by each of the above subsidiaries to the general reserve and the enterprise expansion fund each at 10 per cent. of their profit after taxation determined under PRC GAAP.

                 The general reserve can be used to make good losses and to increase the capital of the subsidiaries while the enterprise expansion fund can be used to increase the capital of the subsidiaries, to acquire fixed assets and to increase current assets.

                 At 31 December 2000, Shanghai Mobile has not yet registered as a wholly-foreign owned enterprise. As a result, appropriations were made by Shanghai Mobile, according to its Articles of Association to the statutory surplus reserve and the statutory public welfare fund both at 10 per cent. of its profit after taxation determined under PRC GAAP during the year ended 31 December 2000.

                 Statutory surplus reserve can be used to make good previous years' losses, if any, and may be converted into paid-up capital, provided that the balance after such conversion is not less than 25 per cent. of the registered capital of the subsidiaries. Statutory public welfare fund can only be utilised on capital items for the collective benefits of the employees such as the construction of staff quarters and other staff welfare facilities. This reserve is non-distributable other than in liquidation.

                 At 31 December 2001, the balances of the general reserve,
            enterprise expansion fund, statutory surplus reserve and statutory public welfare fund were RMB 5,766,000,000 (2000:
            RMB 3,263,000,000), RMB 11,590,000,000 (2000: RMB 9,067,000,000),
            RMB 181,000,000 (2000: RMB 175,000,000) and RMB 139,000,000
            (2000: RMB138,000,000) respectively.

32    RELATED PARTY TRANSACTIONS

      Parties are considered to be related if the one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

      The majority of the Group's business activities are conducted with China Mobile (the Company's ultimate holding company) and its subsidiaries, other than the Group, (the "China Mobile Group") and the China Telecom Group.

      As a result of the restructuring in May 2000, the Ministry of Information Industry (the "MII") ceased to have controlling interests in China Mobile, the Directorate General of Telecommunications (the "DGT") and the Provincial Telecommunications Companies (the "PTCs"). However, the MII continues in its capacity as the industry regulator providing policy guidance and exercising regulatory authority over all telecommunications services providers in the PRC. China Telecom was set up as a result of the restructuring to operate the fixed line telephone networks in the PRC previously operated by the DGT and the PTCs, and is owned by the PRC government. As such, the MII or entities under control of MII including the DGT and the PTCs, and the China Telecom Group since its formation, are no longer considered to be related parties of the Group since May 2000.

      The following is a summary of principal related party transactions of the Group for the years ended 31 December 2001 and 2000.

                                                                             NOTE         2001          2000
                                                                             ----      -----------   -----------
                                                                                       RMB MILLION   RMB MILLION
Interconnection revenue                                                       (i)           1,793         1,744
Interconnection charges                                                      (ii)           1,772         2,864
Leased line charges                                                          (iii)            278         2,464
Roaming revenue                                                              (iv)           4,688         2,674
Roaming expenses                                                              (v)           4,559         2,076
Spectrum fees                                                                (vi)              18            15
Operating lease charges                                                      (vii)            138           226
Sales commission                                                            (viii)              -           248
Debt collection service fees                                                (viii)              -            91
Roaming billing processing fees                                             (viii)            201           148
Equipment maintenance service fees                                           (ix)              46             1
Rental charges of synchronised clock ports                                    (x)               -             3
Construction and related service fees                                        (xi)             161            20
Purchase of transmission tower and transmission tower-related service
  and antenna maintenance service fees                                       (xii)             55            16
Prepaid card sales commission income                                        (xiii)            241           114
Prepaid card sales commission expenses                                      (xiii)            315            99
                                                                                            =====         =====

      Notes:

      (i) Interconnection revenue represents the amounts received or receivable from the China Mobile Group in respect of long distance calls made by non-Group's subscribers.

            For the year ended 31 December 2000, interconnection revenue also included amounts received or receivable from the DGT in respect of long distance calls made by non-subscribers in Guangdong, Zhejiang, Jiangsu, Fujian, Henan and Hainan provinces ("the relevant provinces") and amounts received or receivable from the Guangdong PTC, the Zhejiang PTC, the Jiangsu PTC, the Fujian PTC, the Henan PTC and the Hainan PTC ("the relevant PTCs") in respect of long distance calls made between the Group's cellular networks and the fixed line networks in the relevant provinces and outbound calls originating from the fixed line networks in the relevant provinces which terminate on GSM network operators in other provinces in the PRC.

      (ii) Interconnection charges represent the amounts paid or payable to the China Mobile Group in respect of long distance calls made by the Group's subscribers roaming outside their registered provinces.

            For the year ended 31 December 2000, interconnection expenses also included amounts paid or payable to the DGT in respect of long distance calls made by the Group's subscribers in the relevant provinces roaming outside their registered provinces and amounts paid or payable to the relevant PTCs in respect of calls made between the Group's cellular network, the fixed line networks in the relevant provinces and other GSM network operators in other provinces in the PRC.

      (iii) Leased line charges represent expenses paid or payable to the China Mobile Group for the use of inter-provincial leased lines which link the Group's mobile switching centres together and with other mobile switching centres of the China Mobile Group.

            For the year ended 31 December 2000, leased line charges also included expenses paid or payable to the relevant PTCs for the use of leased line.

      (iv) A cellular telephone user using roaming services is charged at the respective roaming usage rate for roaming in calls, in addition to applicable long distance charges. Roaming revenue represents domestic and international roaming in usage charges from non-subscribers received or receivable from the relevant domestic and international cellular telephone operators through the China Mobile Group.

      (v) A cellular telephone user using roaming services is charged at the respective roaming usage rate for roaming out calls, in addition to applicable long distance charges. Roaming expenses represent the amount of domestic and international roaming out charges received or receivable from subscribers which is to be remitted to the relevant domestic and international cellular telephone operators for their share of the roaming revenue through the China Mobile Group.

      (vi) Spectrum fees represent the spectrum usage fees paid or payable to the China Mobile Group for the usage of the frequency bands allocated to the Company's subsidiaries in the PRC.

      (vii) Operating lease charges represent the rental and property management fees paid or payable to the subsidiaries of China Mobile for operating leases in respect of land and buildings and others.

            For the year ended 31 December 2000, operating lease charges also included rental and property management fee paid or payable to the relevant PTCs prior to May 2000.

      (viii)The Group entered into certain services agreements in respect of marketing services with authorised dealers, debt collection services and roaming billing processing with subsidiaries of China Mobile or the relevant PTCs prior to May 2000.

            Debt collection service fees represent the amounts paid or payable to subsidiaries of China Mobile for their provision of debt collection services to the Company's subsidiaries.

            Roaming billing processing fees represent the amounts paid or payable to the China Mobile Group for the provision of the roaming billing processing services to the Company's subsidiaries.

            For the year ended 31 December 2000, sales commission, debt collection service fees and roaming billing processing fees also included amounts paid or payable to the relevant PTCs for services rendered in the relevant provinces.

      (ix) Equipment maintenance service fees represent the amount paid or payable to subsidiaries of China Mobile for the provision of the maintenance services to Beijing Mobile, Shanghai Mobile and Liaoning Mobile.

            For the year ended 31 December 2000, equipment maintenance service fees included amounts paid or payable to Fujian PTC for services rendered in the relevant province.

      (x) Rental charges of synchronised clock ports represent expenses paid or payable to the relevant PTCs for leasing of synchronised clock ports by the Company's subsidiaries.

      (xi) Construction and related service fees represent the amount paid or payable to subsidiaries of China Mobile for the provision of construction services to Beijing Mobile, Shanghai Mobile, Liaoning Mobile and Shandong Mobile.

      (xii) This represents payment made by Hebei Mobile to acquire transmission towers from relevant subsidiaries of China Mobile and expenses paid or payable to relevant subsidiaries of China Mobile for the provision of transmission tower related services and antenna maintenance services provided to Hebei Mobile.

      (xiii)Prepaid card sales commission income and commission expenses represent handling charges received/receivable from subsidiaries of China Mobile to the Company's subsidiaries or paid/payable by the Company's subsidiaries to subsidiaries of China Mobile in respect of prepaid card services.

33    COMMITMENTS

      (a)   CAPITAL COMMITMENTS

      Capital commitments outstanding at 31 December 2001 not provided for in the accounts were as follows:

                                                                           2001          2000
                                                                        -----------   -----------
                                                                        RMB MILLION   RMB MILLION
Commitments in respect of land and buildings
- authorised and contracted for                                              1,447         1,632
- authorised but not contracted for                                          3,915         3,275
                                                                       -----------   -----------
                                                                             5,362         4,907
                                                                       ===========   ===========

                                                                           2001          2000
                                                                        -----------   -----------
                                                                        RMB MILLION   RMB MILLION
Commitments in respect of telecommunications equipment
- authorised and contracted for                                              8,919         9,080
- authorised but not contracted for                                         31,419        30,781
                                                                       -----------   -----------
                                                                            40,338        39,861
                                                                       ===========   ===========
Total commitments
- authorised and contracted for                                             10,366        10,712
- authorised but not contracted for                                         35,334        34,056
                                                                       -----------   -----------
                                                                            45,700        44,768
                                                                       ===========   ===========

       (b)  OPERATING LEASE COMMITMENTS

            At 31 December 2001, the total future minimum lease payments under non-cancellable operating leases are payable as follows:

                                                          LAND AND    LEASED
                                                          BUILDINGS    LINES      OTHERS      TOTAL
                                                          ---------  ---------  ---------  ---------
                                                             RMB        RMB         RMB         RMB
                                                           MILLION    MILLION     MILLION    MILLION

At 31 December 2001:
Within one year                                                 647      4,013        397      5,057
After one year but within five years                          1,588      4,746        788      7,122
After five years                                              1,170        919        438      2,527
                                                          ---------  ---------  ---------  ---------
                                                              3,405      9,678      1,623     14,706
                                                          =========  =========  =========  =========

At 31 December 2000:
Within one year                                                 611      4,119        289      5,019
After one year but within five years                          1,654      8,891        757     11,302
After five years                                              1,495      2,051        305      3,851
                                                          ---------  ---------  ---------  ---------
                                                              3,760     15,061      1,351     20,172
                                                          =========  =========  =========  =========

            The Group leases certain land and buildings, leased lines and other equipment under operating leases. None of the leases includes contingent rentals.

34    ULTIMATE HOLDING COMPANY

      The directors consider the ultimate holding company at 31 December 2001 to be China Mobile, a company incorporated in the PRC.

3     INDEBTEDNESS

      At the close of business on 28 February 2002 being the latest practicable date for the purpose of this indebtedness statement, the Group had outstanding borrowings of approximately RMB27,697 million in aggregate. These borrowings comprise unsecured bank loans of approximately RMB8,880 million, other unsecured loans of approximately RMB577 million, bills payable of approximately RMB987 million, finance lease obligations of approximately

RMB1,589 million, unsecured fixed rate notes of approximately RMB4,956 million, unsecured convertible notes of approximately RMB5,708 million and bonds of RMB5,000 million.

      In respect of the above borrowings, approximately RMB1,950 million of the unsecured bank loans, approximately RMB8 million of other unsecured loans and approximately RMB68 million of finance lease obligations are guaranteed by third parties and the bonds of RMB5,000 million are guaranteed by China Mobile.

      Save as aforesaid and apart from intra-group liabilities, none of the companies in the Group had outstanding at the close of business on 28 February 2002 any mortgages, charges or debentures, loan capital, bank overdrafts, loans and other similar indebtedness, hire purchase commitments, liabilities under acceptances, guarantees or other material contingent liabilities.

--------------------------------------------------------------------------------
APPENDIX V                           FINANCIAL INFORMATION OF THE COMBINED GROUP
--------------------------------------------------------------------------------


1     INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE COMBINED
      GROUP

      The accompanying Unaudited Pro Forma Profit and Loss Account for the year ended 31 December 2001 of the Combined Group gives effect to the following transactions as if such transactions had taken place on 1 January 2001. A description of the transactions is as follows:

      (i) Acquisition of the interests in Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile at a consideration of US$8,573 million (equivalent to approximately RMB70,959 million). The consideration will be satisfied by the payment of an initial consideration and the payment of a deferred consideration. The initial consideration of US$5,773 million (equivalent to approximately RMB47,783 million) will be satisfied by the payment of cash and the issuance of Consideration Shares to CMBVI. The deferred consideration of US$2,800 million (equivalent to approximately RMB23,176 million), being the difference between the consideration and the initial consideration, is interest bearing and repayable within 15 years.

      (ii) the issuance of Consideration Shares by the Company to CMBVI, credited as fully paid, as part of the initial consideration; and

      (iii) the issuance and allotment of Shares to Vodafone or Vodafone Holdings (as the case may be) resulting in gross cash proceeds of approximately HK$5,850 million (equivalent to approximately RMB6,208 million), the proceeds of which will be used to finance part of the cash portion of the initial consideration.

      The accompanying Unaudited Pro Forma Balance Sheet of the Combined Group as at 31 December 2001 gives effect to the Acquisition and the financing transactions described above as if they had been consummated on 31 December 2001.

      The Unaudited Pro Forma Financial Information of the Combined Group is based upon the historical combined financial statements of the Target Group and the consolidated financial statements of the Group after giving effect to Pro Forma adjustments described in the accompanying notes.

      THE UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE COMBINED GROUP DOES NOT PURPORT TO REPRESENT WHAT THE RESULTS OF OPERATIONS OF THE COMBINED GROUP WOULD ACTUALLY HAVE BEEN IF THE EVENTS DESCRIBED ABOVE HAD IN FACT OCCURRED AT THE BEGINNING OF 2001, OR ANY OTHER DATE, OR TO PROJECT THE NET PROFIT OF THE COMBINED GROUP FOR ANY FUTURE PERIOD. HOWEVER, NO ADJUSTMENT HAS BEEN REFLECTED IN RESPECT OF THE EVENTS THAT WOULD AFFECT THE TARGET GROUP AS DESCRIBED IN APPENDIX III OF THIS CIRCULAR.

      The Unaudited Pro Forma Financial Information of the Combined Group should be read in conjunction with other financial information included elsewhere in this circular.

        UNAUDITED PRO FORMA PROFIT AND LOSS ACCOUNT OF THE COMBINED GROUP
                       FOR THE YEAR ENDED 31 DECEMBER 2001

                                                 TARGET
                                                 GROUP        THE GROUP     PRO FORMA                  ADJUSTED
                                               HISTORICAL    HISTORICAL    ADJUSTMENTS     NOTE        BALANCE
                                               -----------   -----------   -----------  -----------  -----------
                                               RMB MILLION   RMB MILLION   RMB MILLION               RMB MILLION
OPERATING REVENUE
  Usage fees                                      19,020        73,458                                  92,478
  Monthly fees                                     4,152        14,085                                  18,237
  Connection fees                                     43           711                                     754
  Other operating revenue                          2,866        12,077                                  14,943
                                               ---------     ---------                              ----------
                                                  26,081       100,331                                 126,412
                                               ---------     ---------                              ----------
OPERATING EXPENSES
  Leased lines                                     1,393         5,005                                   6,398
  Interconnection                                  3,286        13,055                                  16,341
  Depreciation                                     5,841        17,664                                  23,505
  Personnel                                        1,527         5,325                                   6,852
  Other operating expenses                         7,107        18,270                                  25,377
                                               ---------     ---------                              ----------
                                                  19,154        59,319                                  78,473
                                               =========     =========                              ==========
PROFIT FROM OPERATIONS                             6,927        41,012                                  47,939
DEFICIT ON REVALUATION OF FIXED ASSETS            (2,113)           --                                  (2,113)
AMORTIZATION OF GOODWILL                              --            --       (2,015)       (a)          (2,015)
OTHER NET INCOME                                     121         1,594                                   1,715
NON-OPERATING NET EXPENSES                           (22)           (6)                                    (28)
INTEREST INCOME                                       89           857         (366)       (b)             580
FINANCE COSTS                                       (394)       (1,740)        (881)       (c)          (3,015)
                                               ---------     ---------                              ----------
PROFIT FROM ORDINARY ACTIVITIES
  BEFORE TAXATION                                  4,608        41,717                                  43,063
TAXATION                                          (1,313)      (13,703)         110        (d)         (14,906)
                                               ---------     ---------                              ----------
PROFIT FROM ORDINARY ACTIVITIES
  AFTER TAXATION                                   3,295        28,014                                  28,157
MINORITY INTERESTS                                    --             1                                       1
                                               ---------     ---------                              ----------
NET PROFIT                                         3,295        28,015                                  28,158
                                               =========     =========                              ==========
Basic and diluted earnings per share/
  pro forma share                                             RMB 1.51                     (j)        RMB 1.43
                                                             =========                              ==========

Shares or pro forma shares utilised in
  basic calculations (millions)                                 18,605                     (j)          19,669
                                                             =========                              ==========
Shares or pro forma shares utilised in
  diluted calculation (millions)                                18,698                     (j)          19,762
                                                             =========                              ==========

INFORMATION FOR REFERENCE:

Excluding the revaluation deficit of fixed assets
    Net profit                                                                                          30,271
                                                                                                    ==========

    Basic and diluted earnings per share                                                   (j)        RMB 1.54
                                                                                                    ==========

                                                 TARGET
                                                 GROUP        THE GROUP     PRO FORMA                  ADJUSTED
                                               HISTORICAL    HISTORICAL    ADJUSTMENTS     NOTE        BALANCE
                                               -----------   -----------   -----------  -----------  -----------
                                               RMB MILLION   RMB MILLION   RMB MILLION               RMB MILLION
Excluding the amortization of positive goodwill
  arising on acquisition
    Net profit                                                                                         30,173
                                                                                                    ==========

    Basic and diluted earnings per share                                                   (j)        RMB 1.53
                                                                                                    ==========

Excluding the revaluation deficit and amortization
  of positive goodwill arising on acquisition
    Net profit                                                                                          32,286
                                                                                                    ==========

    Basic and diluted earnings per share                                                   (j)        RMB 1.64
                                                                                                    ==========


   UNAUDITED PRO FORMA BALANCE SHEET OF THE COMBINED GROUP AT 31 DECEMBER 2001

                                                 TARGET
                                                 GROUP        THE GROUP    PRO FORMA                  ADJUSTED
                                               HISTORICAL    HISTORICAL    ADJUSTMENTS     NOTE        BALANCE
                                               -----------   -----------   -----------  -----------  -----------
                                               RMB MILLION   RMB MILLION   RMB MILLION               RMB MILLION
NON-CURRENT ASSETS
  Fixed assets                                    39,499       105,208                                 144,707
  Construction in progress                        10,448        19,981                                  30,429
  Goodwill                                            --            --       40,296        (e)          40,296
  Interest in associates                              --            16                                      16
  Investment securities                               --            77                                      77
  Deferred tax assets                                634         1,476                                   2,110
  Deferred expenses                                   --           180                                     180
                                                 -------       -------                                 -------
                                                  50,581       126,938                                 217,815
                                                 -------       -------                                 -------

CURRENT ASSETS
  Inventories                                        442         1,029                                   1,471
  Amounts due from ultimate
    holding company                                2,493           503                                   2,996
  Accounts receivable                              1,441         5,728                                   7,169
  Other receivables                                  323         1,189                                   1,512
  Prepaid expenses and other
    current assets                                   491         1,571                                   2,062
  Deposits with banks                                 25        14,970                                  14,995
  Cash and cash equivalents                        3,360        21,821      (19,864)       (f)           5,317
                                                 -------       -------                                 -------
                                                   8,575        46,811                                  35,522
                                                 -------       -------                                 -------

CURRENT LIABILITIES
  Bank loans and other interest-bearing
    borrowings                                     4,766         4,531                                   9,297
  Bills payable                                      328         1,458                                   1,786
  Current instalments of obligations
    under finance leases                              86           908                                     994

                                                 TARGET
                                                 GROUP        THE GROUP    PRO FORMA                  ADJUSTED
                                               HISTORICAL    HISTORICAL    ADJUSTMENTS     NOTE        BALANCE
                                               -----------   -----------   -----------  -----------  -----------
                                               RMB MILLION   RMB MILLION   RMB MILLION               RMB MILLION
  Amounts due to ultimate holding
    company                                          418           241                                     659
  Accounts payable                                 7,182        11,317                                  18,499
  Accrued expenses and other
    payables                                       2,901        10,840                                  13,741
  Taxation                                            85         6,003                                   6,088
                                                 -------       -------                                 -------
                                                  15,766        35,298                                  51,064
                                                 =======       =======                                 =======
Net current (liabilities)/assets                 (7,191)        11,513                                 (15,542)
                                                 =======       =======                                 =======
TOTAL ASSETS LESS CURRENT LIABILITIES
  CARRIED FORWARD                                 43,390       138,451                                 202,273
                                                 =======       =======                                 =======


                                                 TARGET
                                                 GROUP        THE GROUP    PRO FORMA                  ADJUSTED
                                               HISTORICAL    HISTORICAL    ADJUSTMENTS     NOTE        BALANCE
                                               -----------   -----------   -----------  -----------  -----------
                                               RMB MILLION   RMB MILLION   RMB MILLION               RMB MILLION
TOTAL ASSETS LESS CURRENT
  LIABILITIES BROUGHT FORWARD                     43,390       138,451                                 202,273

NON-CURRENT LIABILITIES
  Bank loans and other interest-
    bearing borrowings                            (2,922)      (21,591)                                (24,513)
  Amount due to ultimate
    holding company                               (8,750)           --                                  (8,750)
  Obligations under finance leases,
    excluding current instalments                     --          (812)                                   (812)
  Amounts due to immediate
    holding company                                   --            --      (23,176)       (g)         (23,176)
  Deferred revenue                                (1,055)       (4,237)                                 (5,292)
                                                 -------       -------                                 -------
                                                 (12,727)      (26,640)                                (62,543)
                                                 -------       -------                                 -------
MINORITY INTERESTS                                    --           (32)                                    (32)
                                                 -------       -------                                 -------
NET ASSETS                                        30,663       111,779                                 139,698
                                                 =======       =======                                 =======
                                                                             27,919        (h)
CAPITAL AND RESERVES                              30,663       111,779      (30,663)       (i)         139,698
                                                 =======       =======                                 =======

DESCRIPTION OF PRO FORMA ADJUSTMENTS

      (a) To record the amortization of positive goodwill as a result of the Acquisition of the Target Group as if the acquisition had taken place on 1 January 2001. The amortization is calculated to write off the cost of goodwill on a straight line basis over the estimated useful life of 20 years.

      (b) To adjust for reduction in the interest income for the cash portion of the initial consideration to be taken from the internal resources of the Group as if the transaction had taken place on 1 January 2001.

      (c) To record the interest expense of the deferred consideration at 3.801% per annum as if the Acquisition had taken place on 1 January 2001. The interest expense is not deductible for taxation purposes.

      (d) To record the tax effect of the pro forma adjustment described in note (b) above.

      (e) To record positive goodwill as a result of the acquisition of the Target Group as if the Acquisition had taken place on 31 December 2001. Positive goodwill represents the excess of the total purchase consideration of US$8,573 million (equivalent to approximately RMB70,959 million ) and the estimated fair value of the underlying net assets of the Target Group as of 31 December 2001.

      (f) To record the cash portion of the initial consideration for the Target Group to be taken from the internal resources of the Group as at 31 December 2001.

      (g) To record the deferred consideration payable to CMBVI in connection with the Acquisition of the Target Group as at 31 December 2001.

      (h) To record the additional share capital arising from the issuance and allotment of Shares to Vodafone or Vodafone Holdings (as the case may be) and the issuance of Consideration Shares to CMBVI as at 31 December 2001.

      (i) To eliminate the owners' equity of the Target Group as of 31 December 2001.

      (j) It is assumed that the Company issues and allots 236,634,212 Shares to Vodafone or Vodafone Holdings (as the case may be) and 827,514,446 Consideration Shares to CMBVI as part of the purchase consideration on 1 January 2001. The number of Shares allotted and issued is based on the per Share price of HK$24.7217 and no adjustment is made to the per Share price and hence the number of Shares so issued.

2     WORKING CAPITAL

      The Directors are of the opinion that the Combined Group will, following the completion of the Acquisition, have sufficient working capital for its present requirements in the absence of unforeseen material circumstances.

3     INDEBTEDNESS

      At the close of business on 28 February 2002, being the latest practicable date for the purpose of this indebtedness statement, the Combined Group had outstanding borrowings of approximately RMB44,341 million in aggregate. These borrowings comprise unsecured bank loans of approximately RMB10,621 million, other unsecured loans of approximately RMB15,251 million, bills payable of approximately RMB1,171 million, finance lease obligations of approximately RMB1,634 million, unsecured fixed rate notes of approximately RMB4,956 million, unsecured convertible notes of approximately RMB5,708 million and bonds of RMB5,000 million.

      In respect of the above borrowings, approximately RMB2,333 million of the unsecured bank loans, approximately RMB8 million of other unsecured loans and approximately RMB113 million of finance lease obligations are guaranteed by third parties and the bonds of RMB5,000 million are guaranteed by CMCC.

      As at 28 February 2002, the Combined Group had provided guarantees to banks in respect of banking facilities of approximately RMB1,040 million granted to third parties.

      Save as aforesaid and apart from intra-group liabilities, none of the companies in the Combined Group had outstanding at the close of business on 28 February 2002 any mortgages, charges or debentures, loan capital, bank overdrafts, loans and other similar indebtedness, hire purchase commitments, liabilities under acceptances, guarantees or other material contingent liabilities.

4     NET TANGIBLE ASSET VALUE

      The net tangible asset value and the net tangible asset value per Share of the Group as at 31 December 2001 was approximately RMB110,303 million and RMB5.93 respectively. The calculation of the net tangible asset value per Share was based on the weighted average of 18,605,371,320 Shares in issue during 2001.

      Taking into account the Pro Forma adjustments described in this Appendix V and assuming that the Company issues and allots 236,634,212 Shares to Vodafone or Vodafone Holdings (as the case may be) and 827,514,446 Consideration Shares to CMBVI on 1 January 2001 (on the basis that the per Share price of the Shares so issued is HK$24.7217 and no adjustment is made to the per Share price and hence the number of Shares so issued), the unaudited pro forma adjusted net tangible asset value and net tangible asset value per Share of the Combined Group as at 31 December 2001 was approximately RMB97,292 million and RMB4.95 respectively.

--------------------------------------------------------------------------------
APPENDIX VI                                                      PROFIT FORECAST
--------------------------------------------------------------------------------

      The forecast combined profit after taxation but before extraordinary items of the Target Group for the year ending 31 December 2002 is set out in the section headed "Prospective Financial Information" in the Letter from the Chairman.

(A)   BASES AND ASSUMPTIONS

      The management of the Company and the Target Companies have prepared the forecast combined profit after taxation but before extraordinary items of the Target Group for the year ending 31 December 2002. The management of the Company and the Target Companies are not currently aware of any extraordinary items which have arisen or are likely to arise in respect of the year ending 31 December 2002. The forecast has been prepared on a basis consistent in all material respects with the accounting policies currently adopted by the Target Group as summarised in Appendix II on the following principal assumptions:

      (1) there will be no material changes in existing political, legal, regulatory, fiscal or economic conditions in Hong Kong and the PRC;

      (2) there will be no material changes in legislation or regulations governing the telecommunications industry in the PRC which would materially affect the business or operations of the Target Companies;

      (3) inflation, interest rates and RMB exchange rates will not differ materially from those prevailing as at the date of this circular; and

      (4) there will be no material changes in the bases or rates of taxation appropriate to the Target Companies, except as otherwise disclosed in this circular.

(B)   LETTERS

      Set out below are the text of the letters received from the reporting accountants, KPMG, and from the Company's financial advisers in connection with the profit forecast and prepared for the purpose of inclusion in this circular.

(KPMG LETTERHEAD)                                          8th Floor
                                                           Prince's Building
                                                           10 Chater Road
                                                           Hong Kong

                                                           27 May 2002

The Directors
China Mobile (Hong Kong) Limited
China International Capital
  Corporation (Hong Kong) Limited
Goldman Sachs (Asia) L.L.C.

Dear Sirs

      We have reviewed the accounting policies and calculations adopted in arriving at the forecast of the combined profit after taxation but before extraordinary items of Anhui Mobile Communication Company Limited ("Anhui Mobile"), Jiangxi Mobile Communication Company Limited ("Jiangxi Mobile"), Chongqing Mobile Communication Company Limited ("Chongqing Mobile"), Sichuan Mobile Communication Company Limited ("Sichuan Mobile"), Hubei Mobile Communication Company Limited ("Hubei Mobile"), Hunan Mobile Communication Company Limited ("Hunan Mobile"), Shaanxi Mobile Communication Company Limited ("Shaanxi Mobile") and Shanxi Mobile Communication Company Limited ("Shanxi Mobile") (the "Target Group") for the year ending 31 December 2002, for which the management of China Mobile (Hong Kong) Limited (the "Company") and Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile, are solely responsible, as set out in the circular dated 27 May 2002 issued by the Company.

      In our opinion so far as the accounting policies and calculations are concerned, the forecast has been properly compiled on the bases and the assumptions made by the respective management of the Company and Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile, as set out in Part A of Appendix VI of the above-mentioned circular and is presented on a basis consistent in all material respects with the accounting policies adopted by the Target Group as set out in our accountants' report dated 27 May 2002 the text of which is set out in Appendix II of the said circular.

                                                          Yours faithfully
                                                                KPMG
                                                    Certified Public Accountants

China International Capital Corporation             Goldman Sachs (Asia) L.L.C.
  (Hong Kong) Limited                               68th Floor
Suite 2307, 23rd Floor                              Cheung Kong Center
One International Finance Centre                    2 Queen's Road Central
1 Harbour View Street                               Hong Kong
Central
Hong Kong
                                                    27 May 2002
The Directors
China Mobile (Hong Kong) Limited
60th Floor, The Center
99 Queen's Road Central
Hong Kong

Dear Sirs

      We refer to the forecast of the combined profit after taxation but before extraordinary items of Anhui Mobile Communication Company Limited ("Anhui Mobile"), Jiangxi Mobile Communication Company Limited ("Jiangxi Mobile"), Chongqing Mobile Communication Company Limited ("Chongqing Mobile"), Sichuan Mobile Communication Company Limited ("Sichuan Mobile"), Hubei Mobile Communication Company Limited ("Hubei Mobile"), Hunan Mobile Communication Company Limited ("Hunan Mobile"), Shaanxi Mobile Communication Company Limited ("Shaanxi Mobile") and Shanxi Mobile Communication Company Limited ("Shanxi Mobile"), for the year ending 31 December 2002 as set out in the circular issued by China Mobile (Hong Kong) Limited (the "Company"), dated 27 May 2002.

      We have discussed with you the bases and assumptions upon which the profit forecast has been made. We have also considered the letter dated 27 May 2002 addressed to you and us from KPMG regarding the accounting policies and calculations upon which the forecast has been made.

      On the basis of the assumptions made by the management of the Company and Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile, respectively, and on the bases of the accounting policies and calculations reviewed by KPMG, we are of the opinion that the profit forecast, for which the management of the Company and Anhui Mobile, Jiangxi Mobile, Chongqing Mobile, Sichuan Mobile, Hubei Mobile, Hunan Mobile, Shaanxi Mobile and Shanxi Mobile are solely responsible, has been made after due and careful enquiry.

             Yours faithfully,                       Yours faithfully,
           For and on behalf of                    For and on behalf of
        CHINA INTERNATIONAL CAPITAL             GOLDMAN SACHS (ASIA) L.L.C.
      CORPORATION (HONG KONG) LIMITED

                BI MINGJIAN                           WANG HSUEH-MING
             Managing Director                       Managing Director

--------------------------------------------------------------------------------
APPENDIX VII                                                 GENERAL INFORMATION
--------------------------------------------------------------------------------

1     RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Company. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

2     DISCLOSURE OF INTERESTS

      (i) As at the Latest Practicable Date, the interests of the directors and the chief executive of the Company in the equity or debt securities of the Company or any of its associated corporations as defined in the SDI Ordinance as recorded in the register required to be kept under section 29 of the SDI Ordinance were as follows:

            NAME OF DIRECTORS     PERSONAL INTEREST
            -----------------     -----------------
            Wang Xiaochu            500 ADSs (1)
            Li Zhenqun              100 ADSs (1)
            Ding Donghua            500 ADSs (1)

            (1) One American depositary share represents five ordinary shares of HK$0.10 each of the Company

      (ii) As at the Latest Practicable Date, options exercisable for an aggregate of 16,389,000 Shares had been granted to the following Directors under the Company's share option scheme:

                                                               NUMBER OF SHARES
            NAME OF DIRECTORS                                 COVERED BY OPTIONS
            -----------------                                 ------------------
            Wang Xiaochu                                            4,220,000
            Li Zhenqun                                              1,120,000
            Ding Donghua                                            3,520,000
            Li Gang                                                 1,280,000
            Xu Long                                                 1,265,000
            He Ning                                                 1,256,000
            Liu Ping                                                1,242,000
            Yuan Jianguo                                            1,250,000
            Wei Yiping                                              1,236,000

      Save as disclosed above, as at the Latest Practicable Date, none of the Directors had or was deemed to have any interests in the equity or debt securities of the Company or any of its associated corporations (within the meaning of the SDI Ordinance) which were required to be notified to the Company and the Stock Exchange pursuant to section 28 of the SDI Ordinance (including interests which they are deemed or taken to have under section 31 of, or part 1 of the Schedule to, the SDI Ordinance) or which are required, pursuant to section 29 of the SDI Ordinance to be entered in the register referred to therein or which are required, pursuant to the Model Code for Securities Transactions by Directors of Listed Companies, to be notified to the Company and the Stock Exchange.

                                     VII-1

      Save as disclosed herein, none of the Directors is materially interested in any contract or arrangement subsisting at the date hereof which is significant in relation to the business of the Combined Group taken as a whole.

      Since 31 December 2001, the date to which the latest published audited financial statements of the Company were prepared, none of the Directors nor any experts named in paragraph 8 of this Appendix has any direct or indirect material interest in any assets which have been acquired or disposed of by or leased to any member of the Combined Group, or are proposed to be acquired or disposed of by or leased to any member of the Combined Group.

3     SUBSTANTIAL SHAREHOLDERS

      As at the Latest Practicable Date, so far as is known to the Directors, the following persons were, directly or indirectly, interested in 10% or more of the issued share capital carrying rights to vote at general meetings of the
Company:

                                                             PERCENTAGE OF TOTAL
                                                            ISSUED SHARE CAPITAL
                                      NO. OF SHARES            OF THE COMPANY
                                      ---------------        ------------------
      CMCC                            14,062,602,396                 75.58%
      CMHKG                           14,062,602,396                 75.58%
      CMBVI                           14,062,602,396                 75.58%


      Note: In light of the fact that CMCC and CMHKG directly or indirectly control one-third or more of the voting rights at the shareholders' meetings of CMBVI, in accordance with the SDI Ordinance, the interests of CMBVI are deemed to be, and have therefore been included in, the interests of CMCC and CMHKG.

      Save as disclosed above, there is no person known to the Directors who, as at the Latest Practicable Date, was, directly or indirectly, interested in 10% or more of the nominal value of the issued share capital carrying rights to vote in all circumstances at general meetings of any member of the Combined Group.

4     LITIGATION

      There is no litigation or claim of material importance known to the Directors to be pending or threatened against any member of the Combined Group.

5     SERVICE CONTRACTS

      As at the Latest Practicable Date, none of the Directors had entered into any service contracts with the Company or any member of the Combined Group (excluding contracts expiring or determinable by the employer within one year without payment of compensation (other than statutory compensation)).

      The aggregate of the remuneration payable to and benefits in kind receivable by the Directors of the Company will not be varied in consequence of the Acquisition.

6     MATERIAL ADVERSE CHANGE

      The Directors are not aware of any material adverse change in the financial or trading position of the Group since 31 December 2001, being the date of the latest published audited financial statements of the


                                     VII-2

Company.

7     CONSENT

      Chesterton Petty, CICC, Goldman Sachs, KPMG and Rothschild have given and have not withdrawn their respective written consents to the issue of this circular with the inclusion of their reports and letters (if any), as the case may be, and references to their names in the form and context in which they respectively appear.

      None of Chesterton Petty, CICC, Goldman Sachs, KPMG and Rothschild is beneficially interested in the share capital of any member of the Group and none of them has any right, whether legally enforceable or not, to subscribe for or to nominate persons to subscribe for securities in any member of the Group.

8     QUALIFICATIONS OF EXPERTS

      The following are the qualifications of the professional advisers who have given opinions or advice contained in this circular:

      NAMES                                    QUALIFICATIONS
      -----------                              --------------

      Chesterton Petty                         Chartered surveyor
      CICC                                     Registered investment adviser
      Goldman Sachs                            Registered investment adviser
      KPMG                                     Certified public accountants
      Rothschild                               Registered investment adviser

9     MISCELLANEOUS

      (a) The company secretary of the Company is Yung Shun Loy, Jacky (FCCA, FHKSA, CPA (Australia) ).

      (b) The registered office and head office of the Company is at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong.

      (c) HKSCC Registrars Limited, the share registrar of the Company, is at 2/F Vicwood Plaza, 199 Des Voeux Road Central, Hong Kong.

      (d) The English text of this circular and form of proxy shall prevail over the Chinese text.

10    MATERIAL CONTRACTS

      The following contracts (including contracts for the Connected Transactions and contracts not entered into in the ordinary course of business) have been entered into by members of the Combined Group within the two years immediately preceding the date of this circular, and are or may be material:

      (a) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Beijing Mobile and the Services Company in Beijing, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Beijing were owned by the Services Company in Beijing.

                                     VII-3

      (b) Investment Agreement dated 30 August 2000 between CMCC, Beijing Mobile and the Services Company in Beijing, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Beijing into Beijing Mobile.

      (c) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Beijing Mobile and the Services Company in Beijing to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (d) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Shanghai Mobile and the Services Company in Shanghai, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Shanghai were owned by the Services Company in Shanghai.

      (e) Investment Agreement dated 30 August 2000 between CMCC, Shanghai Mobile and the Services Company in Shanghai, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Shanghai into Shanghai Mobile.

      (f) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Shanghai Mobile and the Services Company in Shanghai to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (g) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Tianjin Mobile and the Services Company in Tianjin, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Tianjin were owned by the Services Company in Tianjin.

      (h) Investment Agreement dated 30 August 2000 between CMCC, Tianjin Mobile and the Services Company in Tianjin, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Tianjin into Tianjin Mobile.

      (i) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Tianjin Mobile and the Services Company in Tianjin to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (j) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Hebei Mobile and the Services Company in Hebei, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Hebei were owned by the Services Company in Hebei.

      (k) Investment Agreement dated 30 August 2000 between CMCC, Hebei Mobile and the Services Company in Hebei, pursuant to which CMCC injected all assets, liabilities, licences and


                                     VII-4
            permits in relation to its mobile telecommunications services in Hebei into Hebei Mobile.

      (l) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Hebei Mobile and the Services Company in Hebei to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (m) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Liaoning Mobile and the Services Company in Liaoning, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Liaoning were owned by the Services Company in Liaoning.

      (n) Investment Agreement dated 30 August 2000 between CMCC, Liaoning Mobile and the Services Company in Liaoning, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Liaoning into Liaoning Mobile.

      (o) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Liaoning Mobile and the Services Company in Liaoning to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (p) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Shandong Mobile and the Services Company in Shandong, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Shandong were owned by the Services Company in Shandong.

      (q) Investment Agreement dated 30 August 2000 between CMCC, Shandong Mobile and the Services Company in Shandong, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Shandong into Shandong Mobile.

      (r) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Shandong Mobile and the Services Company in Shandong to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (s) Agreement Regarding the Assignment of Personnel, Assets and Properties Not Directly Related to Mobile Telecommunications Business dated 30 August 2000 between CMCC, Guangxi Mobile and the Services Company in Guangxi, pursuant to which the parties confirmed that selected assets, investments, real estate properties, staff employment contracts and liabilities not directly related to the mobile telecommunications services in Guangxi were owned by the Services Company in Guangxi.

      (t) Investment Agreement dated 30 August 2000 between CMCC, Guangxi Mobile and the Services Company in Guangxi, pursuant to which CMCC injected all assets, liabilities, licences and permits in relation to its mobile telecommunications services in Guangxi into Guangxi


                                     VII-5

            Mobile.

      (u) Confirmation of the Transfer of Personnel, Assets and Properties and Related Rights and Liabilities dated 30 August 2000 signed by Guangxi Mobile and the Services Company in Guangxi to confirm the assets, liabilities, personnel, real estate properties, licences and permits and investments respectively held by them.

      (v) Conditional Sale and Purchase Agreement dated 4 October 2000 between the Company, CMBVI and CMCC pursuant to which the Company acquired the entire issued share capital in Beijing Mobile BVI, Shanghai Mobile BVI, Tianjin Mobile BVI, Hebei Mobile BVI, Liaoning Mobile BVI, Shandong Mobile BVI and Guangxi Mobile BVI at a total purchase price of HK$256,021 million.

      (w) Strategic Investor Placing Agreement dated 4 October 2000 between, inter alia, the Company and Vodafone in relation to the subscription of Shares with an aggregate subscription price of US$2,500 million by Vodafone.

      (x) RMB5 billion Syndicated Loan Agreement dated 7 October 2000 between China Mobile (Shenzhen) as borrower, Bank of China, China Construction Bank and other syndicate members as lenders, and Guangdong Mobile, Zhejiang Mobile, Jiangsu Mobile, Fujian Mobile, Henan Mobile and Hainan Mobile as guarantors.

      (y) RMB7.5 billion Syndicated Loan Agreement dated 7 October 2000 between China Mobile (Shenzhen) as borrower, Bank of China, China Construction Bank and other syndicate members as lenders, and Guangdong Mobile, Zhejiang Mobile, Jiangsu Mobile, Fujian Mobile, Henan Mobile and Hainan Mobile as guarantors.

      (z) Investment Agreement dated 15 May 2002 between CMCC, Anhui Mobile and the Services Company in Anhui, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Anhui into Anhui Mobile.

      (aa) Confirmation of Rights and Obligations dated 15 May 2002 signed by Anhui Mobile and the Services Company in Anhui to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and business transferred under the Investment Agreement.

      (bb) Investment Agreement dated 15 May 2002 between CMCC, Jiangxi Mobile and the Services Company in Jiangxi, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Jiangxi into Jiangxi Mobile.

      (cc) Confirmation of Rights and Obligations dated 15 May 2002 signed by Jiangxi Mobile and the Services Company in Jiangxi to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

      (dd) Investment Agreement dated 15 May 2002 between CMCC, Chongqing Mobile and the Services Company in Chongqing, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Chongqing into Chongqing Mobile.

                                     VII-6

      (ee) Confirmation of Rights and Obligations dated 15 May 2002 signed by Chongqing Mobile and the Services Company in Chongqing to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

      (ff) Investment Agreement dated 15 May 2002 between CMCC, Sichuan Mobile and the Services Company in Sichuan, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Sichuan into Sichuan Mobile.

      (gg) Confirmation of Rights and Obligations dated 15 May 2002 signed by Sichuan Mobile and the Services Company in Sichuan to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

      (hh) Investment Agreement dated 15 May 2002 between CMCC, Hubei Mobile and the Services Company in Hubei, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Hubei into Hubei Mobile.

      (ii) Confirmation of Rights and Obligations dated 15 May 2002 signed by Hubei Mobile and the Services Company in Hubei to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

      (jj) Investment Agreement dated 15 May 2002 between CMCC, Hunan Mobile and the Services Company in Hunan, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Hunan into Hunan Mobile.

      (kk) Confirmation of Rights and Obligations dated 15 May 2002 signed by Hunan Mobile and the Services Company in Hunan to confirm the rights and obligations in respect of the interests, assets, liabilities, personnel and businesses transferred under the Investment Agreement.

      (ll) Investment Agreement dated 15 May 2002 between CMCC, Shaanxi Mobile and the Services Company in Shaanxi, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Shaanxi into Shaanxi Mobile.

      (mm) Confirmation of Rights and Obligations dated 15 May 2002 signed by Shaanxi Mobile and the Services Company in Shaanxi to confirm the rights and obligations in respect of the interests, assets, liabilities, personneland businesses transferred under the Investment Agreement.

      (nn) Investment Agreement dated 15 May 2002 between CMCC, Shanxi Mobile and the Services Company in Shanxi, pursuant to which CMCC injected all interests, assets, liabilities, personnel and businesses in relation to its mobile telecommunications services in Shanxi into Shanxi Mobile.

      (oo) Confirmation of Rights and Obligations dated 15 May 2002 signed by Shanxi Mobile and the Services Company in Shanxi to confirm the rights and obligations in respect of the interests, assets, liabilities, personneland businesses transferred under the Investment Agreement.

      (pp)  Acquisition Agreement.

                                     VII-7

      (qq)  Vodafone Subscription Agreement.

      (rr) Each of the agreements described in the section headed "Connected Transactions" in this circular.

11    DOCUMENTS AVAILABLE FOR INSPECTION

      Copies of the following documents will be available for inspection at Linklaters, 10th Floor, Alexandra House, Chater Road, Hong Kong during normal business hours on any business day from the date of this circular until 9 June 2002:

      (a)   the Acquisition Agreement;

      (b)   the memorandum and articles of association of the Company;

      (c) the consolidated audited financial statements of the Group for the years ended 31 December 2000 and 2001;

      (d)   the letters of consent referred to in this circular;

      (e) the letter from Rothschild dated 27 May 2002, the text of which is set out on pages 35 to 57 of this circular;

      (f) the letter from Chesterton Petty dated 16 May 2002, referred to on page 28 of this circular;

      (g) the accountants' report from KPMG dated 27 May 2002, the text of which is set out in Appendix II to this circular;

      (h) the letters from KPMG and the Company's financial advisers both dated 27 May 2002, the texts of which are set out in Appendix VI to this circular;

      (i) the material contracts referred to under the paragraph headed "Material Contracts" in this Appendix and each other agreement referred to in this circular; and

      (j) a copy of the circular issued by the Company dated 14 May 2001 in relation to certain connected transactions of the Company.

                                     VII-8

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                   NOTICE OF THE EXTRAORDINARY GENERAL MEETING
--------------------------------------------------------------------------------

                              (CHINA MOBILE LOGO)
                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of the shareholders of China Mobile (Hong Kong) Limited (the "Company") will be held at 11:30 a.m. (or as soon thereafter as the annual general meeting of the Company to be convened at 11:00 a.m. at the same place and date shall have been concluded or adjourned) on 24 June 2002, in the Conference Room, 3rd Floor, JW Marriott Hotel, Pacific Place, 88 Queensway Road, Hong Kong for the purposes of considering and, if thought fit, passing, with or without modifications, the following resolutions as Ordinary Resolutions:

                              ORDINARY RESOLUTIONS

1 "THAT the conditional sale and purchase agreement dated 16 May 2002 (the "Acquisition Agreement") between the Company, China Mobile Hong Kong (BVI) Limited ("CMBVI") and China Mobile Communications Corporation, a copy of which has been initialled by the chairman of this meeting and for the purpose of identification marked "A", pursuant to which, inter alia, CMBVI has agreed as legal and beneficial owner to sell, and the Company has agreed to purchase, the entire issued share capital of each of Anhui Mobile (BVI) Limited, Jiangxi Mobile (BVI) Limited, Chongqing Mobile (BVI) Limited, Sichuan Mobile (BVI) Limited, Hubei Mobile (BVI) Limited, Hunan Mobile (BVI) Limited, Shaanxi Mobile (BVI) Limited and Shanxi Mobile Communication (BVI) Limited, which holds 100% of each of Anhui Mobile Communication Company Limited, Jiangxi Mobile Communication Company Limited, Chongqing Mobile Communication Company Limited, Sichuan Mobile Communication Company Limited, Hubei Mobile Communication Company Limited, Hunan Mobile Communication Company Limited, Shaanxi Mobile Communication Company Limited and Shanxi Mobile Communication Company Limited (the "Target Companies"), respectively, at a consideration of US$8,573 million comprising:

      (a) an initial consideration of US$5,773 million of which US$3,150 million is payable in cash and an amount of US$2,623 million is to be satisfied by the allotment by the Company to CMBVI on completion of the Acquisition Agreement of the number of ordinary shares of HK$0.10 each in the share capital of the Company (the "Consideration Shares") as determined in accordance with the Acquisition Agreement, credited as fully paid; and

      (b) a deferred consideration of US$2,800 million payable within fifteen years after completion of the Acquisition Agreement,

      is hereby generally and unconditionally approved and the directors of the Company are hereby authorised to do all such further acts and things and execute such further documents and take all such steps which in their opinion may be necessary, desirable or expedient to implement and/or give effect to the terms of the Acquisition Agreement."

2 "THAT subject to the passing of Ordinary Resolution No. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the allotment by the Company to CMBVI pursuant to the terms of the Acquisition Agreement of the Consideration Shares is hereby approved."

3 "THAT subject to the passing of Ordinary Resolutions No. 1 and 2 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the Connected Transactions as described in the paragraph headed "Connected Transactions" under the section "Letter from the Chairman" of the circular of the Company dated 27 May 2002, which the Company expects to occur on a regular and continuous basis in the ordinary and usual course of business of the Company, its subsidiaries and the Target Companies, as the case may be, together with the relevant upper limits are hereby approved and the directors of the Company are hereby authorised to do all such further acts and things and execute such further documents and take all such steps which in their opinion may be necessary, desirable or expedient to implement and/or give effect to the terms of the Connected Transactions."

                                                          By Order of the Board
                                                           YUNG SHUN LOY, JACKY
                                                            Company Secretary

Hong Kong, 27 May 2002

Notes:

1. A member entitled to attend and vote at the Extraordinary General Meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the Company.

2. In order to be valid, a form of proxy together with any power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power of authority, must be deposited at the Company's registered office at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, at least 36 hours before the time appointed for holding the Extraordinary General Meeting. Completion and return of the form of proxy will not preclude you from attending and voting in person at the meeting or at any adjourned meeting should you so wish.